                                                                      EXHIBIT 99

                         INDEX TO FINANCIAL INFORMATION

                                                                                                                         Page
                                                                                                                         ----
(a)  HISTORICAL FINANCIAL INFORMATION

     DESERT AUTOMOTIVE GROUP

         Report of Independent Certified Public Accountants.............................................................    F-2
         Combined Balance Sheets as of December 31, 1996 and September 30, 1997 (Unaudited).............................    F-3
         Combined Statements of Operations and Changes in Owner's Equity for the Year
           Ended December 31, 1996 and the Nine Months Ended September 30, 1996 and 1997 (Unaudited)....................    F-4
         Combined Statements of Cash Flows for the Year Ended December 31, 1996 and the
           Nine Months Ended September 30, 1996 and 1997 (Unaudited)....................................................    F-5
         Notes to Combined Financial Statements.........................................................................    F-6

     EURODOLLAR (HOLDINGS) PLC

         Report by the Auditors.........................................................................................   F-17
         Consolidated Profit and Loss Account for the Years Ended 31 March 1997 and 1996................................   F-18
         Consolidated Balance Sheets at 31 March 1997 and 1996..........................................................   F-19
         Consolidated Cash Flow Statements and Reconciliation of Net Cash Flow to Movement in Net Debt
           for the Years Ended 31 March 1997 and 1996...................................................................   F-20
         Group Statements of Total Recognised Gains and Losses for the Years Ended
           31 March 1997 and 1996.......................................................................................   F-21
         Reconciliation of Movements in Shareholders' Funds for the Year Ended 31 March 1997............................   F-21
         Company Balance Sheets at 31 March 1997 and 1996...............................................................   F-22
         Notes to the Accounts..........................................................................................   F-25


     QUINLAN AUTOMOTIVE GROUP

         Report of Independent Auditors.................................................................................   F-39
         Combined Statements of Income for the Nine Months
           Ended September 30, 1997 and 1996 (Unaudited) and
           for the Year Ended December 31, 1996.........................................................................   F-40
         Combined Balance Sheets as of September 30, 1997 and 1996
           (Unaudited) and December 31, 1996............................................................................   F-41
         Combined Statements of Cash Flows for the Nine Months
           Ended September 30, 1997 and 1996 (Unaudited) and
           for the Year Ended December 31, 1996.........................................................................   F-42
         Notes to Combined Financial Statements.........................................................................   F-43

     EMICH OLDSMOBILE, INC. AND AFFILIATES

         Report of Independent Auditors.................................................................................   F-51
         Combined Balance Sheets as of September 30, 1997
           (Unaudited) and December 31, 1996............................................................................   F-52
         Combined Statements of Income and Retained Earnings for the Nine Months
           Ended September 30, 1997 and 1996 (Unaudited) and
           for the Year Ended December 31, 1996.........................................................................   F-53
         Combined Statements of Cash Flows for the Nine Months
           Ended September 30, 1997 and 1996 (Unaudited) and
           for the Year Ended December 31, 1996.........................................................................   F-54
         Notes to Combined Financial Statements.........................................................................   F-55

     ANDERSON DEALERSHIP GROUP AND AFFILIATES

         Report of Independent Certified Public Accountants.............................................................   F-63
         Combined Balance Sheets as of September 30, 1997
           (Unaudited) and December 31, 1996............................................................................   F-64
         Combined Statements of Operations and Changes in Owners'
           Equity for the Nine Months Ended September 30, 1997
           (Unaudited) and for the Year Ended December 31, 1996.........................................................   F-65
         Combined Statements of Cash Flows for the Nine Months
           Ended September 30, 1997 (Unaudited) and
           for the Year Ended December 31, 1996.........................................................................   F-66
         Notes to Combined Financial Statements.........................................................................   F-67

     DOBBS AUTOMOTIVE GROUP

         Independent Auditor's Report...................................................................................   F-81
         Combined Balance Sheets as of September 30, 1997
           (Unaudited) and December 31, 1996............................................................................   F-82
         Combined Statements of Income for the Nine Months
           Ended September 30, 1997 and 1996 (Unaudited) and
           for the Year Ended December 31, 1996.........................................................................   F-83
         Combined Statements of Stockholders' Equity for the
           Nine Months Ended September 30, 1997 (Unaudited) and
           the Year Ended December 31, 1996.............................................................................   F-84
         Combined Statements of Cash Flows for the Nine Months
           Ended September 30, 1997 and 1996 (Unaudited) and
           for the Year Ended December 31, 1996.........................................................................   F-85
         Notes to Combined Financial Statements.........................................................................   F-86

     ABRAHAM AUTOMOTIVE GROUP

         Report of Independent Certified Public Accountants.............................................................   F-98
         Combined Balance Sheets as of December 31, 1996 and September 30, 1997 (Unaudited).............................   F-99
         Combined Statements of Operations and Changes in Owners' Equity for the Year
            Ended December 31, 1996 and the Nine Months Ended September 30, 1996 and 1997 (Unaudited)...................  F-100
         Combined Statements of Cash Flows for the Year Ended December 31, 1996 and the Nine Months
            Ended September 30, 1996 and 1997 (Unaudited)...............................................................  F-101
         Notes to Combined Financial Statements.........................................................................  F-102

     CHAMPION AUTOMOTIVE GROUP

         Report of Independent Public Accountants.......................................................................  F-113
         Combined Balance Sheet as of October 31, 1997..................................................................  F-114
         Combined Statement of Operations for the Ten Months Ended October 31, 1997.....................................  F-115
         Combined Statement of Changes in Owners' Equity for the Ten Months Ended October 31, 1997......................  F-116
         Combined Statement of Cash Flows for the Ten Months Ended October 31, 1997.....................................  F-117
         Notes to Combined Financial Statements.........................................................................  F-118

     SOUTHERN CALIFORNIA AUTOMOTIVE GROUP

         Report of Independent Public Accountants.......................................................................  F-128
         Combined Balance Sheet as of October 31, 1997..................................................................  F-129
         Combined Statement of Operations for the Ten-Month Period Ended October 31, 1997...............................  F-130
         Combined Statement of Stockholders' Equity for the Ten-Month Period Ended October 31, 1997.....................  F-131
         Combined Statement of Cash Flows for the Ten-Month Period Ended October 31, 1997...............................  F-132
         Notes to Combined Financial Statements.........................................................................  F-133


(b)  PRO FORMA FINANCIAL INFORMATION
         Unaudited Condensed Consolidated Pro Forma Financial Statements................................................  F-144
         Unaudited Condensed Consolidated Pro Forma Balance Sheet
           as of September 30, 1997.....................................................................................  F-145
         Unaudited Condensed Consolidated Pro Forma Statement
           of Operations for the Nine Months Ended September 30, 1997...................................................  F-146
         Unaudited Condensed Consolidated Pro Forma Statement of Operations
           for the Year ended December 31, 1996.........................................................................  F-148
         Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.......................................  F-150

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Owners of
  Desert Automotive Group:

We have audited the accompanying combined balance sheet of Desert Automotive Group (the "Companies") as of December 31, 1996, and the related combined statements of operations and changes in owners' equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Desert Automotive Group as of December 31, 1996, and the combined results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Fort Lauderdale, Florida,
    June 27, 1997 (except with respect to the matter discussed in Note 15, as to which the date is September 29, 1997).

                             DESERT AUTOMOTIVE GROUP

                             COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                                              DECEMBER 31,         SEPTEMBER 30,
                                                                                  1996                 1997
                                                                              ------------         -------------
                                                                                                    (Unaudited)
CURRENT ASSETS:
     Cash and cash equivalents                                                   $  9,819            $  9,257
     Accounts receivable, net                                                       2,586               3,051
     Inventories                                                                   14,679              16,403
     Prepaids and other current assets                                                524               1,428
                                                                                 --------            --------
                  Total current assets                                             27,608              30,139

PROPERTY AND EQUIPMENT, net                                                         9,959               9,671
                                                                                 --------            --------
                  Total assets                                                    $37,567             $39,810
                                                                                 ========            ========

                         LIABILITIES AND OWNERS' EQUITY


CURRENT LIABILITIES:
     Floor plan notes payable                                                     $10,687             $14,368
     Accounts payable and accrued liabilities                                       2,432               2,646
     Amounts due to related parties                                                 7,931               6,916
     Current maturities of long-term debt                                             448                 448
                                                                                 --------            --------
                  Total current liabilities                                        21,498              24,378

LONG-TERM DEBT, net of current maturities                                           4,012               3,680
                                                                                 --------            --------
                  Total liabilities                                                25,510              28,058
                                                                                 --------            --------

COMMITMENTS AND CONTINGENCIES

OWNERS' EQUITY                                                                     12,057              11,752
                                                                                 --------            --------
                  Total liabilities and owners' equity                            $37,567             $39,810
                                                                                 ========            ========




         The accompanying notes are an integral part of these combined financial statements.

                             DESERT AUTOMOTIVE GROUP

                      COMBINED STATEMENTS OF OPERATIONS AND
                            CHANGES IN OWNERS' EQUITY
                                 (IN THOUSANDS)



                                                            YEAR ENDED               NINE MONTHS ENDED
                                                            DECEMBER 31,                SEPTEMBER 30,
                                                           ------------         ----------------------------
                                                               1996                 1996             1997
                                                           ------------         -----------       ----------
                                                                                         (Unaudited)
REVENUES:
     Sales                                                      $103,169           $78,751          $83,250
     Other operating revenues                                      2,371             1,956            1,687
                                                               ---------           -------          -------
                  Total revenues                                 105,540            80,707           84,937

COST OF SALES                                                     87,625            66,759           71,246
                                                               ---------           -------          -------
                  Gross profit                                    17,915            13,948           13,691

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                      12,722             9,485            9,815
                                                               ---------           -------          -------
                  Income from operations                           5,193             4,463            3,876

OTHER INCOME (EXPENSE):
     Interest expense                                               (440)             (372)            (532)
     Interest income, net                                            137               103              150
     Other, net                                                    1,142             1,142                -
                                                               ---------           -------          -------
NET INCOME                                                         6,032             5,336            3,494

OWNERS' EQUITY, beginning of period                                9,594             9,594           12,057

DISTRIBUTIONS TO OWNERS                                           (3,569)           (3,269)          (3,859)

ISSUANCE OF COMMON STOCK                                               -                 -               60
                                                               ---------           -------          -------
OWNERS' EQUITY, end of period                                  $  12,057           $11,661          $11,752
                                                               =========           =======          =======



         The accompanying notes are an integral part of these combined financial statements.

                             DESERT AUTOMOTIVE GROUP

                        COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                               YEAR ENDED
                                                              DECEMBER 31,         NINE MONTHS ENDED SEPTEMBER 30,
                                                              ------------        -------------------------------
                                                                  1996               1996               1997
                                                              ------------        ------------       ------------
                                                                                            (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                   $6,032              $5,336              $3,494
     Adjustments to reconcile net income to net cash
       provided by operating activities-
         Depreciation and amortization                               485                 337                 364
         Gain on sale of land                                       (906)               (906)                  -
         Equity in earnings of limited partnership, net
           of distributions                                          565                 565                   -
         Changes in operating assets and liabilities:
              Accounts receivable, net                               947               1,443                (465)
              Inventories                                            213                (199)             (1,724)
              Prepaids and other current assets                     (155)             (1,340)               (904)
              Floor plan notes payable                            (2,021)             (3,373)              3,681
              Accounts payable and accrued liabilities              (258)               (281)                274
                                                                  ------              ------              ------
                  Net cash provided by operating
                    activities                                     4,902               1,582               4,720
                                                                  ------              ------              ------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                             (415)               (620)                (76)
     Net proceeds from sale of land                                1,476               1,476                   -
                                                                  ------              ------              ------
                  Net cash provided by (used in)
                    investing activities                           1,061                 856                 (76)
                                                                  ------              ------              ------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments of long-term debt                           (447)               (332)               (332)
     Increase (decrease) in amounts due to related parties         3,991               4,198              (1,015)
     Distributions to owners                                      (3,569)             (3,269)             (3,859)
                                                                  ------              ------              ------
                  Net cash (used in) provided by
                    financing activities                             (25)                597              (5,206)
                                                                  ------              ------              ------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS               5,938               3,035                (562)

CASH AND CASH EQUIVALENTS, beginning of period                     3,881               3,881               9,819
                                                                  ------              ------              ------
CASH AND CASH EQUIVALENTS, end of period                          $9,819              $6,916              $9,257
                                                                  ======              ======              ======

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest                                       $1,604              $1,245              $1,127
                                                                  ======              ======              ======

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
     Obligation settled by issuance of common stock               $    -             $     -             $    60
                                                                  ======              ======              ======

         The accompanying notes are an integral part of these combined financial statements.

                             DESERT AUTOMOTIVE GROUP


                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 AS OF DECEMBER 31, 1996 AND SEPTEMBER 30, 1997
                (UNAUDITED WITH RESPECT TO THE NINE-MONTH PERIODS
                       ENDED SEPTEMBER 30, 1996 AND 1997)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1.   BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

The Desert Automotive Group (the "Companies") is engaged in the retail and commercial sale of new and used motor vehicles, finance and insurance products, vehicle service and parts, after-market products and in selling third-party financing contracts on new and used vehicle sales originated by dealerships within the group. The Companies operate in the Las Vegas, Nevada area.

The accompanying combined financial statements include the accounts of the following entities:

Desert GMC, Inc., a Nevada corporation, d.b.a. Desert Valley GMC Truck,
("Valley")

Desert GMC - East, Inc., a Nevada corporation, d.b.a. Desert GMC Volvo Trucks, ("East")

Desert Buick - GMC Trucks, Inc., a Nevada corporation, ("Buick")

Desert Buick - GMC Management Group, Inc., a Nevada corporation, ("Management Group")

The Companies have been presented on a combined basis due to their related operations, common ownership and common management control. All significant intercompany balances and transactions have been eliminated in combination.

The Companies purchase substantially all of their new vehicles from various divisions of General Motors Corporation (the "Manufacturer" or "General Motors") at the prevailing prices charged by the manufacturer to all franchised dealers. The Companies' sales volume could be adversely impacted by the Manufacturer's inability to provide an adequate supply of popular models or as result of an unfavorable allocation of vehicles by the Manufacturer.

The Companies operate under franchise agreements with various divisions of General Motors, expiring from January to October 2000. In accordance with the franchise agreements, the Companies are subject to certain rights and restrictions typical of the industry, including limitations on changes in dealership management, ownership and minimum net worth requirements. The ability of the Manufacturer to influence the Companies' operations or the loss of a franchise agreement could have a negative impact on the operating results and financial position of the Companies.

In the opinion of management, the accompanying unaudited combined financial statements contain all material adjustments, consisting of only normal recurring adjustments, necessary to present fairly the combined financial position of the Companies at September 30, 1997, and the combined results of operations and cash flows for the nine months ended September 30, 1997 and 1996. Operating results for these interim periods are not necessarily indicative of the results that can be expected for a full year.

2.   SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include all highly liquid investments that have an original maturity of three months or less at the date of purchase. The Companies have invested funds in a cash management fund ("CMF") with the Companies' floor plan lender, General Motors Acceptance Corporation ("GMAC"). All funds invested in the CMF are redeemable by the Companies upon demand and accrue interest at a rate equivalent to its floor plan rate (see Note 7). Funds invested in the CMF serve as collateral for the Companies' floor plan notes payable with GMAC. The amount of such funds totaled approximately $8,737 and $10,044 as of December 31, 1996, and September 30, 1997, respectively. Periodically, the Companies invest funds on behalf of the shareholders, which is evidenced by the issuance of a note payable of a like amount (see Note 12).

INVENTORIES

New and used vehicle inventories and parts inventories are stated at the lower of cost or market, determined using a specific-unit identification basis for new and used vehicle inventories and the first-in-first-out method for parts inventories. The Companies capitalize the direct cost of acquiring new and used vehicles and parts as inventory.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated over their estimated useful lives, using the straight-line method. Useful lives for purposes of computing depreciation are:

Buildings and improvements                              5 to 31.5 years
Furniture and fixtures                                  3 to 7 years
Machinery and equipment                                 3 to 7 years
Service vehicles                                        5 years

The cost of assets sold or retired and the related accumulated depreciation are removed from the accounts at the time of disposition, and any resulting gain or loss is included in the combined statement of operations. Maintenance, repairs and minor replacements are charged to operations as incurred; major replacements and improvements are capitalized and amortized over the remaining useful lives of the assets.

REVENUE RECOGNITION, SALES

Sales include revenues from new and used vehicles and from parts and services sales. Revenues from the sale of new and used vehicles are generally recognized at the time the vehicle is delivered to the customer and the payment or deposit has been received. Revenues from the sale of parts and services are recognized at the time the parts are delivered to the customer or when service is completed.

REVENUE RECOGNITION, OTHER OPERATING REVENUES

Other operating revenues include finance, insurance, service contract income, and processing fees. Finance income represents amounts earned by the Companies for arranging vehicle financing with financial institutions on behalf of customers. Finance income, net of estimates for future chargebacks, is recognized by the Companies upon acceptance of the note by a financial institution. Insurance income represents commissions earned on credit life and accident and disability insurance sold by the Companies as agents for insurance carriers. Insurance commissions, net of estimates for future chargebacks, are recognized as income upon customer acceptance of the insurance terms as evidenced by contract execution. Service contract income represents commissions earned on extended warranty service contracts sold by the Companies as agents for extended warranty service companies. Commissions earned, net of estimates of future chargebacks, are recognized upon customer acceptance of the service contract terms as evidenced by contract execution.

The agreements between the Companies and the financial institutions, insurance companies and extended warranty service companies provide that the Companies will receive a chargeback equal to a pro rata portion of the finance income, insurance commission or extended warranty service contract commission paid to the Companies in the event the customer prepays or defaults on the financing prior to its scheduled maturity, or cancels an insurance or extended warranty service contract. Generally, the terms of the agreements between the Companies and the financial institutions, insurance carriers and extended warranty service companies are gross arrangements, whereby the Companies are liable for chargebacks for the life of the related loan or contract.

The Companies record an estimated allowance for these chargebacks which is based upon historical experience for prepayments, defaults and cancellations. Finance income and commissions on insurance and extended warranty service contracts, net of estimates for future chargebacks, are classified as other operating revenues in the combined financial statements.

ADVERTISING AND PROMOTIONAL COSTS

Advertising and promotional costs are expensed as incurred and are included in selling, general and administrative expenses in the combined financial statements. Total advertising and promotional costs were approximately $636, $508, and $679 for the year ended December 31, 1996, and for the nine months ended September 30, 1996 and 1997, respectively. The Companies did not capitalize any advertising and promotional costs for any period presented.

INCOME TAXES

For income tax purposes, the Companies have elected S Corporation status under the U.S. Internal Revenue Code, which requires income and losses to be passed through to the Companies' shareholders. Accordingly, no provision for income taxes has been recorded in the accompanying combined financial statements.

CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Companies to concentrations of credit risk consist principally of cash and cash equivalents, contracts in transit and accounts receivable. The Companies invest a substantial portion of their excess cash with financial institutions, which is periodically in excess of FDIC-guaranteed limits, and in a CMF with GMAC (Note 2), which is not insured. The Companies have not incurred significant losses related to these financial instruments in the past.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Companies' financial instruments primarily consist of cash and cash equivalents, floor plan notes payable, long-term debt, and amounts due to related parties. The carrying amount of these financial instruments approximates fair value due either to their length of maturity or existence of variable interest rates that approximate prevailing market rates.

OWNERS' EQUITY

Each entity included in the accompanying combined financial statements issues equity securities at different and unrelated prices. For purposes of these combined financial statements, the owners' equity activity of the individual affiliates has been aggregated to present combined totals of activity and balances of the Companies (see Note 11).

INTEREST EXPENSE AND INTEREST INCOME

Interest expense on long-term debt and floor plan notes payable are reflected in the combined financial statements, gross of manufacturer interest assistance. Manufacturer interest assistance is reflected as a reduction of cost of sales. Interest income reflects interest earned, primarily on the Companies' investments in the CMF with GMAC, net of interest expense on amounts due to related parties (see Note 12).

STATEMENT OF CASH FLOWS

For purposes of the statement of cash flows, the net change in floor plan financing of inventory, which is a customary financing technique in the industry, is reflected as an operating activity in the statement of cash flows.

ACCOUNTING DEVELOPMENTS

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," in March 1995. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Companies adopted SFAS No. 121 on January 1, 1996, and such implementation did not have a material effect on the Companies' combined results of operations, financial position or cash flows.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3.   ACCOUNTS RECEIVABLE:

Accounts receivable are comprised of the following:

                                                 DECEMBER 31,     SEPTEMBER 30,
                                                     1996             1997
                                                 ------------     -------------
                                                                  (Unaudited)

          Contracts in transit                      $1,152           $1,463

          Manufacturers                                880              956
          Other                                        692              770
                                                    ------           ------
                                                     2,724            3,189
          Less- Allowance for doubtful accounts       (138)            (138)
                                                    ------           ------
                                                    $2,586           $3,051
                                                    ======           ======

Contracts in transit represent receivables from financial institutions that provide funding for customer vehicle financing. These receivables are generally collected within 30 days from the date of vehicle sale. Amounts due from manufacturers represent receivables for parts and service work performed pursuant to manufacturer warranty coverage and manufacturer holdbacks and incentives; such amounts are remitted to the Companies on a regular basis. Other receivables include receivables for the sale of parts and services and finance fees receivable from financial institutions.

4.   INVENTORIES:

Inventories are comprised of the following:

                                             DECEMBER 31,      SEPTEMBER 30,
                                                 1996              1997
                                             ------------      -------------
                                                                (Unaudited)

          New vehicles                        $  9,170            $  9,557
          Used vehicles                          4,224               5,646
          Parts and other                        1,285               1,200
                                              --------            --------
                                              $ 14,679            $ 16,403
                                              ========            ========

5.   PROPERTY AND EQUIPMENT:

Property and equipment are comprised of the following:

                                                                         DECEMBER 31,      SEPTEMBER 30,
                                                                            1996               1997
                                                                         ------------      -------------
                                                                                           (Unaudited)
          Land                                                            $  3,810           $  3,810
          Buildings and improvements                                         6,228              6,254
          Furniture and fixtures                                               976              1,001
          Machinery and equipment                                              757                829
          Service vehicles                                                     206                158
                                                                          --------           --------
                                                                            11,977             12,052
          Less- Accumulated depreciation and amortization
                                                                            (2,018)            (2,381)
                                                                          --------           --------
                                                                          $  9,959           $  9,671
                                                                          ========           ========

6.   ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

Accounts payable and accrued liabilities are comprised of the following:

                                                                         DECEMBER 31,      SEPTEMBER 30,
                                                                            1996               1997
                                                                         ------------      -------------
                                                                                           (Unaudited)
          Accounts payable                                                $   970            $   932
          Accrual for finance, insurance and service contract
             chargebacks                                                      220                220
          Payroll and related accruals                                        672                645
          Sales taxes payable                                                 303                462
          Other                                                               267                387
                                                                           ------             ------
                                                                           $2,432             $2,646
                                                                           ======             ======

7.   FLOOR PLAN NOTES PAYABLE:

Floor plan notes payable reflect amounts for the purchase of specific new and certain used vehicle inventory, are payable to GMAC, and bear interest at the prime rate (8.25 percent as of December 31, 1996 and 8.5 percent as of September 30, 1997) plus 1 percent. The aggregate approved credit lines are $26,410 as of December 31, 1996, and September 30, 1997. Payments on the floor plan notes payable are due when the related vehicles are sold. The floor plan notes payable are secured by the vehicle inventories of the Companies and contain cross collateralization and cross default provisions to all current and future loans of all dealerships. The floor plan notes payable of Valley are guaranteed by a shareholder of the Companies.

Interest under the floor plan notes payable is due on a monthly basis. Interest expense on floor plan notes payable, which has been recorded as a component of cost of sales in the combined financial statements, totaled approximately $1,157, $868, and $590 for the year ended December 31, 1996, and the nine months ended September 30, 1996 and 1997, respectively, before manufacturer interest assistance.

Manufacturer interest assistance, which has been recorded as a reduction to cost of sales in the combined financial statements, totaled approximately $964, $750, and $614 for the year ended December 31, 1996, and the nine months ended September 30, 1996 and 1997, respectively.

8.   LONG-TERM DEBT:

Long-term debt is comprised of the following:

                                                                                   DECEMBER 31,      SEPTEMBER 30,
                                                                                       1996               1997
                                                                                   ------------      -------------
                                                                                                      (Unaudited)

          Mortgage note payable to GMAC; payable in monthly principal installments of $17 plus interest through November 1999 with a balloon payment for the remaining principal plus interest due
             December 1999; bearing interest at the prime rate plus 1 percent;
             secured by the land and building of Valley.                              $1,135             $   987

          Mortgage note payable to GMAC; payable in monthly principal installments of $9 plus interest through June 1998 with a balloon payment for the remaining principal plus interest due July 1998;
             bearing interest at the prime rate plus 1 percent; secured by the land and building of East; guaranteed by two of the shareholders of
             East.                                                                     1,281               1,198

          Mortgage note payable to GMAC, payable in monthly principal installments of $3 plus interest through July 2000 with a balloon payment for the remaining principal plus interest due August 2000;
             bearing interest at the prime rate plus 1 percent; secured by the land and building of East; guaranteed by two of the shareholders of
             East.                                                                       132                 107

          Mortgage note payable to GMAC; payable in monthly principal installments of $9 plus interest through July 2000 with a balloon payment for the remaining principal plus interest due August 2000;
             bearing interest at the prime rate plus 1 percent; secured by the
             land and building of Buick.                                               1,912               1,836
                                                                                      ------              ------
                                                                                       4,460               4,128
          Less- Current maturities                                                      (448)               (448)
                                                                                      ------              ------
                                                                                      $4,012              $3,680
                                                                                      ======              ======

The mortgage notes payable contain cross collateralization and cross default provisions between each other and the floor plan notes payable of each dealership.

Maturities of long-term debt as of December 31, 1996, are as follows:

    YEAR ENDING
    DECEMBER 31,
--------------------

        1997                                      $  448
        1998                                       1,509
        1999                                         872
        2000                                       1,631
                                                  ------
                                                  $4,460
                                                  ======

Interest expense on long-term debt was approximately $441, $331, and $408 for the year ended December 31, 1996, and the nine months ended September 30, 1996 and 1997, respectively.

9.   INCOME TAXES:

In the event that the Companies terminate S Corporation status, deferred income taxes will arise due to the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities. Under the provisions of SFAS No. 109, "Accounting for Income Taxes," recording of these deferred taxes is required in the period S Corporation status is terminated. If the Companies' S Corporation status had been terminated on December 31, 1996, the deferred tax asset (related primarily to allowances for accounts receivable and chargebacks) as of that date would have been approximately $202.

10.  COMMITMENTS AND CONTINGENCIES:

OPERATING LEASES

The Companies lease certain equipment under noncancellable operating leases. Rent expense was approximately $58, $44, and $44 for the year ended December 31, 1996, and the nine months ended September 30, 1996 and 1997, respectively. The future minimum commitments under operating lease obligations are as follows:

    YEAR ENDING
    DECEMBER 31,
--------------------

     1997                                                           $ 58
     1998                                                             58
     1999                                                             58
     2000                                                             58
     2001 and thereafter                                              52
                                                                   -----
                                                                    $284
                                                                   =====

EMPLOYEE 401(k) RETIREMENT PLAN

The Companies participate in a 401(k) plan (the "Plan") which covers employees (over 21 years old) who have worked a minimum of one year (1,000 hours per year). The Plan is funded by employee elective deferrals and matching and discretionary contributions from the Companies. Matching and discretionary contributions vest over seven years. The Companies' contributions totaled $122, $100, and $107 for the year ended December 31, 1996, and the nine months ended September 30, 1996 and 1997, respectively.

LINE OF CREDIT

The Companies have a cash management agreement with GMAC, which enables all transactions between the Companies, GMAC and the Manufacturer to be settled daily. In conjunction with this agreement, the Companies have a $600 line of credit with GMAC, which bears interest at the Companies floor plan rate and is secured by substantially all of the Companies' assets. There was no balance outstanding under the line of credit as of December 31, 1996 and September 30, 1997.

OTHER

In April 1997, the Companies entered into an agreement with a general contractor for the construction of used car facilities at the Valley dealership. The estimated cost of the construction is $1.1 million.

11.  OWNERS' EQUITY:

Owners' equity is comprised of the following as of December 31, 1996:

                                                                     TOTAL
                                                                    OWNERS'
                                                                     EQUITY
                                                                   (DEFICIT)
                                                                 --------------

Desert Valley GMC Truck                                            $ 4,540
Desert GMC Volvo Trucks                                              3,339
Desert Buick - GMC Trucks, Inc.                                      4,187
Desert Buick - GMC Management Group, Inc.                               (9)
                                                                   -------
                                                                   $12,057
                                                                   =======

Common stock of the Companies, all with no par value, is as follows as of December 31, 1996:

                                                               VOTING                           NONVOTING
                                                   -------------------------------      -----------------------------
                                                                     SHARES ISSUED                      SHARES ISSUED
                                                     SHARES                AND            SHARES             AND
                                                   AUTHORIZED          OUTSTANDING      AUTHORIZED        AUTHORIZED
                                                   ----------          -----------      ----------        ----------
Desert Valley GMC Truck                                2,500              2,250                 -               -
Desert GMC Volvo Trucks                                2,500              1,500            22,500          13,500
Desert Buick - GMC Trucks, Inc.                       60,000             40,000           540,000         360,000
Desert Buick - GMC Management
  Group, Inc.                                          2,500                100                 -               -
                                                      ------             ------           -------         -------
                                                      67,500             43,850           562,500         373,500
                                                      ======             ======           =======         =======

Owners' equity is comprised of the following as of September 30, 1997
(unaudited):

                                                                TOTAL
                                                                OWNERS'
                                                                EQUITY
                                                             -----------
Desert Valley GMC Truck                                        $ 4,253
Desert GMC Volvo Trucks                                          3,545
Desert Buick - GMC Trucks, Inc.                                  3,851
Desert Buick - GMC Management Group, Inc.                          103
                                                               -------
                                                               $11,752
                                                               =======

Common stock of the Companies, all with no par value, is as follows as of September 30, 1997 (unaudited):

                                                               VOTING                           NONVOTING
                                                   -------------------------------      -----------------------------
                                                                     SHARES ISSUED                      SHARES ISSUED
                                                     SHARES                AND            SHARES             AND
                                                   AUTHORIZED          OUTSTANDING      AUTHORIZED        AUTHORIZED
                                                   ----------          -----------      ----------        ----------
Desert Valley GMC Truck                                2,500              2,250                 -               -
Desert GMC Volvo Trucks                                2,500              1,551            22,500          13,505
Desert Buick - GMC Trucks, Inc.                       60,000             40,120           540,000         361,083
Desert Buick - GMC Management Group, Inc.              2,500                100                 -               -
                                                      ------             ------           -------         -------
                                                      67,500             44,021           562,500         374,588
                                                      ======             ======           =======         =======

In January 1997, the Companies issued shares of capital stock in Buick and East to a general manager. The Companies issued 1,203 (120 voting and 1,083 nonvoting) shares in Buick and 56 (51 voting and 5 nonvoting) shares in East for consideration of $60,000.

The capital stock of Buick, Valley, and East is subject to buy-sell agreements (the "Agreements") between the shareholders. The Agreements restrict the transfer of shares and provide the Companies a right of first refusal with respect to any shares offered for sale to a third party, at a defined price. In the event of the death or disability of a shareholder, the Companies are obligated to purchase, and the holder is obligated to sell, the shares at a defined price. Further, the articles of incorporation of Valley and East provide each dealership with the right of first refusal as to any shares proposed for sale. The Companies cancelled these buy-sell agreements and rights of first refusal prior to the completion of the merger with Republic Industries, Inc. (see Note 15).

12.  RELATED-PARTY TRANSACTIONS:

The Companies periodically invest funds in the CMF with GMAC on behalf of the shareholders and parties related to the shareholders. Approximately $7,631 and $6,616 was invested in the CMF on behalf of the related parties as of December 31, 1996, and September 30, 1997, respectively. Notes payable of a like amount were issued and outstanding as of December 31, 1996, and September 30, 1997, respectively. These amounts due to related parties generally bear interest at the Companies' floor plan rate and are due on demand. These amounts have been reflected as cash and cash equivalents and amounts due to related parties as of December 31, 1996, and September 30, 1997. The combined financial statements reflect interest income net of approximately $438, $276, and $425 in interest expense on the amounts due to related parties during the year ended December 31, 1996, and the nine months ended September 30, 1996 and 1997, respectively.

As of December 31, 1996, and September 30, 1997, the Companies have issued additional notes payable to shareholders in an aggregate amount of $300, bearing interest at 10 percent. These amounts due to related parties are due on demand, and require payments of interest only until redemption.

13.  LIMITED PARTNERSHIP INTEREST:

Valley owns a 25 percent interest in a limited liability partnership (the "Partnership") which is engaged in the acquisition and sale of commercial real estate. The Companies account for this investment using the equity method. During 1996, the Partnership sold the majority of its holdings and distributed the proceeds. The Companies' share of the Partnership's net earnings is reflected in other income in the combined financial statements. The Companies' remaining interest in the Partnership is approximately $8 as of December 31, 1996, and September 30, 1997, and is included in other current assets in the accompanying combined financial statements.

14.  LITIGATION:

Certain claims and suits have been filed or are pending against the Companies. In management's opinion, resolution of these matters will not have a material impact on the Companies' combined financial position, results of operations or cash flows and adequate provision for any potential losses has been made in the accompanying combined financial statements.

15.  MERGER:

In September 1997, the shareholders of the Companies completed a merger with Republic Industries, Inc.

REPORT BY THE AUDITORS
To the Shareholders of EuroDollar (Holdings) plc


AUDIT REPORT We have audited the financial statements on pages F-18 to F-38, which have been prepared under the historical cost convention and the accounting policies set out on pages F-23 and F-24.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS
The Company's Directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board which do not differ in any material respect from auditing standards generally accepted in the United States. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the Directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the Company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material mis-statement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION
In our opinion the financial statements give a true and fair view of the state of affairs of the Company and of the Group as at 31 March 1997 and of the profit and cash flows of the Group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.



PRICE WATERHOUSE
LEICESTER
Chartered Accountants
and Registered Auditors
12 June 1997

EuroDollar (Holdings) plc

CONSOLIDATED PROFIT AND LOSS ACCOUNT
for the year ended 31 March 1997

                                                                         Year to        Year to
                                                                        31 March        31 March
                                                                          1997            1996
                                                                        --------        --------
                                                              Note      (UK Pounds in thousands)
TURNOVER ..........................................             1        107,406         96,220
Cost of sales .....................................                      (46,110)       (40,639)
                                                                         -------        -------
Gross profit ......................................                       61,296         55,581
Distribution costs ................................                      (29,553)       (28,504)
Administrative expenses ...........................                      (14,696)       (14,225)
                                                                         -------        -------
OPERATING PROFIT ..................................                       17,047         12,852
Result/(loss) from shares in associate undertakings                            _             (7)
Exceptional item:
Loss on disposal of discontinued operations .......             2              _           (258)
Interest receivable ...............................             6            159            154
Interest payable and similar charges ..............             7         (8,955)        (8,986)
                                                                         -------        -------
PROFIT ON ORDINARY ACTIVITIES
BEFORE TAXATION ...................................             3          8,251          3,755
Tax on profit on ordinary activities ..............             8         (2,035)          (738)
                                                                         -------        -------
PROFIT ON ORDINARY ACTIVITIES
AFTER TAXATION ....................................                        6,216          3,017
Dividends on equity shares ........................             9         (3,188)        (2,020)

RETAINED PROFIT FOR THE FINANCIAL YEAR ............            22          3,028            997
                                                                         =======        =======

Earnings per Ordinary share (pence) ...............            10          12.67           6.15
                                                                         =======        =======




All operations of the Group, except as disclosed, are treated as continuing activities.

                                                       EuroDollar (Holdings) plc

CONSOLIDATED BALANCE SHEET
at 31 March 1997

                                                                                           31 March                       31 March
                                                                                             1997                           1996
                                                                                           --------                       -------
                                                                 Note      (UK Pounds in thousands)       (UK Pounds in thousands)

FIXED ASSETS
Tangible assets - vehicles ............................            11                       125,657                       101,453
                - other ...............................            11                        14,590                        14,120
Investments ...........................................            12                            89                           108
                                                                                           --------                       -------
                                                                                            140,336                       115,681
CURRENT ASSETS
Stocks ................................................            13            935                           693
Debtors ...............................................            14         41,522                        33,057
Investments ...........................................            15          1,398                           858
Cash at bank and in hand ..............................            16          2,401                           649
                                                                            --------                      --------
                                                                              46,256                        35,257
CREDITORS: amounts falling due within one year:
Vehicle backed finance ................................                     (117,197)                      (85,975)
Other .................................................                      (27,606)                      (27,415)
                                                                            --------                      --------
                                                                   17       (144,803)                     (113,390)

NET CURRENT LIABILITIES ...............................                                     (98,547)                      (78,133)
                                                                                           --------                       -------
TOTAL ASSETS LESS CURRENT
LIABILITIES ...........................................                                      41,789                        37,548
CREDITORS: amounts falling due after more than one year            18                          (884)                           --
PROVISIONS FOR LIABILITIES
AND CHARGES ...........................................            19                        (9,389)                       (9,024)
                                                                                           --------                       -------
NET ASSETS ............................................                                      31,516                        28,524
                                                                                           ========                       =======
CAPITAL AND RESERVES
Called up share capital ...............................            20                         2,452                         2,452
Share premium account .................................            21                        33,524                        33,524
Profit and loss account ...............................            22                         9,038                         6,046
                                                                                           --------                       -------

SHAREHOLDERS' FUNDS PRIOR TO GOODWILL WRITE OFF .......                                      45,014                        42,022
Goodwill reserve ......................................                                     (13,498)                      (13,498)
                                                                                           --------                       -------
SHAREHOLDERS' FUNDS AFTER GOODWILL WRITE OFF ..........                                      31,516                        28,524
                                                                                           ========                       =======

Equity ................................................                                      31,516                        28,524
Non-equity ............................................                                          --                            --
                                                                                           --------                       -------
SHAREHOLDERS' FUNDS AFTER GOODWILL WRITE OFF ..........                                      31,516                        28,524
                                                                                           ========                       =======

These financial statements were approved by the Board of Directors on 12 June 1997 and signed on its behalf by:

I C MOSLEY     ]
               ]     Directors
S C WESTOBY    ]

EuroDollar (Holdings) plc

CONSOLIDATED CASH FLOW STATEMENT
for the year ended 31 March 1997


                                                                          Year to       Year to
                                                                          31 March      31 March
                                                                           1997           1996
                                                                          --------      --------
                                                                Note     (UK Pounds in thousands)
Net cash inflow from operating activities ............           25        33,570        26,501
Returns on investments and servicing of finance ......           26        (8,869)       (8,789)
Taxation .............................................                       (323)       (1,669)
Capital expenditure and financial investment .........           26       (48,715)      (23,077)
Acquisition and disposals ............................           26            --            92
Exceptional item _ discontinued operations ...........            2            --          (258)
Equity dividends paid ................................                     (1,471)       (4,571)
                                                                          -------       -------
Cash flow before use of liquid resources and financing                    (25,808)      (11,771)
Management of liquid resources .......................           26          (550)         (316)
Financing - increase/(decrease) in debt - vehicles ...           28        31,222          (963)
Financing - increase/(decrease) in debt - other ......           29            --           (98)
                                                                          -------       -------
Increase/(decrease) in cash in the year ..............                      4,864       (13,148)
                                                                          =======       =======



RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                                          Year to       Year to
                                                                          31 March      31 March
                                                                           1997           1996
                                                                          --------      --------
                                                                Note      UK Pounds in Thousands
Increase/(decrease) in cash in the year ..............           27         4,864        (13,148)
(Increase)/decrease in debt and lease financing ......           27       (31,222)         1,061
Increase in liquid resources .........................           27           550            316
                                                                         --------       --------
Changes in net debt from cash flows ..................                    (25,808)       (11,771)
Non cash changes and exchange movements ..............                         34             --
                                                                         --------       --------
Movements in net debt in year ........................                    (25,774)       (11,771)
Net debt at 1 April ..................................           27       (88,594)       (76,823)
                                                                         --------       --------
Net debt at 31 March .................................           27      (114,368)       (88,594)
                                                                         ========       ========


                                                       EuroDollar (Holdings) plc

GROUP STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

                                                                                  Year to      Year to
                                                                                 31 March     31 March
                                                                                   1997         1996
                                                                                 --------     --------
                                                                                (UK Pounds in thousands)

Profit for the financial year .............................................       6,216        3,017

Currency translation differences on foreign currency net investments ......         (36)          (1)
                                                                                  -----        -----
Total recognised gains relating to the financial year .....................       6,180        3,016
                                                                                  =====        =====



There is no material difference between the Group historical cost profit and the profit reported in the year ended 31 March 1997.

RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS


                                                                                  Group       Company
                                                                                  -----       ------
                                                                                (UK Pounds in thousands)
Profit for the financial year .............................................       6,216        2,799
Dividends on equity shares (note 9) .......................................      (3,188)      (3,188)
Foreign exchange movements ................................................         (36)          --
                                                                                 ------       ------
Net addition to/(deduction from) shareholders' funds ......................       2,992         (389)
Opening shareholders' funds ...............................................      28,524       37,732
                                                                                 ------       ------
Closing shareholders' funds ...............................................      31,516       37,343
                                                                                 ======       ======

EuroDollar (Holdings) plc

COMPANY BALANCE SHEET
at 31 March 1997


                                                                                  31 March                       31 March
                                                                                    1997                           1996
                                                                                  --------                       -------
                                                        Note        (UK Pounds in thousands)     (UK Pounds in thousands)

FIXED ASSETS
Investments ......................................        12                        36,842                        36,842

CURRENT ASSETS
Debtors ..........................................        14          3,500                         2,856
Cash at bank .....................................        16          1,052                            --

CREDITORS: amounts falling due within one year ...        17         (4,051)                       (1,966)
                                                                     ------                        ------

NET CURRENT ASSETS ...............................                                     501                           890
                                                                                    ------                        ------

NET ASSETS .......................................                                  37,343                        37,732
                                                                                    ======                        ======

CAPITAL AND RESERVES
Called up share capital ..........................        20                         2,452                         2,452
Share premium account ............................        21                        33,524                        33,524
Profit and loss account ..........................        22                         1,367                         1,756
                                                                                    ------                        ------
SHAREHOLDERS' FUNDS ..............................                                  37,343                        37,732
                                                                                    ======                        ======
Equity ...........................................                                  37,343                        37,732
Non-equity .......................................                                      --                            --
                                                                                    ------                        ------
SHAREHOLDERS' FUNDS ..............................                                  37,343                        37,732
                                                                                    ======                        ======

These financial statements were approved by the Board of Directors on 12 June 1997 and signed on its behalf by:

I C MOSLEY      ]
                ]    Directors
S C WESTOBY     ]

                                                       EuroDollar (Holdings) plc

ACCOUNTING POLICIES


The financial statements have been prepared under the historical cost convention and in accordance with applicable Accounting Standards.

BASIS OF CONSOLIDATION
The consolidated financial information includes the results of all subsidiary undertakings from the date of acquisition and the Group proportion of the profits or losses and retained earnings of associate undertakings.

GOODWILL
Goodwill arising on the acquisition of subsidiaries or the assets and liabilities of a business represents the difference between the fair value of the consideration given over the fair value of the identifiable net assets acquired and is written off or credited directly to reserves in the year of acquisition.

FOREIGN CURRENCIES
Foreign currency assets and liabilities are translated at rates of exchange ruling at the balance sheet date. Transactions during the year are recorded at rates of exchange in effect when the transaction occurs. Profit and losses on exchange are dealt with in the profit and loss account.

Assets and liabilities of subsidiary undertakings denominated in foreign currencies are translated into sterling at rates of exchange at the date of the balance sheet and results of foreign subsidiary undertakings are translated at the average rate of exchange for the period. Differences on exchange resulting from the translation of assets and liabilities of foreign subsidiary undertakings and related borrowings are dealt with in reserves.

TURNOVER
Turnover represents the gross amount receivable from the rental of motor vehicles, related motor insurance premiums and franchise royalties, exclusive of value added tax and insurance premium tax.

TANGIBLE FIXED ASSETS AND DEPRECIATION
Freehold buildings are depreciated on a straight line basis over their estimated useful lives of fifty years. Freehold land is not depreciated.

Leasehold properties are amortised on a straight line basis over the life of the lease. The costs of minor improvements to properties are charged to revenue when incurred.

Fleet vehicles are capitalised at the price paid for them, after deducting all discounts received, and are depreciated by equal monthly instalments to write down the net cost to estimated residual value over the expected holding period which is six to twelve months for cars and twelve to twenty-four months for vans.

Depreciation on other fixed assets is computed to write off their cost on a straight line basis over their expected useful lives as follows:

Plant and machinery, fixtures and fittings  3 to 10 years
Computer equipment                          3 to 5 years

STOCKS
Stocks are stated at the lower of cost and net realisable value.

EuroDollar (Holdings) plc



ACCOUNTING POLICIES
continued


DEFERRED TAXATION
Deferred taxation assets and liabilities are calculated using the liability method and are recognised or provided for to the extent that it is probable that an asset or liability will crystallise in the foreseeable future.

LEASED ASSETS
Fixed assets acquired under finance leases have been capitalised at the price paid for them and depreciated in accordance with the accounting policy shown above. The capital element of future lease payments is included in creditors. The finance element of the rental payments is charged to the profit and loss account over the term of the lease.

Gross rentals arising on assets held under operating leases are charged to the profit and loss account in the period to which they relate. In the case of vehicle operating leases, the finance element of the rental is charged to interest payable with the balance of the rental charged to cost of sales so as to provide consistency of treatment with other methods of vehicle financing.

PENSIONS
Based on independent actuarial advice, pension costs are charged to the profit and loss account on a basis whereby the regular cost is a substantially level percentage of the current and expected future pensionable payroll. Variations from the regular cost are allocated over the average expected remaining service lives of current pensionable employees.

                                                       EuroDollar (Holdings) plc

NOTES TO THE ACCOUNTS


--------------------------------------------------------------------------------

1 SEGMENTAL REPORTING
All turnover relates to vehicle rental with the exception of Pound 1.0 million in 1996 relating to franchise operations. The origin and destination of turnover is all within Europe.

The profit on ordinary activities before taxation and net assets for both years substantially relates to vehicle rental within Europe.

--------------------------------------------------------------------------------

2 EXCEPTIONAL ITEM


                                                                             Year to         Year to
                                                                            31 March        31 March
                                                                              1997             1996
                                                                            --------        ---------
                                                                            (UK Pounds in thousands)

Loss arising from disposals of operations made in a previous year..........    --               258
                                                                           ---------        ---------


The loss recorded in the year to 31 March 1996 relates to the disposals made in September 1993 of EuroDollar France SA and Autotravel Italiana SrL. The loss represents the finalisation of certain claims under warranties given at the time of sale. The costs include settlement with former employees, licensees and a supplier including associated legal fees, for which no provision had previously been made. There was no tax effect arising from this exceptional item.

--------------------------------------------------------------------------------

3 PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION


                                                                                 Year to         Year to
                                                                                31 March        31 March
                                                                                  1997             1996
                                                                                --------        ---------
                                                                                 (UK Pounds in thousands)
THIS IS STATED AFTER CHARGING/(CREDITING):
Depreciation of vehicles
  - owned .................................................................       9,039        7,697
  - held under finance leases .............................................       5,720        6,974
Depreciation of other tangible assets .....................................       2,163        1,797

Operating lease rentals
  - capital element of vehicle payments ...................................       5,949        5,848
  - land and buildings ....................................................       4,459        4,326

Auditors' remuneration - audit services - Group ...........................          38           45
                                        - Company .........................           8            3
                                        -non audit services ...............          96           39
Income from listed investments ............................................         (58)         (35)

Foreign currency exchange gains ...........................................          --           (1)



EuroDollar (Holdings) plc

NOTES TO THE ACCOUNTS
continued

-------------------------------------------------------------------------------

4 DIRECTORS' EMOLUMENTS

The emoluments excluding pension contributions of Directors for the year to 31 March 1997 and 31 March 1996 amount to:

                                                                                Year to      Year to
                                                                                31 March    31 March
                                           Salary                                1997         1996
                                           and fees     Bonus       Benefits     Total        Total
                                           --------     -----       --------    --------    --------
                                                            (UK Pounds in thousands)
F H Aldous ........................           55          _            8           63           79
I C Mosley ........................          139          3           12          154          146
S C Westoby .......................          111          2           10          123          119
J S Leigh .........................          106          2            6          114          110
P R M Batchelor ...................           20          _            _           20           20
W H Fryer .........................           20          _            _           20           20
J E V Rose ........................           20          _            _           20           20
                                             ---        ---          ---          ---          ---
                                             471          7           36          514          514
                                             ===        ===          ===          ===          ===
Year to 31 March 1996 .............          473          _           41          514
                                             ===       ====          ===          ===


Mr Mosley, the highest paid director, Mr Westoby and Mr Leigh are members of the EuroDollar Pension Scheme, a defined benefit scheme the details of which are contained on page F-35.

At 31 March 1997 pension benefits earned by these Directors were:

                                                                   Accumulated
                                         Increase in                  total
                                           accrued                   accrued
                                           pension      Transfer     pension
                                          during the    value of   at March 31
                                             year       increase      1997
                                         -----------   ---------  ------------
                                                (UK Pounds in thousands)

I C Mosley ........................           5           36           74
S C Westoby .......................           4           33           35
J S Leigh .........................           3           15           53
                                          -----         ----        -----
                                             12           84          162
                                          =====         ====        =====

(i) The pension entitlement shown is that which would be paid annually on retirement based on service to the end of the year.

(ii) The increase in accrued pension during the year excludes any increase for inflation.

(iii) The transfer value has been calculated on the basis of actuarial advice in accordance with Actuarial Guidance Note GN11.

(iv) Members of the Scheme have the option to pay Additional Voluntary Contributions. Neither the contributions nor the resulting benefits are included in the above table.


The Directors' beneficial interests (as defined by the Companies Act 1985 and according to the register maintained thereunder) in Ordinary shares of 5p each in the Company are shown below.

--------------------------------------------------------------------------------
                                                       As at               As at
                                               31 March 1997       31 March 1996
                                                    Ordinary            Ordinary
                                                shares of 5p        shares of 5p
--------------------------------------------------------------------------------
F H Aldous                                         1,615,225           1,625,225
P R M Barchelor                                        9,100               9,100
W H Fryer                                              4,800               4,800
J S Leigh                                          1,400,000           1,400,000
I C Mosley                                         2,089,575           2,089,575
J E V Rose                                             1,500               1,500
S C Westoby                                        1,625,225           1,625,225
--------------------------------------------------------------------------------

The following Directors had options outstanding for Ordinary shares under the terms of the EuroDollar Sharesave Scheme.

--------------------------------------------------------------------------------

                                                                      Date from
                          As at             As at     Exercise            which
                  31 March 1997     31 March 1996        price      exercisable
-------------------------------------------------------------------------------
J S Leigh                21,835            21,835          79p       1 May 2001
S C Westoby               8,734             8,734          79p       1 May 2001
-------------------------------------------------------------------------------

Full details of the EuroDollar Sharesave Scheme are set out in the Notes to the Accounts on page F-33.

The Directors have no beneficial interests in any other company within the Group at 31 March 1997 and as at 31 March 1996.

There has been no change in the Directors' interests since 31 March 1997.

                                                       EuroDollar (Holdings) plc

NOTES TO THE ACCOUNTS
continued

-------------------------------------------------------------------------------

5 STAFF NUMBERS AND COSTS

                                                                                Number of employees
                                                                              Year to        Year to
                                                                             31 March       31 March
                                                                               1997           1996
                                                                             --------       --------


Average number of persons including executive Directors employed in:

United Kingdom .....................................................          1,857          1,760
Continental Europe .................................................             36             33
                                                                              -----          -----
                                                                              1,893          1,793
                                                                              =====          =====


The aggregate payroll costs of these persons were as follows:

                                                                              Year to        Year to
                                                                             31 March       31 March
                                                                               1997           1996
                                                                             --------       --------
                                                                             (UK Pounds in thousands)

Wages and salaries .................................................          22,553          20,801
Social security costs ..............................................           1,940           1,838
Other pension costs ................................................             305             285
                                                                              ------          ------
                                                                              24,798          22,924
                                                                              ======          ======



--------------------------------------------------------------------------------

6 INTEREST RECEIVABLE


                                                                              Year to        Year to
                                                                             31 March       31 March
                                                                               1997           1996
                                                                             --------       --------
                                                                             (UK Pounds in thousands)
Bank interest receivable ...........................................              82              86
Other interest receivable ..........................................              69              61
Receivable from associate undertakings .............................               8               7
                                                                              ------          ------
                                                                                 159             154
                                                                              ======          ======


--------------------------------------------------------------------------------

7 INTEREST PAYABLE AND SIMILAR CHARGES

                                                                              Year to        Year to
                                                                             31 March       31 March
                                                                               1997           1996
                                                                             --------       --------
                                                                             (UK Pounds in thousands)

Payable on bank overdrafts .........................................            (191)            (198)
Payable on vehicle financing and other loans .......................          (6,383)          (6,478)
Finance element of operating leases ................................          (2,381)          (2,310)
                                                                              ------          -------
                                                                              (8,955)          (8,986)
                                                                              ======          =======

EuroDollar (Holdings) plc

NOTES TO THE ACCOUNTS
continued

--------------------------------------------------------------------------------

8 TAXATION



                                                        Year to          Year to
                                                       31 March         31 March
                                                         1997             1996
                                                       --------         --------
                                                        (UK Pounds in thousands)
UK corporation tax (charge)/credit at 33%:

Current year ................................          (1,998)             827
Prior year ..................................           1,952              368

Deferred taxation (charge):
Current year ................................            (845)          (1,859)
Prior year ..................................          (1,144)             (74)
                                                       ------           ------
                                                       (2,035)            (738)
                                                       ======           ======

9 DIVIDENDS ON EQUITY SHARES

--------------------------------------------------------------------------------

                                                        Year to          Year to
                                                       31 March         31 March
                                                         1997             1996
                                                       --------         --------
                                                        (UK Pounds in thousands)
On Ordinary shares:

Interim paid 2p (1996 3.12p) per share ......            (981)          (1,530)

Proposed final 4.5p (1996 1p) per share .....          (2,207)            (490)
                                                       ------           ------
                                                       (3,188)          (2,020)
                                                       ======           ======

-------------------------------------------------------------------------------

10 EARNINGS PER ORDINARY SHARE

Earnings per Ordinary share of 12.67 pence (1996 6.15 pence) is calculated on profit after tax of Pound 6.2 million (1996 Pound 3.0 million) divided by 49,042,110, the number of Ordinary shares in issue throughout the year.

                                                       EuroDollar (Holdings) plc

NOTES TO THE ACCOUNTS
continued

-------------------------------------------------------------------------------

11 TANGIBLE FIXED ASSETS - GROUP

                                                                                   Plant and
                              Freehold          Short                               machinery
                              land and        leasehold          Fleet              fixtures
                              buildings       properties         vehicles          and fittings         Total
                              ---------       ----------         --------          ------------         -----
                                                        (UK Pounds in thousands)
COST
AT 1 APRIL 1996 .........      7,736            6,155            106,300             12,844            133,035

Additions ...............        464              856            217,145              1,323            219,788
Disposals ...............        (25)          (1,504)          (190,443)            (5,014)          (196,986)
Currency adjustments ....          _                _                  _                (32)               (32)
                               -----           ------           --------             ------           --------
At 31 March 1997 ........      8,175            5,507            133,002              9,121            155,805
                               -----           ------           --------             ------           --------

DEPRECIATION
AT 1 APRIL 1996 .........        521            2,845              4,847              9,249             17,462
Charge for year .........        116              476             14,759              1,571             16,922
On disposals ............        (25)          (1,504)           (12,261)            (5,013)           (18,803)
Currency adjustments ....         --               --                 --                (23)               (23)
                               -----           ------           --------             ------           --------
AT 31 MARCH 1997 ........        612            1,817              7,345              5,784             15,558
                               =====           ======           ========             ======           ========

NET BOOK VALUE

AT 31 MARCH 1997 ........      7,563            3,690            125,657              3,337            140,247
                               =====           ======           ========             ======           ========
AT 1 APRIL 1996 .........      7,215            3,310            101,453              3,595            115,573
                               =====           ======           ========             ======           ========


The analysis of assets included above and held under finance leases is as follows:

                                                                   Plant and
                                                                   machinery,
                                                   Fleet           fixtures
                                                   vehicles       and fittings
                                                   --------       ------------
                                                     (UK Pounds in thousands)

Cost ...................................           69,961              800

Accumulated depreciation ...............           (1,985)            (704)
                                                   ------           ------
Net book value at 31 March 1997 ........           67,976               96
                                                   ======           ======

Cost ...................................           49,088            3,739
Accumulated depreciation ...............           (1,240)          (3,544)
                                                   ------           ------
Net book value at 1 April 1996 .........           47,848              195
                                                   ======           ======


EuroDollar (Holdings) plc

NOTES TO THE ACCOUNTS
continued
-------------------------------------------------------------------------------

12 INVESTMENTS

                                                    Group                       Company
                                           -----------------------       -----------------------
                                           31 March       31 March       31 March        31 March
                                            1997           1996           1997            1996
                                           --------       --------       --------        --------
                                                              (UK Pounds in thousands)
Subsidiary undertakings ...........           --              --          36,842          36,842
Associate undertakings ............           89             108              --              --
                                           -----           -----          ------          ------
                                              89             108          36,842          36,842
                                           =====           =====          ======          ======

Interests in associate undertakings have moved as follows:

                                              At                           At
                                           1 April       Movement        31 March
                                             1996        in year           1997
                                           -------       --------        --------
                                                   (UK Pounds in thousands)

Shares at cost ....................           115            --            115
Share of result ...................            (7)           --             (7)
Exchange movement .................            --           (19)           (19)
                                            -----         -----           ----
                                              108           (19)            89
                                            =====         =====           ====

A list of the Company's principal subsidiary and associate undertakings is set out in note 30.

In the opinion of the Directors, the value of investments in subsidiary and associate undertakings is not less than the value recorded in the financial statements.

During the year ended 31 March 1997, two of the subsidiaries, EuroDollar (UK) Limited and EuroDollar Holland BV were charged Pound 1,117,000 (1996 Pound 647,000) for royalties and other services by the associate EuroDollar International Limited. In the same period, EuroDollar (UK) Limited provided administrative management services to EuroDollar International Limited of Pound 480,000 (1996 Pound 228,000) and charged interest of Pound 3,000 (1996 Pound 6,000).

In addition, for the year ended 31 March 1997, EuroDollar Holland BV paid rent and related service charges to the associate Cooperative Vereniging `Main 2000' UA of Pound 25,000 (1996 Pound 10,000) and received interest on loans made of Pound 5,000 (1996 Pound 1,000).

Amounts owed to and from these associate undertakings are as stated in notes 14 and 17.

--------------------------------------------------------------------------------

13 STOCKS - GROUP

                                 31 March      31 March
                                  1997           1996
                                 --------      --------
                                 (UK Pounds in thousands)

Goods for resale ........             935           693
                                 --------      --------
-------------------------------------------------------------------------------

14 DEBTORS

                                                         Group                         Company
                                                -----------------------        ------------------------
                                                31 March       31 March        31 March        31 March
                                                  1997           1996            1997            1996
                                                --------       --------        --------        --------
                                                                  (UK Pounds in thousands)
Trade debtors ...............................    31,180          22,665             --             --
Other debtors ...............................       431             130          1,533            760
Amounts owed by subsidiary undertakings .....        --              --          1,962          2,091
Amounts owed by associate undertakings ......        84              --             --             --
Prepayments and accrued income ..............     9,326          10,262              5              5
Corporation tax recoverable .................       501              --             --             --
                                                 ------          ------          -----          -----
                                                 41,522          33,057          3,500          2,856
                                                 ======          ======          =====          =====



                                                       EuroDollar (Holdings) plc

NOTES TO THE ACCOUNTS
continued

--------------------------------------------------------------------------------

15 INVESTMENTS - GROUP

                                                                  31 March      31 March
                                                                    1997           1996
                                                                  --------      --------
                                                                  (UK Pounds in thousands)
Listed in the U.K. - at cost or market value if lower ....          1,398          858
                                                                   ------          ---

--------------------------------------------------------------------------------

16 CASH AT BANK AND IN HAND

                                               Group                       Company
                                      ------------------------     -----------------------
                                      31 March        31 March     31 March       31 March
                                        1997            1996         1997           1996
                                      --------        --------     --------       --------
                                                       (UK Pounds in thousands)
Cash at bank and in hand ....            2,252            483          1,052          --
Cash held in escrow .........              149            166             --          --
                                       -------          -----        -------        -----
                                         2,401            649          1,052          --
                                       =======          =====        =======        =====

--------------------------------------------------------------------------------

17 CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                          Group                            Company
                                                 -------------------------        -----------------------
                                                 31 March         31 March        31 March       31 March
                                                   1997             1996           1997            1996
                                                 --------         --------        --------       --------
                                                                   (UK Pounds in thousands)
VEHICLE BACKED FINANCE:
Obligations under finance leases ............     61,718           35,191             --             --
Other vehicle backed finance ................     55,479           50,784             --             --
                                                 -------          -------          -----          -----
                                                 117,197           85,975             --             --

OTHER:
Bank overdrafts .............................        970            4,126             --             98
Trade creditors .............................     16,041           15,066             --             --
Amounts owed to subsidiary undertakings .....         --               --            716          1,265
Amounts owed to associate undertakings ......        123              123             --             --
Corporation tax .............................        805               --            975             --
Taxation and social security ................        838              755             --             --
Accruals and deferred income ................      6,622            6,855            153            113
Dividends proposed ..........................      2,207              490          2,207            490
                                                 -------          -------          -----          -----
                                                  27,606           27,415          4,051          1,966
                                                 -------          -------          -----          -----
                                                 144,803          113,390          4,051          1,966
                                                 =======          =======          =====          =====



The bank overdraft facilities are supported by a floating charge and by cross guarantees in favour of National Westminster Bank Plc created by the Company and its subsidiary EuroDollar (UK) Limited.

--------------------------------------------------------------------------------

18 CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR - GROUP

                                  31 March      31 March
                                    1997           1996
                                  --------      --------
                                  (UK Pounds in thousands)

Corporation tax .........            884             --
                                  ------          ------


EuroDollar (Holdings) plc

NOTES TO THE ACCOUNTS
continued
--------------------------------------------------------------------------------

19 PROVISIONS FOR LIABILITIES AND CHARGES - GROUP

Deferred taxation                                       (UK Pounds in thousands)

At 1 April 1996 .......................................           9,024
Under provision prior year ............................           1,144
Profit and loss account charge ........................             845
Amounts reallocated between current and deferred tax ..          (1,624)
                                                                 ------
At 31 March 1997 ......................................           9,389
                                                                 ======

The principal components of the deferred taxation provision are set out below:

                                                                                31 March         31 March
                                                                                  1997             1996
                                                                                --------         --------
                                                                                 (UK Pounds in thousands)
Difference between accumulated depreciation and capital allowances ..             10,285            8,338
Other timing differences ............................................                799            1,748
ACT recoverable .....................................................             (1,695)          (1,062)
                                                                                  ------           ------
                                                                                   9,389            9,024
                                                                                  ======           ======

The Directors believe that under the Group's accounting policy for deferred taxation, a full provision is appropriate. The amount of unprovided deferred tax for the Group and Company at 31 March 1997 and at 31 March 1996 was therefore pounds nil.

--------------------------------------------------------------------------------

20 SHARE CAPITAL

                                                      31 March        31 March
                                                        1997           1996
                                                      --------        --------
                                                      (UK Pounds in thousands)
AUTHORISED
Ordinary shares of 5p (72,000,000) ..........          3,600          3,600
                                                       =====          =====
ALLOTTED, CALLED UP AND FULLY PAID
Ordinary shares of 5p (49,042,110) ..........          2,452          2,452
                                                       =====          =====


Options on Ordinary shares have been granted to eligible employees under the terms of the EuroDollar Sharesave Scheme. The movements in the number of options in the year and the outstanding options at 31 March 1997 are as follows:

                                  Options at                                    Options at         Exercise
                                  31 March                                       31 March          price per
Date Granted                       1996           Lapsed            Issued       1997               share
------------                     ----------       ------            ------     ---------          ---------
30 December 1994 ........           99,017          (48,060)          --           50,957          166.5p
28 March 1996 ...........          798,738          (84,009)          --          714,729             79p



These options, ordinarily, may be exercised in the six months following the expiry of five years after the date of the grant.

The mid market closing price of the shares on 27 March 1997, the nearest trading day to the year end, was 133.5p and the range in the year was 65p to 156p.

--------------------------------------------------------------------------------

21 SHARE PREMIUM ACCOUNT

                                                   (UK Pounds in thousands)
At 31 March 1997 and 31 March 1996...................       33,524
                                                            ======


                                                       EuroDollar (Holdings) plc
NOTES TO THE ACCOUNTS
continued
--------------------------------------------------------------------------------
22 PROFIT AND LOSS ACCOUNT

                                         Group           Company
                                         -----           -------
                                        (UK Pounds in thousands)

At 1 April 1996 ..............           6,046            1,756
Profit/(loss) for the year ...           3,028             (389)
Foreign exchange movements ...             (36)              --
                                         -----            -----
At 31 March 1997 .............           9,038            1,367
                                         =====            =====

The Company has taken advantage of the exemption contained in section 230 of the Companies Act 1985, not to disclose a separate company profit and loss account. The Company's loss for the year, after tax and dividends, was Pound 389,000 (1996 loss Pound 281,000).

--------------------------------------------------------------------------------

23 COMMITMENTS _ GROUP

(i) Capital commitments for which no provision has been made in these financial statements, are as follows:

                                            31 March        31 March
                                              1997            1996
                                            --------        --------
Authorised and contracted for
  - vehicles ......................          49,988          50,009
  - other .........................              88             498
                                             ------          ------
                                             50,076          50,507
                                             ======          ======

The Group also has an informal arrangement with certain motor dealers that for every used vehicle sold to the dealer, the Group will acquire a new vehicle at a later date.

The Company had no capital commitments at 31 March 1997 or 31 March 1996.

(ii)The Group had annual commitments under non-cancellable operating leases as follows:

                                                       31 March 1997
                                           ------------------------------------
                                           Land and
                                           buildings       Vehicles      Other
                                           ---------       --------      ------
                                                 (UK Pounds in thousands)
Operating leases which expire:
Within one year ...................            720          1,276          19
Between one and five years ........            862            337          49
After five years ..................          2,823              _           _
                                             -----          -----        ----
                                             4,405          1,613          68
                                             =====          =====        ====

                                                       31 March 1996
                                           ------------------------------------
                                           Land and
                                           buildings       Vehicles      Other
                                           ---------       --------      ------
                                                 (UK Pounds in thousands)

Operating leases which expire:
Within one year ...................            515          2,172          24
Between one and five years ........          1,246            320          63
After five years ..................          2,651              _           _
                                             -----          -----        ----
                                             4,412          2,492          87
                                             =====          =====          ==

The Company had no operating lease commitments at 31 March 1997 or 31 March
1996.

EuroDollar (Holdings) plc

NOTES TO THE ACCOUNTS
continued





--------------------------------------------------------------------------------

24 PENSION COMMITMENTS

The Company established a funded defined benefit pension Scheme in March 1994 known as the EuroDollar Pension Scheme ("the Scheme"). The assets of the Scheme are administered by a trustee Company, EuroDollar Pension Scheme Trustees Limited, and are held separately from those of the Company. The principal asset of the Scheme is a holding of units in the Gartmore Long Term Balanced Strategy Fund.

The most recent actuarial valuation of the Scheme was carried out as at 1 July 1994 by qualified actuaries employed by Alexander Clay & Partners Consulting. At the valuation date, the total market value of the Scheme's assets was Pound 6.1 million. The results of the valuation showed that the assets held were more than sufficient to cover the liabilities of the Scheme in respect of completed service on the funding basis. The surplus is being used to finance a temporary reduction in the Company contribution rate.

The projected unit method was adopted for the purpose of calculating the pension costs shown in these financial statements. The principal actuarial assumptions were that, over the long term, the average yield which will be obtained on the investment of all Scheme assets is 9.5% per annum compound and that members' Scheme salaries will, on average, increase at a general rate of 7.0% per annum, from the valuation date until the assumed retirement date. In addition, allowance was made for further increases due to promotion etc. in accordance with a suitable scale. Annual increases in present and future pension payments were assumed to average 5.5% per annum for senior executives and 4.5% per annum for other members. It was assumed that dividends would grow at an average future rate of 5.5% per annum.

On the basis of these assumptions, there was a surplus of Pound 2.5 million of assets over accrued liabilities, corresponding to a funding level of 162%. For accounting purposes this surplus is being amortised over the average remaining service lives of members at the valuation date.

Total pension costs for the Group charged to profit for the year amounted to Pound 305,000 (1996 Pound 285,000) of which Pound 278,000 (1996 Pound 261,000)
is in respect of the Scheme; the remainder relates to amounts paid to independently administered schemes.

The Group has no health and medical plans providing post-retirement benefits.
-------------------------------------------------------------------------------

25 RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM
   OPERATING ACTIVITIES

                                                         Year to     Year to
                                                         31 March   31 March
                                                           1997       1996
                                                       ----------   ---------
                                                        (UK Pounds in thousands)

Operating profit......................................   17,047       12,852
Depreciation charges..................................   16,922       16,468
Share of result/(loss) of associates..................       --            7
(Increase)/decrease in stocks.........................     (244)          16
Increase in debtors...................................   (1,757)      (4,923)
Increase in creditors.................................    1,602        2,081
                                                        -------      -------
Net cash inflow from operating activities                33,570       26,501
                                                        =======      =======

                                                       EuroDollar (Holdings) plc


NOTES TO THE ACCOUNTS
continued





--------------------------------------------------------------------------------

26 ANALYSIS OF CASH FLOWS FOR HEADINGS NETTED IN THE CASH FLOW STATEMENT

                                                                YEAR TO                        YEAR TO
                                                               31 MARCH                       31 March
                                                                 1997                           1996
                                                 -----------------------    ---------------------------
                                                               (UK Pounds in thousands)

RETURNS ON INVESTMENTS AND SERVICING OF
  FINANCE
Interest received............................          159                        154
Interest paid................................       (5,508)                    (5,509)
Interest element of finance lease rental
  payments...................................       (3,520)                    (3,434)
                                                  --------                   --------

NET CASH OUTFLOW FOR RETURNS ON INVESTMENTS
  AND SERVICING OF FINANCE...................                    (8,869)                        (8,789)
                                                                =======                         ======

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT

Purchase of tangible fixed assets............     (220,387)                  (182,275)
Sale of tangible fixed assets................      171,672                    159,198
                                                  --------                   --------

NET CASH OUTFLOW FOR CAPITAL EXPENDITURE AND
  FINANCIAL INVESTMENT.......................                   (48,715)                       (23,077)
                                                                =======                         ======

ACQUISITIONS AND DISPOSALS
Acquisition of associate undertaking.........           --                       (111)
50% disposal of subsidiary undertaking
Disposal proceeds............................           --                          4
Disposal of overdraft........................           --                        199
                                                  --------                   --------

NET CASH INFLOW FOR ACQUISITIONS AND
  DISPOSALS..................................                        --                             92
                                                                =======                         ======

MANAGEMENT OF LIQUID RESOURCES
Purchase of listed investments...............         (550)                      (316)
                                                  --------                   --------

NET CASH OUTFLOW FROM MANAGEMENT OF LIQUID
  RESOURCES..................................                      (550)                          (316)
                                                                =======                         ======

EuroDollar (Holdings) plc



NOTES TO THE ACCOUNTS
continued





--------------------------------------------------------------------------------

27 ANALYSIS OF NET DEBT

                                                          Other
                                   At 1 April   Cash     non-cash  Exchange  At 31 March
                                         1996   flow      changes  movement         1997
                                   ----------  -------   --------  --------  -----------
                                                 (UK Pounds in thousands)
Cash at bank and in hand...........      649     1,753       --      (1)      2,401
Bank overdrafts....................   (4,126)    3,111       --      45        (970)
                                               -------
                                                 4,864
                                               -------
Debt due within 1 year.............  (50,784)   (4,695)      --      --     (55,479)
Finance leases.....................  (35,191)  (26,527)      --      --     (61,718)
                                               -------
                                               (31,222)
                                               -------

Current asset
investments........................      858       550      (10)     --       1,398
                                     -------   -------   ------   -----    --------
Total..............................  (88,594)  (25,808)     (10)     44    (114,368)
                                     =======   =======   ======   =====    ========

--------------------------------------------------------------------------------

28 VEHICLE BACKED FINANCE

                                                                Year to                 Year to
                                                               31 March                31 March
                                                                   1997                    1996
                                                              ---------                --------
                                                              (UK Pounds in thousands)

Balance at beginning of year....................                85,975                   86,938
Receipts from lease financing...................    127,876                 106,108
Repayments of lease financing...................   (101,349)               (112,190)
Receipts from other vehicle backed finance......     88,796                  72,529
Repayments of other vehicle backed finance......    (84,101)                (67,410)
                                                  ---------                --------

Net cash inflow/(outflow) from vehicle backed
  finance.......................................                31,222                     (963)
                                                               -------                  -------

Balance at 31 March.............................               117,197                   85,975
                                                               =======                  =======

--------------------------------------------------------------------------------

29 OTHER LEASE FINANCE

                                                                Year to               Year to
                                                               31 March              31 March
                                                                   1997                  1996
                                                               --------              --------
                                                              (UK Pounds in thousands)
Balance at beginning of year.........................                --                   98
Repayments of other lease financing..................     --                 (98)
                                                     -------              ------

Net cash outflow from other lease finance............                --                  (98)
                                                                 ------               ------

Balance at 31 March..................................                --                   --
                                                                 ======               ======

                                                       EuroDollar (Holdings) plc



NOTES TO THE ACCOUNTS
continued





--------------------------------------------------------------------------------

30 PRINCIPAL SUBSIDIARY AND ASSOCIATE UNDERTAKINGS

Activity                        Company                         Proportion of             Country of
                                                              Ordinary shares          incorporation
                                                                       held %          and operation
-----------------------------------------------------------------------------------------------------
Vehicle rental                  EuroDollar (UK) Limited                  100%             England
                                EuroDollar Holland BV                    100%             Holland*

Motor insurance                 EuroDollar (Insurances) Limited          100%             Guernsey*

Vehicle inspection              Provincial Assessors Limited             100%             England*

Intermediate holding company    EuroDollar (Properties) Limited          100%             England*

Franchising                     EuroDollar International Limited          50%             England

Rental of airport service area  Cooperatieve Vereniging `Main 2000' UA  33.3%             Holland

* Owned directly by EuroDollar (Holdings) plc

Advantage has been taken of section 231(5) of the Companies Act 1985 in that a full list of subsidiary undertakings will be annexed to the Company's next Annual Return.

--------------------------------------------------------------------------------

31 CONTINGENT LIABILITIES

(i) Save as set out below the Group has no contingent liabilities at 31 March 1997.

(a) In litigation with Maiellano Tours Inc. ("Maiellano"), both EuroDollar and Maiellano are claiming breach of contract to provide car rental services to Maiellano and in the payments of the amounts due thereunder. The maximum amount of the Maiellano claim is US$7,717,059 of which US$6,000,000 relates to compensation for damage to reputation and image. In respect of this element of the claim, EuroDollar has been advised by its Italian lawyers that, in their opinion, there is no risk of such a claim being successful. In respect of the balance of the amount claimed, EuroDollar is disputing the amount and is in turn claiming that it is Maiellano who owes money for car rental services. EuroDollar has already obtained a sequestration order from the Court of Rome in respect of up to Lit.1,300,000,000 of its claim. The next hearing is scheduled for October 1997 at which a report prepared by a court appointed technical expert will be reviewed. EuroDollar has been advised by its Italian lawyers that this confirms that Maiellano owes money for car rental services.

(ii) The Company has contingent liabilities in respect of guarantees of borrowings of certain subsidiary undertakings which at 31 March 1997 amounted to Pound 55 million (31 March 1996 Pound 44 million).

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
Quinlan Automotive Group
Clearwater, Florida

We have audited the accompanying combined balance sheet of Quinlan Automotive Group as of December 31, 1996, and the related combined statement of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Quinlan Automotive Group as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




                                            Crowe, Chizek and Company LLP


Ft. Lauderdale, Florida
September 19, 1997, except for Note 15
  as to which the date is October 31, 1997


--------------------------------------------------------------------------------

                            QUINLAN AUTOMOTIVE GROUP
                         COMBINED STATEMENTS OF INCOME
              For the nine months ended September 30, 1997 and 1996
                      and the year ended December 31, 1996


--------------------------------------------------------------------------------


                                                         (Unaudited)         (Unaudited)
                                                        September 30,        September 30,        December 31,
                                                             1997                1996                1996
                                                        -------------       -------------       -------------
Revenue (Note 2)                                        $ 163,108,181       $ 136,723,536       $ 175,289,895

Cost of revenue (Note 2)                                  143,347,400         119,360,491         151,782,913
                                                        -------------       -------------       -------------


GROSS PROFIT                                               19,760,781          17,363,045          23,506,982

Operating expenses                                         15,701,178          14,651,539          20,045,199
                                                        -------------       -------------       -------------


NET INCOME                                                  4,059,603           2,711,506           3,461,783

Retained earnings at beginning of period                    4,650,667           3,239,862           3,239,862

Dividends                                                  (2,799,366)         (1,893,677)         (2,050,978)
                                                        -------------       -------------       -------------


RETAINED EARNINGS AT END OF PERIOD                      $   5,910,904       $   4,057,691       $   4,650,667
                                                        =============       =============       =============


--------------------------------------------------------------------------------

            See accompanying notes to combined financial statements.

                            QUINLAN AUTOMOTIVE GROUP
                             COMBINED BALANCE SHEETS
                September 30, 1997 and 1996 and December 31, 1996

--------------------------------------------------------------------------------


                                                            (Unaudited)       (Unaudited)
                                                            September 30,     September 30,    December 31,
                                                                 1997             1996             1996
                                                             -----------      -----------      -----------
ASSETS
Current assets
     Cash                                                    $    15,646      $     2,850      $    82,492
     Receivables, net (Note 4)                                 8,089,695        6,238,221        6,348,797
     Inventories (Note 5)                                     21,679,396       15,130,876       17,794,477
     Prepaid expenses and other                                  551,819          490,449          376,828
     Due from shareholder                                         40,000           40,000           40,000
                                                             -----------      -----------      -----------
         Total current assets                                 30,376,556       21,902,396       24,642,594

Property and equipment, net (Note 6)                           4,708,865        5,326,781        5,197,503

Other assets
     Intangible assets, net (Note 7)                           1,776,685        1,935,619        1,894,523
     Other assets                                                293,115          294,675          293,613
                                                             -----------      -----------      -----------
                                                               2,069,800        2,230,294        2,188,136
                                                             -----------      -----------      -----------

                                                             $37,155,221      $29,459,471      $32,028,233
                                                             ===========      ===========      ===========
LIABILITIES AND OWNERS' EQUITY
Current liabilities
     Checks written in excess of bank balance                $ 2,299,783      $ 1,386,267      $ 1,605,789
     Notes payable - floorplan (Note 8)                       14,748,830        9,059,198       11,014,895
     Current portion of notes payable (Note 9)                 7,034,965        3,974,557        4,509,535
     Accounts payable and other accrued
       expenses                                                3,007,284        4,198,801        3,985,111
     Liability for finance chargebacks and salary
       longevity program                                         388,138          310,951          342,790
     Due to shareholders (Note 10)                             1,878,929        1,151,175        1,101,542
                                                             -----------      -----------      -----------
         Total current liabilities                            29,357,929       20,080,949       22,559,662

Long-term portion of notes payable (Note 9)                       45,557        2,351,818        1,918,505
Liability for finance chargebacks and salary
  longevity program                                              306,473          355,725          290,387
Due to shareholders (Note 10)                                     27,853        1,106,783        1,102,507

Shareholders' equity
     Common stock                                                120,400          120,400          120,400
     Paid in capital                                           1,386,105        1,386,105        1,386,105
     Retained earnings                                         5,910,904        4,057,691        4,650,667
                                                             -----------      -----------      -----------
                                                               7,417,409        5,564,196        6,157,172
                                                             -----------      -----------      -----------

                                                             $37,155,221      $29,459,471      $32,028,233
                                                             ===========      ===========      ===========


--------------------------------------------------------------------------------

            See accompanying notes to combined financial statements.

                            QUINLAN AUTOMOTIVE GROUP
                        COMBINED STATEMENTS OF CASH FLOWS
              For the nine months ended September 30, 1997 and 1996
                      and the year ended December 31, 1996

--------------------------------------------------------------------------------

                                                                  (Unaudited)      (Unaudited)
                                                                 September 30,     September 30,      December 31,
                                                                      1997             1996               1996
                                                                  -----------       -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                   $ 4,059,603       $ 2,711,506       $ 3,461,783
     Adjustments to reconcile net income to
       net cash from operating activities
         Depreciation and amortization                                557,721           606,154           811,010
         Amortization of intangible assets                            117,838           151,305           192,401
         Net loss (gain) on sale of property and
           equipment                                                  (14,013)              811           147,711
         Provision for doubtful accounts                               99,991            60,210            90,344
         Change in assets and liabilities
              Receivables                                          (1,840,889)          152,025            11,315
              Inventories                                          (3,884,919)        4,577,575         1,913,974
              Prepaid expenses and other                             (174,991)         (227,523)         (113,902)
              Other assets                                                498               499             1,561
              Accounts payable and other
                accrued expenses                                     (977,827)          137,513           (76,177)
              Net borrowings under floorplan
                agreements                                          3,733,935        (3,334,453)       (1,378,756)
              Liability for finance chargebacks
                and salary longevity program                           61,434            27,705            (5,794)
                                                                  -----------       -----------       -----------
                  Net cash from operating activities                1,738,381         4,863,327         5,055,470

CASH FLOWS FROM INVESTING ACTIVITIES
     Proceeds from sale of property and
       equipment                                                      131,335            63,287            63,287
     Purchase of property and equipment                              (186,405)         (349,504)         (571,981)
     Repayment from shareholder                                          --             210,000           210,000
                                                                  -----------       -----------       -----------
         Net cash from investing activities                           (55,070)          (76,217)         (298,694)

CASH FLOWS FROM FINANCING ACTIVITIES
     Checks written in excess of bank balance                         693,994          (959,269)         (739,747)
     Repayment to affiliate                                              --            (161,653)         (161,653)
     Due to shareholders                                             (297,267)          111,232            57,323
     Borrowings on notes payable                                    1,493,267         1,329,384         1,464,272
     Payments on notes payable                                       (840,785)       (3,094,855)       (3,128,079)
     Dividends paid                                                (2,799,366)       (1,893,677)       (2,050,978)
     Return of shareholders' capital                                     --            (120,000)         (120,000)
                                                                  -----------       -----------       -----------
         Net cash from financing activities                        (1,750,157)       (4,788,838)       (4,678,862)
                                                                  -----------       -----------       -----------

Net increase in cash                                                  (66,846)           (1,728)           77,914

Cash at beginning of period                                            82,492             4,578             4,578
                                                                  -----------       -----------       -----------
CASH AT END OF PERIOD                                             $    15,646       $     2,850       $    82,492
                                                                  ===========       ===========       ===========
Supplemental disclosure of cash flow information
     Cash paid during the period for interest                     $ 1,587,173         1,444,446       $ 1,898,010


--------------------------------------------------------------------------------

            See accompanying notes to combined financial statements.

                            QUINLAN AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                December 31, 1996

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS: Quinlan Automotive Group (the Group) serves customers principally in the Central Florida trading area. The Group offers a broad range of products and services including new and used vehicle sales and replacement parts and service and body shop repairs.

PRINCIPLES OF COMBINATION: The combined financial statements of Quinlan Automotive Group consists of the entities listed below which operations are being acquired by Republic Industries, Inc. The majority interest of the entities are owned by members of the Quinlan family. A certain dealership executive has ownership interest which is also to be acquired by Republic Industries, Inc. The entities include:

                  Quinlan Motors, Inc. d/b/a Jim Quinlan Nissan
                  Jim Quinlan Ford Lincoln-Mercury, Inc.
                  Jim Quinlan Chevrolet Co., Inc.

All significant intercompany transactions have been eliminated in the combined financial statements.

MAJOR SUPPLIERS AND DEALER AGREEMENTS: The Group purchases substantially all of its new vehicles and replacement parts inventories from Nissan Motor Corporation, Ford Motor Company, and Chevrolet Motor Division of General Motors Corporation, at the prevailing prices charged to all franchised dealers. The Group's overall sales could be impacted by a manufacturer's inability or unwillingness to supply the Group with an adequate supply or mix of inventory.

The Group enters into Dealer Agreements with each manufacturer. The Dealer Agreements limit the location of the dealership and give the manufacturer rights to approve changes in the dealership's ownership. The manufacturer is entitled to terminate the Dealer Agreement if the Group is in breach of its terms.

REVENUE RECOGNITION: Revenue from the sale of vehicles is recognized on delivery and obtaining financing arrangements. Revenue from parts, service and body shop sales is recognized on the delivery of the part or completion of the service.

The Group sells third party service contracts for which the Group receives a commission. The Group arranges financing with financial institutions for its customers' purchases of new and used vehicles for which the Group earns a fee from the respective financial institution. The fees that the Group earns for arranging financing contracts and selling service contracts are subject to chargeback if the customer terminates the respective contract for predetermined reasons. The Group records an estimate of the liability for future chargebacks based on management's estimate and historical experience.


--------------------------------------------------------------------------------

                                  (Continued)

                            QUINLAN AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                December 31, 1996

--------------------------------------------------------------------------------



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

INVENTORIES: Inventories are valued at the lower of cost or market. The cost of the new and used vehicle inventories is determined on a last-in first-out basis
(LIFO), except for medium duty trucks which are determined using the first-in first-out basis (FIFO). Parts inventory at Jim Quinlan Chevrolet Co., Inc. are determined on a last-in first-out basis (LIFO), while all other parts and accessories inventories are determined on a first-in first-out basis (FIFO).

CREDIT RISK CONCENTRATION: The Group's trade receivables are due primarily from retail and wholesale customers. In addition, the majority of the contracts and vehicle receivables are due from financial institutions relating to sales of new and used vehicles. Additionally, there are receivables and payables to the manufacturers.

The Group has cash deposited in various local banks. The first $100,000 of the deposits for each individual company at each bank are insured by an agency of the U.S. Government.

PROPERTY AND EQUIPMENT: Property and equipment is stated at cost less accumulated depreciation. Expenditures for maintenance, repairs and minor renewals are expensed as incurred. Betterments and additions are capitalized. Depreciation is provided by the straight-line method over the estimated useful lives of the assets.

INTANGIBLE ASSETS: The goodwill of Companies acquired is being amortized on a straight-line basis over a period of 15 years. Recoverability is reviewed annually or sooner if events or changes in circumstances indicate that the carrying amount may exceed estimated undiscounted net cash flows to which the goodwill applies.

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS: Preparing financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates made in the preparation of the financial statements.

ADVERTISING: The Group expenses production and other costs of advertising as incurred.

FAIR VALUES OF FINANCIAL INSTRUMENTS: The fair value of cash equivalents, receivables and trade payables approximates the carrying value. The fair value of floorplan debt, shareholder notes payable and other debt approximates the carrying amount as these instruments bear market interest rates.

STATEMENT OF CASH FLOWS: For purposes of the statement of cash flows, cash includes cash and short-term investments with original maturities of 90 days or less.

--------------------------------------------------------------------------------

                                  (Continued)

                            QUINLAN AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                December 31, 1996

--------------------------------------------------------------------------------



NOTE 2 - REVENUE AND COST OF REVENUE

For the year ended December 31, 1996, the revenue and cost of revenue included the following:

REVENUE

          Automotive retail              $129,016,239
          Fleet                            11,937,486
          Wholesale parts                  34,336,170

COST OF REVENUE

          Automotive retail              $110,012,811
          Fleet                            11,807,613
          Wholesale parts                  29,962,489


NOTE 3 - INCOME TAXES

The entities included in the Group, with the consent of their shareholders, have elected to have their income taxed under Section 1362 of the Internal Revenue Code and similar sections of state income tax law. Accordingly, the accompanying financial statements reflect no provision for income taxes since the taxable income or loss of the entities are reported by the shareholders, individually.

NOTE 4 -RECEIVABLES

Receivables at December 31, 1996 consist of the following:

           Trade receivables                                  $  2,901,137
           Contracts in transit and vehicle receivables          2,797,567
           Factory receivables and others                          753,472
                                                              ------------
                                                                 6,452,176
           Less: allowance for doubtful accounts                   103,379
                                                              ------------
                                                              $  6,348,797
                                                              ============

--------------------------------------------------------------------------------

                                  (Continued)

                            QUINLAN AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                December 31, 1996

--------------------------------------------------------------------------------


NOTE 5 - INVENTORIES

Inventories at December 31, 1996 consist of the following:

          New vehicles                             $  9,264,275
          Used vehicles                               3,186,202
          Parts, accessories and miscellaneous        5,344,000
                                                   ------------
                                                   $ 17,794,477
                                                   ============

At December 31, 1996 approximately 95% of the inventories were valued on a LIFO basis. The LIFO reserve was $3,905,394.


NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1996 consists of the following:

          Land                                               $    181,884
          Service equipment                                     1,585,820
          Furniture and fixtures                                1,260,748
          Buildings and improvements                            3,895,547
          Leasehold improvements                                  377,882
          Company vehicles                                        700,927
                                                             ------------
                                                                8,002,808
          Less: accumulated depreciation and amortization       2,805,305
                                                             ------------
                                                             $  5,197,503
                                                             ============

NOTE 7 - INTANGIBLE ASSETS

Intangible assets at December 31, 1996 include the following:

          Goodwill                                 $  2,247,120
          Less:  accumulated amortization               352,597
                                                   ------------
                                                   $  1,894,523
                                                   ============

--------------------------------------------------------------------------------

                                  (Continued)

                            QUINLAN AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                December 31, 1996

--------------------------------------------------------------------------------

NOTE 8 - NOTES PAYABLE - FLOORPLAN

At December 31, 1996, the Group had floorplan financing agreements with General Motors Acceptance Corporation and Ford Motor Credit Corporation bearing interest at prime plus 1% (9.5%), secured by the respective vehicles floored. Payment is due when the related vehicle is sold.

General Motors Acceptance Corporation and Ford Motor Credit Corporation allow the Group to apply available cash against the floorplan in a Cash Management Account (CMA) arrangement. The CMA and the related interest savings is reflected as a reduction of the notes payable floorplan and interest expense in these financial statements. At December 31, 1996, the Group had $1,453,000 in the Ford Motor Credit Corporation account. This amount is recorded as an offset to the notes payable floorplan.

NOTE 9 - NOTES PAYABLE

Notes payable consist of the following at December 31, 1996:

     Note payable to Barnett Bank of Pinellas County due in 120 monthly installments of $15,529 including interest at 7.25%; maturing June 1, 1998;
     collateralized by land and building.                                                           $1,447,388

     Note payable to Barnett Bank of Pinellas County due in 60 monthly installments of
     $5,759 including interest at 7.25%; maturing June 1, 1998; collateralized by land
     and building.                                                                                     535,474

     $4,000,000 line of credit arrangement with Barnett Bank of Pinellas County requiring payment of interest monthly at the bank's prime rate; maturing June 1,
     1997; secured by accounts receivable and parts inventory. The loan agreement
     contains certain covenants which were met.                                                      3,610,608

     Line of credit with General Motors Acceptance Corp. in the amount of $750,000; due
     January 1, 1997 with interest at 9.5% due monthly.                                                750,000

     Capital lease payable to AT&T Capital Corporation in 84 monthly installments of
     $2,906 including interest at 8.71%; collateralized by AT&T telephone system; final
     payment due December 31, 2000.                                                                     84,570
                                                                                                    ----------
                                                                                                     6,428,040

     Less: current portion                                                                           4,509,535
                                                                                                    ----------

                                                                                                    $1,918,505
                                                                                                    ==========

--------------------------------------------------------------------------------

                                   (Continued)

                            QUINLAN AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                December 31, 1996

--------------------------------------------------------------------------------

NOTE 9 - NOTES PAYABLE (Continued)

Long-term debt maturities are as follows:

         1997                             $ 4,509,535
         1998                               1,903,675
         1999                                  14,830

Interest expense on all indebtedness amounted to $2,106,244 for the year ended December 31, 1996.

Interest assistance credits of $956,232 received from the manufacturers in 1996 have been shown as a reduction in the cost of revenue.

NOTE 10 - DUE TO SHAREHOLDERS

Notes payable to shareholders in the amount of $1,085,000 bear interest at 9.25% and are due on demand. Notes payable to shareholders in the amount of $1,062,893 bear interest at prime and mature January 1998.

Note payable to shareholder in the amount of $56,156 bears interest at 9% maturing January 2000. The balance matures as follows:

         1997                             $ 16,542
         1998                               18,093
         1999                               19,791
         2000                                1,730


NOTE 11 - COMMON STOCK

At December 31, 1996, the common stock consisted of:

                                                PAR VALUE                             SHARES
                                                OF COMMON           SHARES           ISSUED AND
                                                  SHARES          AUTHORIZED         OUTSTANDING       AMOUNT
                                               ------------       ----------         -----------       ------
Quinlan Motors, Inc. d/b/a Jim
  Quinlan Nissan                                $     1              6,000              1,000        $   1,000
Jim Quinlan Ford Lincoln-
  Mercury, Inc.                                       1             10,000              6,500            6,500
Jim Quinlan Chevrolet Co., Inc.                     100              2,700              1,129          112,900
                                                                                                     ---------

                                                                                                     $ 120,400
                                                                                                     =========

--------------------------------------------------------------------------------

                                  (Continued)

                            QUINLAN AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                December 31, 1996

--------------------------------------------------------------------------------


NOTE 12 - LEASE COMMITMENTS

The Group leases land used in dealership operations from a shareholder through January 3, 2020. The lease calls for annual payments of $120,000 plus real estate taxes.

The Group leases facilities from shareholders for $21,675 a month plus real estate taxes through November 1998.

The Group leases several trucks from unrelated parties for $13,061 a month through various dates ranging from November 1999 to March 2001.

The Group leases additional facilities from unrelated parties for $3,660 a month through various dates ranging from March 1997 to August 1999.

The minimum rental commitments at December 31, 1996 under these operating leases are as follows:

         1997                                 $   524,367
         1998                                     492,733
         1999                                     245,581
         2000                                     167,288
         2001                                     125,662
         Thereafter                             2,170,000
                                              -----------

                                              $ 3,725,631
                                              ===========

Total rent expense under the lease agreements was $473,107 in 1996.

NOTE 13 - COMMITMENTS

In 1992, the Group guaranteed a note payable to General Motors Acceptance Corporation (GMAC) by James Pontiac-GMC Truck, Inc. The balance of the note payable from James Pontiac-GMC Truck, Inc. to GMAC as of December 31, 1996 was $3,124,491, and is secured by the James Pontiac-GMC Truck dealership facilities.

NOTE 14 - SHAREHOLDERS' AGREEMENTS

Jim Quinlan Chevrolet Co., Inc. and its shareholders have agreements covering the purchase and sale of the company's stock upon the occurrence of certain events. The company has first right to purchase any shares contemplated in a transfer by a shareholder. The purchase price of the shares is determined by formulas in the agreements.

--------------------------------------------------------------------------------

                                  (Continued)

                            QUINLAN AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                December 31, 1996

--------------------------------------------------------------------------------

NOTE 15 - SUBSEQUENT EVENTS

On August 27, 1997, the Quinlan Automotive Group and shareholders entered into a purchase agreement with Republic Industries, Inc. In October 1997, the purchase was completed and the Companies are now wholly-owned by Republic Industries, Inc.




















--------------------------------------------------------------------------------

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Emich Oldsmobile, Inc. and Affiliates
Golden, Colorado

We have audited the accompanying combined balance sheet of Emich Oldsmobile, Inc. and Affiliates, as of December 31, 1996, and the related combined statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Emich Oldsmobile, Inc. and Affiliates as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                       Crowe, Chizek and Company LLP

Oak Brook, Illinois
September 25, 1997

                     EMICH OLDSMOBILE, INC. AND AFFILIATES
                             COMBINED BALANCE SHEET


--------------------------------------------------------------------------------

                                                                                September 30,       December 31,
                                                                                   1997                1996
                                                                                -------------       ------------
                                                                                 (Unaudited)
ASSETS
Current assets
         Cash and cash equivalents                                               $ 12,156,183        $ 8,914,621
         Receivables (Note 2)                                                      11,848,205          8,809,811
         Inventories (Note 3)                                                      32,120,069         38,103,667
         Prepaid expenses                                                             386,671            170,590
                                                                                 ------------        -----------
                  Total current assets                                             56,511,128         55,998,689

Property and equipment, net (Note 4)                                                2,181,607          1,318,865

Other assets
         Investment in real estate                                                     82,354            132,354
         Intangible assets, net                                                       160,414             76,667
         Deferred finance receivables                                                 108,509            101,980
         Cash surrender value of officer's life insurance                             281,368            239,684
                                                                                  -----------        -----------
                                                                                      632,635            550,685
                                                                                  -----------        -----------
                                                                                  $59,325,380        $57,868,239
                                                                                  ===========        ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
         Checks written in excess of bank balance                                $         --        $   314,510
         Notes payable - floor plan (Note 5)                                       30,508,776         36,840,859
         Current portion of capital lease obligation                                   43,835             80,958
         Accounts payable and other accrued expenses                                7,527,596          4,991,262
         Accrued chargebacks                                                          563,777            563,777
         Due to shareholders (Note 6)                                               1,698,854          1,790,034
                                                                                 ------------        -----------
                  Total current liabilities                                        40,342,838         44,581,400

Long-term portion of capital lease obligation                                              --             16,932
Accrued chargebacks                                                                   446,139            446,139

Shareholders' equity
         Common stock (Note 9)                                                        822,600            822,600
         Paid-in capital                                                              170,475            170,475
         Retained earnings                                                         17,543,328         11,830,693
                                                                                  -----------        ----------
                  Total shareholders' equity                                       18,536,403         12,823,768
                                                                                  -----------        -----------
                           Total liabilities and shareholders' equity             $59,325,380        $57,868,239
                                                                                  ===========        ===========



--------------------------------------------------------------------------------

            See accompanying notes to combined financial statements.

                     EMICH OLDSMOBILE, INC. AND AFFILIATES
               COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS

--------------------------------------------------------------------------------

                                                                                Year Ended
                                           Nine Months Ended September 30,     December 31,
                                           -------------------------------     -------------
                                               1997              1996              1996
                                           -------------    --------------     -------------
                                                     (Unaudited)
Sales                                      $ 239,384,423    $ 235,148,657      $ 309,933,005

Cost of sales                                208,682,355      205,079,685        269,683,343
                                           -------------    -------------      -------------

GROSS PROFIT                                  30,702,068       30,068,972         40,249,662

Operating expenses                            23,336,925       22,369,219         36,748,422
                                           -------------    -------------      -------------

NET INCOME                                     7,365,143        7,699,753          3,501,240

Retained earnings at beginning of year        11,830,693        8,640,498          8,640,498

Distributions                                 (1,652,508)        (311,046)          (311,045)
                                           -------------    -------------      -------------

RETAINED EARNINGS AT END OF YEAR           $  17,543,328    $  16,029,205      $  11,830,693
                                           =============    =============      =============




--------------------------------------------------------------------------------

            See accompanying notes to combined financial statements.

                      EMICH OLDSMOBILE, INC. AND AFFILIATES
                        COMBINED STATEMENT OF CASH FLOWS

--------------------------------------------------------------------------------

                                                                                                                        Year Ended
                                                                                  Nine Months Ended September 30,       December 31,
                                                                                 ----------------------------------     ------------
                                                                                    1997                    1996           1996
                                                                                 -----------            -----------     -----------
                                                                                             (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
         Net income                                                              $ 7,365,143            $ 7,699,753     $ 3,501,240
         Adjustments to reconcile net income to net
           cash from operating activities
                  Depreciation and amortization                                      433,438                359,423         491,995
                  Gain on sale of property and equipment                              (3,500)                (6,368)         (2,884)
                  Provision for doubtful accounts                                         --                     --         (36,325)
                  Reserve for chargebacks                                                 --                     --          16,174
                  Change in assets and liabilities
                           Receivables                                            (3,038,394)             2,735,180       4,319,955
                           Inventories                                             5,983,598              6,138,098        (146,292)
                           Other assets                                             (222,610)               163,301          17,088
                           Net payments under floor plan - manufacturer           (6,332,083)            (9,221,227)       (777,184)
                           Accounts payable and accrued expenses,
                             including checks written in excess of bank balance    2,221,824                829,664        (972,480)
                                                                                 -----------            -----------     -----------
                                    Net cash provided by operating activities      6,407,416              8,371,222       6,411,287

CASH FLOWS FROM INVESTING ACTIVITIES
         Proceeds from sale of property and equipment                                  3,500                 29,200          49,701
         Purchases of property and equipment                                      (1,279,927)              (295,752)       (421,569)
         Increase in cash surrender value of life insurance                          (41,684)                (5,982)         (5,982)
         Other                                                                       (50,000)                    --              --
                                                                                 -----------            -----------     -----------
                  Net cash used in investing activities                           (1,368,111)              (272,534)       (377,850)

Cash flows from financing activities
         Distributions                                                            (1,652,508)              (311,046)       (311,045)
         Payments - capital lease obligation                                         (54,055)               (44,125)        (46,234)
         Loans - shareholder                                                          25,797                 77,908         221,189
         Repayments - shareholder                                                   (116,977)                     0        (145,000)
                                                                                 -----------            -----------     -----------
                  Net cash used in financing activities                           (1,797,743)              (277,263)       (281,090)
                                                                                 -----------            -----------     -----------

Net increase in cash                                                               3,241,562              7,821,425       5,752,347
Cash at beginning of year                                                          8,914,621              3,162,274       3,162,274
                                                                                 -----------            -----------     -----------

CASH AT END OF YEAR                                                              $12,156,183            $10,983,699     $ 8,914,621
                                                                                 ===========            ===========     ===========

Supplemental disclosure of cash flow information
         Cash paid during the year for
                  Interest                                                       $                      $               $   392,126
                                                                                 ===========            ===========     ===========


--------------------------------------------------------------------------------

            See accompanying notes to combined financial statements.

                      EMICH OLDSMOBILE, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                          Year ended December 31, 1996

--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BASIS OF PRESENTATION: The accompanying combined financial statements of Emich Oldsmobile, Inc. and Affiliates (the "Companies") include the accounts and balances of the following companies:

         Emich Oldsmobile, Inc.
         Emich Dodge, Inc.
         Emich Lincoln-Mercury, Inc.
         Emich Subaru West, Inc.
         Englewood Chrysler Plymouth, Inc. d/b/a
           Emich Chrysler Plymouth, Inc.

Emich Oldsmobile, Inc. includes three dealership facilities operating as Emich Oldsmobile West, Emich Jeep Eagle, and Emich Oldsmobile South.

All significant intercompany accounts and transactions have been eliminated.

NATURE OF BUSINESS: The Companies sell new and used vehicles, service, replacement parts, and body shop repairs to customers in the Denver, Colorado area. As of December 31, 1996, trade receivables are due primarily from retail customers. In addition, vehicle and contract receivables are due from factory financing subsidiaries and financial institutions relating to sales of new and used vehicles, various fleet customers, and various wholesale customers. The Companies purchase vehicles, parts, and supplies from their manufacturers and participate in various incentive programs. These transactions result in both receivables from and payables to the factories.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ALLOWANCE FOR DOUBTFUL ACCOUNTS: The allowance for doubtful accounts is based on management's estimate of uncollectible accounts receivable.

INVENTORIES: New vehicles and demonstrators are valued at the lower of cost or market, with cost determined by the last-in, first-out (LIFO) inventory method.



--------------------------------------------------------------------------------

                                  (Continued)

                      EMICH OLDSMOBILE, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                          Year ended December 31, 1996

--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Parts and accessories are valued at the lower of cost or market, with cost determined in the following manner:

         Last-In, First-Out (LIFO)           Lower of Cost or Current
            Inventory Method                     Replacement Cost
         -------------------------           ------------------------

         Emich Oldsmobile, Inc.              Emich Subaru West, Inc.
         Emich Lincoln-Mercury, Inc.         Emich Chrysler Plymouth, Inc.
         Emich Dodge, Inc.

Used vehicles are stated at the lower of cost or wholesale "as is" market value, as determined by management. Cost is determined by the specific unit costing method on purchased units and allowance value on traded units, plus reconditioning costs. All other inventories are generally stated at the lower of cost or market, with cost determined by the first-in, first-out (FIFO) inventory method.

PROPERTY AND EQUIPMENT: All property and equipment are recorded at cost. Depreciation, which includes the depreciation of assets recorded under capital leases, is computed using straight-line and accelerated depreciation methods. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts, and the resulting gain or loss is included in current operations. Leasehold improvements are recorded at cost and are amortized on a straight-line basis over the term of the leases.

Repairs and maintenance charges which do not increase the useful lives of the assets are charged to current operations as incurred.

INVESTMENTS IN REAL ESTATE: Investments in real estate represent investments in land and improvements and are recorded at cost. The improvements are amortized over their estimated useful lives using the straight-line method.

ACCRUED CHARGEBACKS: The Companies reserve the estimated liability for chargebacks on finance and insurance contracts sold to customers based on historical chargebacks as a percentage of finance and insurance contract sales.

INTEREST EXPENSE: Interest expense is offset by dealer wholesale credit account earnings. Total interest expense of the Companies for the year approximates $321,250.


--------------------------------------------------------------------------------

                                  (Continued)

                      EMICH OLDSMOBILE, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                          Year ended December 31, 1996

--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

INCOME TAXES: The Group and related Affiliates, with the consent of the shareholders, have elected S corporation status under the Internal Revenue Code. Instead of the Group and related Affiliates paying corporate income taxes, the shareholders of an S corporation are taxed individually on their proportionate share of the respective Company's taxable income. The Companies therefore provide for no federal income tax expense or benefit.

STATEMENT OF CASH FLOWS: For purposes of the statement of cash flows, cash includes cash and short-term investments with original maturities of 90 days or less.

NOTE 2 - RECEIVABLES

Receivables at December 31, 1996 consist of the following:

Vehicles and contracts in transit                  $ 5,755,587
Parts and service                                      902,367
Factory and finance                                  1,902,646
Employee and other                                     286,516
                                                   -----------
                                                     8,847,116
Less allowance for doubtful accounts                   (37,305)
                                                   -----------
                                                   $ 8,809,811
                                                   ===========

NOTE 3 - INVENTORIES

Inventories at December 31, 1996 consist of the following:

New vehicles                                       $33,578,922
Used vehicles                                        9,250,972
Parts and accessories                                2,015,973
Other                                                   43,919
                                                   -----------
                                                    44,889,786
Less LIFO reserves - new and used
   vehicles and part                                 6,786,119
                                                   -----------
                                                   $38,103,667
                                                   ===========

As described in Note 1, new vehicles, demonstrators, and parts and accessories (in some cases) are valued at cost as determined under the last-in, first-out
(LIFO) method. If the specific identification method for new vehicles and demonstrators and the current replacement cost

--------------------------------------------------------------------------------

                                  (Continued)

                      EMICH OLDSMOBILE, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                          Year ended December 31, 1996

--------------------------------------------------------------------------------



method for parts and accessories had been used by the Companies, cost would have been $6,786,119 higher than reported at December 31, 1996 and the net income for the year then ended would have increased by $485,270. New vehicles, used vehicles, and demonstrators are pledged as collateral under trust receipt agreements.











--------------------------------------------------------------------------------

                                  (Continued)

                      EMICH OLDSMOBILE, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                          Year ended December 31, 1996

--------------------------------------------------------------------------------

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1996 consist of the following:

    Machinery and equipment                        $ 1,838,739
    Furniture and fixtures                           1,639,145
    Leasehold improvements                             792,127
                                                   -----------
                                                     4,270,011
    Less accumulated depreciation                   (2,951,146)
                                                   -----------
                                                   $ 1,318,865
                                                   ===========

NOTE 5 - NOTES PAYABLE - FLOOR PLAN

The Companies have floor plan financing agreements with General Motors Acceptance Corporation bearing interest at prime (8.25% at December 31, 1996) less .5%, secured by new and used vehicle inventories. Payment is due upon sale of the related vehicle. General Motors Acceptance Corporation allows the Companies to invest available cash against the floor plan in a cash management account. The earnings on the cash management accounts are reflected as a reduction of interest expense. The investment in the cash management accounts are included with cash and cash equivalents and total $7,547,970 at December 31, 1996.

Interest expense on all indebtedness net of cash management earnings totals $321,251 for the year ending December 31, 1996.

NOTE 6 - RELATED PARTY TRANSACTIONS

Notes payable to shareholders accrue interest at 1% over the prime rate (approximately 9.25% at December 31, 1996) and are payable on demand. The net interest expense of the Companies on balances due to the shareholders during the year was approximately $160,000.

NOTE 7 - CONTINGENCIES AND COMMITMENTS

CUSTOMER PAPER DISCOUNTING: Customer finance paper has been sold without recourse. Additionally, the Companies may be liable for refunds of finance and insurance commissions received on customer finance paper. In the event of customer default or prepayment, the Companies may be charged back for a percentage of the finance and insurance commissions received. The refund percentages vary based upon the agreements, and the estimated future liability is based on historical experience.


--------------------------------------------------------------------------------

                                  (Continued)

                      EMICH OLDSMOBILE, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                          Year ended December 31, 1996

--------------------------------------------------------------------------------



NOTE 7 - CONTINGENCIES AND COMMITMENTS (Continued)

LEASE COMMITMENTS: The following Companies have month-to-month lease agreements with shareholders for the dealership facilities.

                                                       Monthly
         Dealership                                    Rental
         ----------                                    ------
    Emich Oldsmobile West                              $31,000
    Emich Jeep Eagle                                    26,000
    Emich Subaru West, Inc.                             10,000

In addition, the following dealerships conduct operations in facilities leased from unrelated parties:

                                     Monthly
    Dealership                       Rental        Lease Expiration
    ----------                       ------        ----------------

    Emich Dodge                     $21,207       January 31, 1999
    Emich Oldsmobile South           25,000       May 6, 1999
    Emich Lincoln-Mercury, Inc.      18,897       March 30, 1999
    Emich Chrysler Plymouth, Inc.    25,000       August 31, 2000

The leases provide for the payment of taxes and other expenses by the dealerships. Rent and related expenses for leased facilities for the year ended December 31, 1996 were as follows:

    Emich Oldsmobile West                          $   447,600
    Emich Oldsmobile South                             323,995
    Emich Jeep Eagle                                   430,800
    Emich Dodge, Inc.                                  310,144
    Emich Lincoln-Mercury, Inc.                        274,764
    Emich Subaru West, Inc.                            142,200
    Emich Chrysler Plymouth, Inc.                      366,742
                                                   -----------
                                                   $ 2,296,245
                                                   ===========

Future minimum lease payments subsequent to December 31, 1996 under noncancelable operating leases are as follows:

    Year Ending                                      Payable to
    December 31,                                       Others
    ------------                                     ----------

    1997                                            $ 1,081,248
    1998                                              1,081,248
    1999                                                477,898
    2000                                                200,000
                                                    -----------
                                                    $ 2,840,394
                                                    ===========

--------------------------------------------------------------------------------

                                  (Continued)

                      EMICH OLDSMOBILE, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                          Year ended December 31, 1996

--------------------------------------------------------------------------------



NOTE 7 - CONTINGENCIES AND COMMITMENTS (Continued)

Assets recorded under capital leases consist of:

    Computer equipment                             $   387,259
    Less:  Accumulated depreciation                    272,957
                                                   -----------

                                                   $   114,302
                                                   ===========

Future minimum lease payments under capital leases, with various interest rates, for the next two years are as follows:

 Year Ending
 December 31,                                       Amount
 ------------                                       ------

     1997                                          $  74,444
     1998                                             30,184
                                                  ----------
         Total minimum lease payments                104,628
     Less: Amount representing interest                6,738
                                                  ----------
         Present value of net minimum lease
           payments                               $   97,890
                                                  ==========

NOTE 8 - EMPLOYEE PROFIT-SHARING PLAN

The Group has a profit-sharing plan for all employees with at least one year of continuous service. The amount of the annual contribution is discretionary, but is limited to the maximum allowable deduction for federal income tax purposes. Contributions totaled $120,000 for the year ended December 31, 1996.


--------------------------------------------------------------------------------


                                  (Continued)

                      EMICH OLDSMOBILE, INC. AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                          Year ended December 31, 1996

--------------------------------------------------------------------------------


NOTE 9 - COMMON STOCK

Common stock is comprised of the following:

                                                                    Emich             Emich            Emich
                                     Emich           Emich         Lincoln-          Subaru           Chrysler
                                  Oldsmobile         Dodge,        Mercury,           West,           Plymouth,
                                     Inc.             Inc.           Inc.             Inc.               Inc.         Total
                                 ----------         ------        --------           -----           ---------       --------
         Par value                   None             None          $  100            None              None           N/A

         Shares authorized          10,000           50,000         12,000           50,000            50,000       $172,000

         Shares issued and
           outstanding at
           December 31, 1996         3,587            1,000          5,940           10,000            10,000         30,527


NOTE 10 - SUBSEQUENT EVENT - MERGER OF BUSINESS

On September 5, 1997, the Companies and their shareholders entered into a merger agreement with Republic Industries and its subsidiaries. Management expects the effective date of this transaction to be November 1, 1997.

--------------------------------------------------------------------------------

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Owners of
Anderson Dealership Group and Affiliates:

We have audited the accompanying combined balance sheet of Anderson Dealership Group and Affiliates (the "Group") as of December 31, 1996, and the related combined statements of operations and changes in owners' equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Group as of December 31, 1996, and the combined results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


Arthur Andersen LLP

Fort Lauderdale, Florida,
    November 3, 1997.

                    ANDERSON DEALERSHIP GROUP AND AFFILIATES

                             COMBINED BALANCE SHEETS

                                 (In Thousands)

                                                                      SEPTEMBER 30,         DECEMBER 31,
                                                                          1997                 1996
                                                                      -------------         ------------
                                                                       (Unaudited)
ASSETS
------

CURRENT ASSETS:
     Cash and cash equivalents                                          $   1,803            $   1,881
     Accounts receivable, net                                               7,305                6,304
     Inventories                                                           30,417               30,131
     Prepaids and other current assets                                        393                  206
                                                                         --------             --------
                  Total current assets                                     39,918               38,522

PROPERTY AND EQUIPMENT, NET                                                 3,434                3,328

PREPAID LEASE OBLIGATION                                                    1,320                1,397

GOODWILL (NET OF ACCUMULATED AMORTIZATION OF $9 AND $24)                      601                  616

OTHER ASSETS                                                                  381                  506
                                                                         --------             --------
                  Total assets                                           $ 45,654             $ 44,369
                                                                         ========             ========

LIABILITIES AND OWNERS' EQUITY
------------------------------

CURRENT LIABILITIES:
     Floor plan notes payable                                            $ 29,899             $ 29,319
     Accounts payable and accrued liabilities                               6,672                6,104
     Current maturities of long-term debt                                     539                  786
                                                                         --------             --------
                  Total current liabilities                                37,110               36,209

AMOUNTS DUE TO RELATED PARTIES (NOTE 9)                                     1,140                1,140

LONG-TERM DEBT, NET OF CURRENT MATURITIES                                   2,271                2,162
                                                                         --------             --------
                  Total liabilities                                        40,521               39,511

COMMITMENTS AND CONTINGENCIES (NOTES 10 AND 12)

OWNERS' EQUITY                                                              5,133                4,858
                                                                         --------             --------
                  Total liabilities and owners' equity                   $ 45,654             $ 44,369
                                                                         ========             ========






        The accompanying notes are an integral part of these statements.

                    ANDERSON DEALERSHIP GROUP AND AFFILIATES

                      COMBINED STATEMENTS OF OPERATIONS AND
                            CHANGES IN OWNERS' EQUITY

                                 (In Thousands)

                                                               FOR THE NINE             FOR THE YEAR
                                                               MONTHS ENDED                 ENDED
                                                              SEPTEMBER 30,             DECEMBER 31,
                                                                   1997                     1996
                                                              -------------             ------------
                                                                (Unaudited)

REVENUES:
     Sales                                                         $216,811                 $204,862
     Other operating revenue                                          5,195                    5,178
                                                                  ---------               ----------
                  Total revenues                                    222,006                  210,040
COST OF SALES                                                       194,763                  184,184
                                                                  ---------               ----------
                  Gross profit                                       27,243                   25,856
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                         23,023                   22,112
                                                                  ---------               ----------

                  Income from operations                              4,220                    3,744

OTHER INCOME (EXPENSE):
     Interest expense, net                                           (2,567)                  (2,762)
     Other income (expense), net                                        573                      180
                                                                  ---------               ----------

NET INCOME                                                            2,226                    1,162

CAPITAL CONTRIBUTIONS                                                   108                    3,955

DISTRIBUTIONS                                                        (2,059)                  (2,052)

OWNERS' EQUITY, BEGINNING OF PERIOD                                   4,858                    1,793
                                                                  ---------               ----------
OWNERS' EQUITY, END OF PERIOD                                     $   5,133               $    4,858
                                                                  =========               ==========







        The accompanying notes are an integral part of these statements.

                    ANDERSON DEALERSHIP GROUP AND AFFILIATES

                        COMBINED STATEMENTS OF CASH FLOWS

                                 (In Thousands)

                                                                                      FOR THE NINE         FOR THE YEAR
                                                                                      MONTHS ENDED             ENDED
                                                                                     SEPTEMBER 30,         DECEMBER 31,
                                                                                          1997                 1996
                                                                                     -------------         ------------
                                                                                       (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                           $2,226               $1,162
     Adjustments to reconcile net income to net cash
        provided by operating activities:
         Depreciation and amortization                                                       438                  459
         Net change in assets and liabilities:
              Accounts receivable                                                         (1,001)              (1,695)
              Inventories                                                                   (286)              (2,305)
              Prepaids and other assets                                                       15                 (460)
              Floor plan notes payable                                                       580                4,647
              Accounts payable and accrued liabilities                                       568                1,912
                                                                                          ------               ------
                  Net cash provided by operating activities                                2,540                3,720
                                                                                          ------               ------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                                                     (529)                (906)
     Cash paid for acquisitions                                                                -               (4,701)
                                                                                          ------              -------
                  Net cash used in investing activities                                     (529)              (5,607)
                                                                                          ------              -------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments of long-term debt                                                   (338)              (2,861)
     Proceeds from long-term debt                                                            200                2,500
     Capital contributions                                                                   108                3,955
     Distributions                                                                        (2,059)              (2,052)
                                                                                          ------               ------
                  Net cash provided by (used in) financing activities                     (2,089)               1,542
                                                                                         -------               ------
Net Decrease in Cash and Cash Equivalents                                                    (78)                (345)
CASH AND CASH EQUIVALENTS, beginning of period                                             1,881                2,226
                                                                                         -------              -------
CASH AND CASH EQUIVALENTS, end of period                                                  $1,803               $1,881
                                                                                         =======              =======
Supplemental Disclosure Of Cash Flow Information:
     Cash paid for interest during the period                                             $2,767               $2,810
                                                                                         =======              =======
     Vehicles acquired pursuant to capital lease                                          $    -               $  266
                                                                                         =======              =======


        The accompanying notes are an integral part of these statements.

                    ANDERSON DEALERSHIP GROUP AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                 (In Thousands)



1.   BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

Anderson Dealership Group and Affiliates (the "Group") is engaged in the retail and commercial sale of new and used motor vehicles, vehicle service and parts, after-market products and in selling third-party financing contracts on new and used vehicle sales that are originated by dealerships within the Group. The Group operates primarily in the San Francisco Bay area.

The accompanying Combined Financial Statements include the accounts of the following entities:

         Anderson Chevrolet ("Chevrolet"), a California corporation

         Anderson Chevrolet Los Gatos ("Los Gatos"), a California corporation

         Anderson Isuzu ("Honda/Isuzu"), a California corporation

         Anderson-Hiller Lexus, LLC ("Lexus"), a California limited liability corporation

         Anderson-Hiller Cadillac, LLC ("Cadillac"), a California limited liability corporation

         Anderson-Hiller Driver's Mart, LLC ("Driver's Mart"), a California limited liability corporation

         Anderson-Hiller Leasing, LLC ("Leasing"), a California limited liability corporation

         Anderson Dealership Group ("ADG"), a California corporation providing management services to Chevrolet, Los Gatos, Lexus and Cadillac

         Sunridge Associates ("Sunridge"), a California general partnership which leases certain property and equipment to Chevrolet

         Coleridge Associates, LP ("Coleridge"), a California limited partnership which leases certain property and equipment to Chevrolet

Lexus and Cadillac were incorporated in 1996 and are each 51 percent owned by the Group's principal owner.

The Group has been presented on a combined basis due to their related operations, common ownership and common management control. All significant intercompany balances and transactions have been eliminated in the combination.

Chevrolet, Los Gatos, Honda/Isuzu, Lexus and Cadillac (collectively, the "Dealerships") purchase substantially all of their new vehicles from the Chevrolet Motors and Cadillac Motor Car divisions of General Motors Corporation; American Honda Motor Co., Inc.; American Isuzu Motors, Inc.; and the Lexus division of Toyota Motor Sales, Inc., (collectively, the "Manufacturers") at the prevailing prices charged by the Manufacturers to all franchised dealers. The Group's sales volume could be adversely impacted by the Manufacturers' inability to supply the Dealerships with an adequate supply of popular models or as result of an unfavorable allocation of vehicles by the Manufacturers.

The Dealerships operate under franchise agreements with the Manufacturers, expiring at various times from April 1997 through December 2001. In accordance with each franchise agreement, the Dealerships are subject to certain rights and restrictions typical of the industry, including limitations on changes in dealership management and ownership and minimum net worth requirements. The ability of the Manufacturers to influence the operations of the Dealerships or the loss of a franchise agreement could have a significant negative impact on the operating results and financial position of the Group.

INTERIM FINANCIAL INFORMATION

In the opinion of management, the unaudited combined financial statements contain all material adjustments, consisting of only normal recurring adjustments, necessary to present fairly the combined financial position of the Group as of September 30, 1997, and the combined results of its operations and cash flows for the nine months ended September 30, 1997. Operating results for this interim period are not necessarily indicative of the results that may be expected for a full year.

2.   SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include all highly liquid investments that have an original maturity of three months or less at the date of purchase.

INVENTORIES

New vehicle inventories are stated at the lower of cost, determined using the first-in, first-out (FIFO) method, or market on a specific-unit identification basis. Used vehicles are stated at the lower of cost or market, on a specific-unit identification basis. Parts inventories are stated at the lower of cost, determined using the FIFO method, or market.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated over their estimated useful lives, using the double-declining balance method. Useful lives for purposes of computing depreciation are:

                     Buildings and improvements                        39 years

                     Furniture and fixtures                        5 to 7 years

                     Machinery and equipment                       5 to 7 years

                     Service vehicles                                   5 years

Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance and repairs are charged to expense as incurred. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the Combined Statements of Operations and Changes in Owners' Equity.

GOODWILL

Goodwill represents the cost of acquired businesses in excess of the fair value of net tangible assets acquired. The cost in excess of the fair value of net tangible assets is amortized over forty years on a straight-line basis.

The Group continually evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of goodwill or whether the remaining balance of goodwill should be evaluated for possible impairment.

REVENUE RECOGNITION - SALES

Sales include revenues from new and used vehicles and from parts and service sales. These revenues are recognized each time a vehicle or part is delivered to a customer or service is completed.

REVENUE RECOGNITION - OTHER OPERATING REVENUE

Other operating revenue includes finance and service contract income. Finance income represents amounts earned by the Group for financing arranged by the Group with financial institutions on behalf of customers in connection with vehicle sales. Finance income, net of estimates for future chargebacks, is recognized by the Group upon acceptance of the note by a financial institution. Service contract income represents commissions earned on extended warranty service contracts sold by the Group as agents for extended service warranty companies. Commissions earned, net of estimates for future chargebacks, are recognized upon customer acceptance of the service contract terms as evidenced by contract execution.

The agreements between the Group and the financial institutions provide that the Group will receive a chargeback equal to a pro rata portion of the finance income paid to the Group in the event the customer prepays or defaults on the financing prior to its scheduled maturity. The period during which the Group is contingently liable for financing chargebacks varies among the agreements between the Group and the financial institutions and ranges from 90 days following the placement of a note up to the full term of a note. The Group is contingently liable for service chargebacks equal to a pro rata portion of the premium collected pursuant to service contracts during the period of time the contract is in effect. The Group records an estimated allowance for chargebacks based upon the Group's historical experience for prepayments or defaults. Finance and service income, net of estimates for future chargebacks, is classified as other operating revenue in the accompanying Combined Statements of Operations and Changes in Owners' Equity.

ADVERTISING AND PROMOTIONAL COSTS

Advertising and promotional costs are expensed as incurred and included in selling, general and administrative expenses in the accompanying Combined Statements of Operations and Changes in Owners' Equity. Total advertising and promotional expenses, net of $1,312 in rebates, were approximately $1,677 for the year ended December 31, 1996.

INCOME TAXES

All of the entities within the Group have elected, for tax purposes, to have taxable income and losses pass through directly to the owners by virtue of their S Corporation, Limited Liability Corporation or Partnership status. Accordingly, no provision for income taxes or income tax liability has been recorded in the accompanying Combined Financial Statements.

CONCENTRATIONS OF CREDIT RISK

Financial instruments, which potentially subject the Group to concentrations of credit risk, consist principally of contracts in transit and accounts receivable. The Group has not incurred significant losses related to these financial instruments in the past.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Group's financial instruments primarily consist of cash and cash equivalents, floor plan notes payable, long-term debt, and amounts due to related parties. The carrying amount of these financial instruments approximates fair value due either to length of maturity or existence of interest rates that approximate prevailing market rates.

OWNERS' EQUITY

Chevy, Los Gatos, Honda/Isuzu and ADG are separate and distinct corporations which issue stock at different and unrelated prices. Lexus, Cadillac and Driver's Mart are organized as limited liability companies whose members have contributed capital in exchange for a membership interest in the limited liability companies. Sunridge and Coleridge are organized as partnerships whose members have contributed real property in exchange for a membership interest in the partnerships. For purposes of these combined financial statements, the owners' equity activity of the individual entities has been summed to present combined totals of activity and balances of the Group (see Note 13).

STATEMENT OF CASH FLOWS

The Group considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents. Additionally, the net change in floor plan financing of inventory, which is a customary financing technique in the industry, is reflected as an operating activity in the accompanying Combined Statements of Cash Flows.

ACCOUNTING DEVELOPMENTS

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," in March 1995. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Group adopted SFAS No. 121 on January 1, 1996, and such implementation did not have a material effect on the Group's combined financial position, results of operations or cash flows.

EARNINGS PER SHARE

Earnings per share data are not presented as the historical capital structure prior to the contemplated merger with Republic Industries, Inc., as hereinafter discussed in Note 14, is not comparable to the capital structure that will exist after this merger.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

4.   ACQUISITIONS:

In July 1996, the Group's principal owner and a partner formed Anderson-Hiller Lexus, LLC. In October 1996, Lexus purchased the new vehicle inventory, parts inventory and property and equipment of Tandick Motors, Inc. for $1,675 in cash. The purchase price was allocated as follows:

             New vehicle inventory                                      $766
             Parts inventory                                              84
             Property and equipment                                      325
             Excess of purchase price over fair value of
                 assets acquired                                         500
                                                                      ------
                                                                      $1,675
                                                                      ======

In August 1996, the Group's principal owner and a partner formed Anderson-Hiller Cadillac, LLC. In December 1996, Cadillac purchased the new vehicle inventory, parts inventory, prepaid assets and property and equipment of Stanford Cadillac, Inc. for $3,026 in cash. The purchase price was allocated as follows:

        New vehicle inventory                                    $2,256
        Parts inventory                                             183
        Property and equipment                                      417
        Prepaid assets                                               45
        Excess of purchase price over fair value of
            assets acquired                                         125
                                                                 ------
                                                                 $3,026
                                                                 ======

The Group's unaudited pro forma combined results of operations assuming the acquisitions of Tandick Motors, Inc. and Stanford Cadillac, Inc., both of which have been accounted for under the purchase method of accounting, had occurred on January 1, 1996, are as follows:

                                                 For the Year Ended
                                                  December 31, 1996
                                                  -----------------

                  Revenue                              $237,605

                  Net income                           $    755



4.   ACCOUNTS RECEIVABLE:

Accounts receivable is comprised of the following:

                                                 SEPTEMBER 30,    DECEMBER 31,
                                                      1997            1996
                                                 -------------    ------------
                                                   (Unaudited)

Contracts in transit                              $3,372             $2,869
Vehicle receivables                                  794                831
Manufacturers                                      1,419              1,435
Other                                              1,883              1,324
                                                  ------             ------


                                                   7,468              6,459
Less- Allowance for doubtful accounts               (163)              (155)
                                                  ------             ------
                                                  $7,305             $6,304
                                                  ======             ======

Contracts in transit and vehicle receivables primarily represent receivables from financial institutions which provide funding for customer vehicle financing; such amounts are generally collected within 30 days from the vehicle sale. Amounts due from manufacturers represent receivables for parts and service work performed on vehicles pursuant to the automotive manufacturer warranty coverage and manufacturer holdbacks and incentives pursuant to the dealership agreements; such amounts are generally remitted to the Group on a regular basis. Other receivables include receivables for the sale of parts to commercial customers and finance fees receivable from financial institutions earned from arranging financing for the Group's customers.

5.   INVENTORIES:

Inventories are comprised of the following:

                                           SEPTEMBER 30,         DECEMBER 31,
                                                1997                 1996
                                           -------------         ------------
                                             (Unaudited)

New vehicles                                $ 24,648               $ 24,545
Used vehicles                                  4,563                  4,330
Parts and other                                1,206                  1,256
                                            --------               --------
                                            $ 30,417               $ 30,131
                                            ========               ========


6.   PROPERTY AND EQUIPMENT:

Property and equipment are comprised of the following:

                                                 SEPTEMBER 30,    DECEMBER 31,
                                                      1997            1996
                                                 -------------    ------------
                                                  (Unaudited)

Buildings and improvements                            $ 1,759       $ 1,636
Furniture and fixtures                                  2,451         2,080
Machinery and equipment                                   974           928
Service vehicles                                          573           584
                                                      -------       -------
                                                        5,757         5,228
Less- Accumulated depreciation and amortization        (2,323)       (1,900)
                                                      -------       -------
                                                      $ 3,434       $ 3,328
                                                      =======       =======

7.   ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

Accounts payable and accrued liabilities are comprised of the following:

                                                 SEPTEMBER 30,     DECEMBER 31,
                                                      1997             1996
                                                 -------------     ------------
                                                   (Unaudited)

Accounts payable                                     $3,705           $2,618
Accrual for finance and service contract                403              353
  chargebacks
Payroll-related accruals                                446              415
Other                                                 2,118            2,718
                                                     ------           ------
                                                     $6,672           $6,104
                                                     ======           ======


8.   FLOOR PLAN NOTES PAYABLE:

Floor plan notes payable reflect amounts for the purchase of specific new vehicle inventory, are payable to GMAC and bear interest at prime (8.25 percent as of December 31, 1996) plus 0.5 percent. The approved credit line was $47.5 million at December 31, 1996. Payments on the notes are due when the related vehicles are sold. The notes are collateralized by substantially all assets of the Dealerships and are guaranteed by the Group's principal owner. In October 1996, GMAC granted the Group participation in GMAC's Wholesale Incentive Plan ("WIP") whereby the Group is eligible to earn interest rebates ranging from 0.75 percent to 1.50 percent so long as the combined floor plan borrowings remain in excess of $12 million. Participation in the WIP is indefinite, subject to modification or termination by GMAC at its sole discretion. During 1996, $262 in WIP incentives were earned, which have been classified as a reduction of cost of sales in the accompanying Combined Statements of Operations and Changes in Owners' Equity.

Interest under the floor plan notes payable is payable on a monthly basis. Interest expense on floor plan notes payable totaled approximately $2,495 for the year ended December 31, 1996, before manufacturer interest assistance. Manufacturer interest assistance, which has been recorded as a reduction to cost of sales in the accompanying Combined Statements of Operations and Changes in Owners' Equity, totaled approximately $2,211 for the year ended December 31, 1996.

9.   LONG-TERM DEBT:

Long-term debt with third parties is comprised of the following:

                                                                                                  SEPTEMBER 30,       DECEMBER 31,
                                                                                                      1997               1996
                                                                                                  -------------      -------------
                                                                                                 (Unaudited)
Note payable to Union Bank; $2,500 note dated January 1996, payable in 95 monthly installments of $37 in principal plus interest, maturing in
   March 2004. Interest at 8.5 percent, collateralized by certain land and
   improvements of Sunridge and guaranteed by the Group's principal owner.                         $2,148              $2,331

$250 unsecured line of credit with National City Bank; balance due on demand
   with interest at prime.                                                                            240                 240

Note payable to Mid-Peninsula Bank; $125 note dated December 1995, due on demand and payable in 25 installments of $5 in principal plus interest, maturing in
   January 1998. Interest at prime plus 1.5 percent, collateralized by substantially all the assets of Coleridge and guaranteed by the Group's
   principal owner.                                                                                    20                  78

Note payable to Mid-Peninsula Bank; $146 note dated December 1994, due on demand and payable in 28 installments of $6 in principal plus interest. Interest at prime plus 1.5 percent, collateralized by substantially all the assets of
   Coleridge and guaranteed by the Group's principal owner, repaid in 1997.                             -                  17

Note payable to Mid-Peninsula Bank; $175 note dated January 1995, payable in 24 equal installments of $8 in principal and interest. Interest at 9%, repaid in
   1997.                                                                                                -                  24

Note payable to Union Bank; $200 note dated April 1997, payable in monthly installments of $3 in principal plus interest, maturing in May 2002. Interest
   at prime plus .5 percent, guaranteed by the Group's principal owner.                               183                   -

Obligations under capital lease                                                                       219                 258
                                                                                                  -------             -------
                                                                                                    2,810               2,948
Less- Current maturities                                                                             (539)               (786)
                                                                                                  -------             -------
                                                                                                  $ 2,271             $ 2,162
                                                                                                  =======             =======


Amounts due to related parties are as follows:

                                                                                    SEPTEMBER 30,        DECEMBER 31,
                                                                                         1997                1996
                                                                                    -------------        ------------
                                                                                     (Unaudited)
Note payable to Ruth Johnson Estate, dated August 1995, payable in full on July
   2005. Interest accrues at prime plus 1 percent. Group's principal
   owner is trustee for the estate.                                                       $300                $300

Note Payable dated March 1994, payable in full on March 1999.  Interest
   payable monthly at prime plus 1 percent.                                                300                 300

Note Payable dated March 1994, payable in full on March 1999.  Interest
   payable monthly at prime plus 0.5 percent.                                              500                 500

Note payable to Ruth Johnson Estate, dated August 1995, payable in full on July
   2005. Interest accrues at prime plus 1 percent. Group's principal
   owner is trustee for the estate.                                                         40                  40
                                                                                        ------              ------
                                                                                         1,140               1,140
Less- Current maturities                                                                   -                   -
                                                                                        ------              ------
                                                                                        $1,140              $1,140
                                                                                        ======              ======

The aggregate maturities of long-term debt and amounts due to related parties as of December 31, 1996 are as follows:

                                           Third    Related
                                         Parties    Parties
                                         -------    -------

1997                                    $    786   $     -

1998                                         347         -

1999                                         293       800

2000                                         319         -

2001                                         348         -

Thereafter                                   855       340
                                        --------  --------

                                        $  2,948   $ 1,140
                                        ========   =======




Interest expense on long-term debt for the year ended December 31, 1996 was $388.

10.  LEASE COMMITMENTS:

Future minimum lease obligations under noncancelable real property leases as of December 31, 1996 are as follows:

Year Ending December 31,

         1997                                              $ 1,951
         1998                                                2,096
         1999                                                1,669
         2000                                                1,767
         2001                                                1,699
         Thereafter                                          9,185
                                                           -------

                                                           $18,367
                                                           =======

11.  INCOME TAXES:

In the event that the Group terminates S Corporation status, deferred income taxes will arise due to the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities. If the Group's S Corporation status had been terminated on December 31, 1996, the deferred tax asset (related primarily to allowances for accounts receivable and chargebacks) as of that date would have been approximately $193.

12.  COMMITMENTS AND CONTINGENCIES:

EMPLOYEE 401(k) RETIREMENT PLAN

The Group participates in a 401(k) plan (the "Plan") which covers certain full-time employees (over 21 years old) who have worked a minimum of one year. The Plan is funded by employee deferrals of their income and mandatory and discretionary contributions by the Group. The Plan requires the Group to match all participant elective deferrals dollar for dollar up to 2 percent of the participant's elective deferral. The Group's matching contributions totaled $84 for the year ended December 31, 1996.

LABOR UNION CONTRACTS/EMPLOYEE BENEFITS

The Group has entered into certain contracts with local labor unions which govern, among other things, wage structures and vacation entitlements for covered workers. These contracts also require the Group to make specified contributions to union-sponsored benefit and pension funds. Contributions to these funds totaled approximately $161 for the year ended December 31, 1996.

LITIGATION

The Group is a party to several lawsuits arising in the normal course of business. In the opinion of management, the outcome of these lawsuits will not have a material effect on the Group's financial position or results of operations.

STOCK REPURCHASE AGREEMENTS

The Group and its shareholders have entered into certain stock repurchase agreements (the "Repurchase Agreements"), which obligate the Group to repurchase a shareholder's shares upon his death or disability or upon the termination of employment in the case of each employee-shareholder. The Repurchase Agreements generally require the Group to repurchase, in cash or through the issuance of a note, the shares at a purchase price equivalent to book value plus either a multiple of earnings or an agreed amount that intended to approximate fair market value. The Group has purchased life and disability insurance to fund their potential liabilities under certain of these agreements. The Repurchase Agreements also grant the Group rights of first refusal to repurchase the shares of a shareholder who wishes to voluntarily dispose of all or a part of his shares at the purchase price specified above.

13.  OWNERS' EQUITY:

Owners' equity as of December 31, 1996 is comprised of the following:

                                        Additional                                   Total
                           Common        Paid-In        Members'       Retained      Owners'
                           Stock         Capital        Interest       Earnings      Equity
                           -----         -------        --------       --------      ------

Chevy                      $   461     $    -          $     -        $    15       $  476

Los Gatos                    1,000          -                -           (451)         549

Honda/Isuzu                  1,200          -                -         (1,094)         106

ADG                              5          -                -             42           47

Lexus                            -          -            2,000            (71)       1,929

Cadillac                         -          -            1,500           (293)       1,207

Driver's Mart                    -          -              450           (117)         333

Coleridge                        -          -               30             67           97

Sunridge                         -          -                6            108          114
                           -------     ------          -------       --------      -------

                           $ 2,666     $    -          $ 3,986       $ (1,794)     $ 4,858
                           =======     ======          =======       ========      =======


During 1996, Lexus and Cadillac were incorporated and capitalized with $2,000 and $1,500, respectively, in capital contributions. The Group's common stock, no par value, consists of the following shares authorized, issued and outstanding as of December 31, 1996:

                                                         Shares
                                       Shares           Issued &
                                     Authorized        Outstanding
                                     ----------        -----------

Chevy                                      20              11

Los Gatos                               2,000              10

Honda/Isuzu                             1,000              12

ADG                                     1,000               5
                                      -------             ---

                                        4,020              38
                                      =======             ===


14.  SUBSEQUENT EVENTS:
     ------------------

In April 1997, the Group's principal owner formed Anderson Cupertino, LLC ("Cupertino"), a California limited liability corporation. In October 1997, Cupertino purchased the new vehicle inventory, parts inventory, prepaid assets and property and equipment of Davidson Chevrolet/Geo, Inc. and Century Chrysler Plymouth, Inc.

In July 1997, the owners of the Group entered into a definitive merger and acquisition agreement with Republic Industries, Inc. The transaction is subject to obtaining manufacturer approval and is to be accounted for under the purchase method of accounting.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Stockholders
Dobbs Automotive Group
Memphis, Tennessee

We have audited the accompanying combined balance sheet of the corporations listed in note 1 to the combined financial statements (the Company) as of December 31, 1996, and the related combined statements of income, stockholders' equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying combined financial statements referred to above present fairly, in all material respects, the combined financial position of the corporations listed in note 1 to the combined financial statements, as of December 31, 1996, and the results of their combined operations and their combined cash flows for the year then ended in conformity with generally accepted accounting principles.

Reynolds, Bone & Griesbeck P.L.C.

Memphis, Tennessee
September 30, 1997

COMBINED BALANCE SHEET

DOBBS AUTOMOTIVE GROUP
SEPTEMBER 30, 1997 (UNAUDITED) AND DECEMBER 31, 1996 (AUDITED)


--------------------------------------------------------------------------------

                                                  September 30,    December 31,
                                                      1997            1996
                                                  (Unaudited)       (Audited)
                                                  -------------   -------------
ASSETS

Current assets
   Cash and cash equivalents                      $  29,395,936   $  30,669,303
   Investments - available-for-sale                  10,238,908       8,352,675
   Receivables, net                                  20,368,475      19,826,190
   Inventories                                       48,160,070      75,357,536
   Prepaid expenses                                     309,096         400,190
   Other, including rental vehicles                   1,221,031       1,301,291
                                                  -------------   -------------
      Total current assets                          109,693,516     135,907,185

Property, plant, and equipment, net                   6,294,830       5,870,272
Intangibles, net                                        614,444         649,444
Other                                                   452,741         581,629
                                                  -------------   -------------
      Total assets                                 $117,055,531    $143,008,530
                                                  =============   =============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Notes payable - floorplan                       $ 49,654,249    $ 72,639,826
   Notes payable - related parties                   20,607,693      24,225,051
   Current installments of long-term debt               842,733         196,346
   Accounts payable                                  10,608,637      10,035,576
   Accrued expenses                                   4,912,946       3,055,883
   Stockholder distribution payable                   1,621,914       4,106,805
   Unearned revenue                                   2,212,655       2,365,639
   Income taxes                                         402,219              --
                                                  -------------   -------------
      Total current liabilities                      90,863,046     116,625,126

Long term debt, less current installments                49,812         861,348
Unearned revenue                                      5,624,321       5,908,120
Other liabilities                                       722,080         886,329
                                                  -------------   -------------
                                                     97,259,259     124,280,923
Commitments and contingencies

Stockholders' equity
   Common stock                                       2,478,363       2,478,363
   Additional paid-in capital                         7,726,314       7,705,591
   Retained earnings                                  9,759,777       8,795,308
                                                  -------------   -------------
                                                     19,964,454      18,979,262
   Less treasury stock, at cost                         168,182         251,655
                                                  -------------   -------------
      Total stockholders' equity                     19,796,272      18,727,607
                                                  -------------   -------------
      Total liabilities and stockholders' equity   $117,055,531    $143,008,530
                                                  =============   =============


SEE NOTES TO COMBINED FINANCIAL STATEMENTS.

COMBINED STATEMENT OF INCOME

DOBBS AUTOMOTIVE GROUP
NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED) AND
YEAR ENDED DECEMBER 31, 1996 (AUDITED)


--------------------------------------------------------------------------------


                                              September 30, September 30, December 31,
                                                  1997          1996         1996
                                               (Unaudited)   (Unaudited)   (Audited)
                                              ------------  ------------  ------------
Revenues
  Vehicles, parts, and services               $678,286,967  $637,652,558  $838,935,382
  Finance fees, insurance commissions,
    and other revenue                           16,553,589    17,345,777    22,308,989
                                              ------------  ------------  ------------
                                               694,840,556   654,998,335   861,244,371

Cost of sales and expenses
  Cost of vehicles, parts, and services sold   614,870,877   576,567,509   758,085,792
  Selling, general, and administrative
    expenses                                    60,390,717    59,392,092    78,438,715
  Depreciation and amortization                    951,552       966,093     1,322,118
  Other                                            949,766       866,963     1,394,685
                                              ------------  ------------  ------------
                                               677,162,912   637,792,657   839,241,310
                                              ------------  ------------  ------------
        Revenues less cost of sales
           and expenses                         17,677,644    17,205,678    22,003,061

Interest income (expense)
  Interest income                                2,140,944     2,483,301     3,268,095
  Interest expense                              (2,815,121)   (4,376,380)   (5,617,971)
                                              ------------  ------------  ------------
                                                  (674,177)   (1,893,079)   (2,349,876)
                                              ------------  ------------  ------------
        Income before income taxes              17,003,467    15,312,599    19,653,185

Income taxes                                       935,975       687,354       742,829
                                              ------------  ------------  ------------

        Net income                            $ 16,067,492  $ 14,625,245  $ 18,910,356
                                              ============  ============  ============


SEE NOTES TO COMBINED FINANCIAL STATEMENTS.

COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

DOBBS AUTOMOTIVE GROUP
NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED) AND
YEAR ENDED DECEMBER 31, 1996 (AUDITED)

--------------------------------------------------------------------------------


                                            Additional
                                Common        Paid-In       Retained     Treasury
                                 Stock        Capital       Earnings       Stock        Total
                              -----------   -----------   ------------   ---------   ------------
Balance at January 1,
1996                          $ 2,478,363   $ 7,705,591   $  7,444,817   $(251,655)  $ 17,377,116

Net income                             --            --     18,910,356          --     18,910,356

Stockholder distributions              --            --    (17,559,865)         --    (17,559,865)
                              -----------   -----------   ------------   ---------   ------------

Balance at December 31,
1996                            2,478,363     7,705,591      8,795,308    (251,655)    18,727,607

Net income                             --            --     16,067,492          --     16,067,492

Stockholder distributions              --            --    (15,103,023)         --    (15,103,023)

Sale of treasury stock                 --        20,723             --      83,473        104,196
                              -----------   -----------   ------------   ---------   ------------

Balance at September 30,
1997                          $ 2,478,363   $ 7,726,314   $  9,759,777   $(168,182)  $ 19,796,272
                              ===========   ===========   ============   =========   ============










SEE NOTES TO COMBINED FINANCIAL STATEMENTS.

COMBINED STATEMENT OF CASH FLOWS


DOBBS AUTOMOTIVE GROUP
NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED) AND
YEAR ENDED DECEMBER 31, 1996 (AUDITED)

--------------------------------------------------------------------------------

                                                   September 30,   September 30,   December 31,
                                                       1997            1996           1996
                                                    (Unaudited)     (Unaudited)     (Audited)
                                                   ------------    ------------    ------------
Cash flows from operating activities
   Net income                                      $ 16,067,492    $ 14,625,245    $ 18,910,356
   Adjustments to reconcile net income to
     net cash provided by operating activities
      Depreciation and amortization of
       property, plant, and equipment                   951,552         966,093       1,322,118
      Amortization of intangibles                        35,000          35,000          46,667
      Loss (gain) on disposal of property,
       plant, and equipment                             (14,080)          3,571         (24,252)
      Deferred income taxes                             204,716         (31,042)        (26,091)
   Changes in operating assets and liabilities
      Receivables                                      (542,285)     (3,450,538)     (2,223,693)
      Inventories                                    27,197,466      (1,861,091)     (3,159,788)
      Other assets                                       95,526         (83,853)        (47,194)
      Other liabilities                               2,231,311       3,101,842          95,838
                                                   ------------    ------------    ------------
         Net cash provided by operating
          activities                                 46,226,698      13,305,227      14,893,961

Cash flows from investing activities
   Proceeds from investments maturing                11,865,761       2,407,514       2,882,619
   Purchases of investments                         (13,751,994)     (4,076,726)     (5,242,402)
   Acquisition of property, plant, and
     equipment                                       (1,384,590)       (930,605)       (972,299)
   Proceeds from disposal of property, plant,
     and equipment                                       22,560          36,609          37,428
                                                   ------------    ------------    ------------
         Net cash used for investing
          activities                                 (3,248,263)     (2,563,208)     (3,294,654)

Cash flows from financing activities
   Net changes in short-term notes payable          (26,602,935)      4,247,264       2,808,774
   Reduction of long-term debt                         (165,149)       (152,580)       (205,318)
   Distributions to stockholders                    (17,587,914)    (14,474,557)    (15,895,259)
   Proceeds from sale of treasury stock                 104,196              --              --
                                                   ------------    ------------    ------------
         Net cash used for financing
          activities                                (44,251,802)    (10,379,873)    (13,291,803)
                                                   ------------    ------------    ------------
         Net increase (decrease) in cash
          and cash equivalents                       (1,273,367)        362,146      (1,692,496)

Cash and cash equivalents at beginning of period     30,669,303      32,361,799      32,361,799
                                                   ------------    ------------    ------------

Cash and cash equivalents at end of period         $ 29,395,936    $ 32,723,945    $ 30,669,303
                                                   ============    ============    ============




SEE NOTES TO COMBINED FINANCIAL STATEMENTS.

NOTES TO COMBINED FINANCIAL STATEMENTS

DOBBS AUTOMOTIVE GROUP
DECEMBER 31, 1996

--------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

     The accompanying combined financial statements of Dobbs Automotive Group (the Company) reflect the combined operations of American Way Motors, Inc., Consumer Car Care Corporation, Covington Pike Motors, Inc., DBL, Inc., Dobbs Brothers Buick - Pontiac, Inc., Dobbs Ford, Inc., Dobbs Mobile Bay, Inc., Dobbs Motors of Arizona, Inc., Government Boulevard Motors, Inc., Hoover Toyota, Inc., Northside Nissan, Inc., Orange Park Toyota, Inc., Springhill Toyota, Inc., Superior Nissan, Inc., Tennco Life Insurance Company, West Ashley Toyota, Inc., and West Side Motors, Inc.

     The Company operates in one business segment which includes the sale and service of new and used vehicles; the sale of vehicle parts and extended vehicle service contracts; and the assumption of credit life and disability insurance policies. The significant portion of the insurance that is assumed by the Company relates to policies sold by the Company's dealerships.

     Information on the types, number, and locations of the Company dealerships as of December 31, 1996 follows: Birmingham, Alabama - Kia (1) and Toyota
     (1); Charleston, South Carolina - Nissan (1) and Toyota (1); Charlotte, North Carolina - Nissan (1); Jacksonville, Florida - Toyota (1); Knoxville, Tennessee - Honda (1); Memphis, Tennessee - Buick (1), Ford (1), GMC (1), Honda (2), Lexus (1), Mazda (1), Mitsubishi (1), Pontiac (1), and Suzuki
     (1); Mobile, Alabama - Ford (1), Honda (1), Kia (1), Lexus (1), and Toyota
     (1); and Tucson, Arizona - Honda (1). See note 12 to the combined financial statements for additional information on the dealer agreements.

     The accompanying combined financial statements include the accounts of the corporations listed above. All material intercompany accounts and transactions have been eliminated.

     USE OF ESTIMATES

     Generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     INVESTMENTS - AVAILABLE-FOR-SALE

     Investments classified as available-for-sale are stated at fair value. Fair values are determined by reference to current market quotations. Unrealized gains and losses on available-for-sale securities are reported as a separate component of stockholders' equity until realized. At December 31, 1996, the fair value of investments classified as available-for-sale approximated the amortized cost.



                                   Continued

NOTES TO COMBINED FINANCIAL STATEMENTS

DOBBS AUTOMOTIVE GROUP
DECEMBER 31, 1996

--------------------------------------------------------------------------------

     Gains and losses on sale of available-for-sale securities are determined using the specific identification method. Amortization of premium and accretion of discount are reported as adjustments of interest income.

     INVENTORIES

     Inventories of new vehicles, parts, and accessories are stated at the lower of cost (last-in, first-out) or market. Used vehicles and incidental other inventories are stated at the lower of specific cost or market.

     DEFERRED ACQUISITION COSTS

     Commissions and other costs directly related to the acquisition of extended vehicle service contracts and credit life and disability insurance policies are deferred and charged to expense in proportion to the revenue recognized. Deferred acquisition costs are included in other current and other noncurrent assets.

     PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment are stated at cost. Depreciation and amortization are provided using straight-line and accelerated methods over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property, plant, and equipment are sold or retired, the related cost and accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in the determination of net income. The estimated useful lives of the assets for depreciation and amortization purposes are:

         Land improvements                                   15 to 39 years
         Buildings and improvements                          15 to 39 years
         Furniture and fixtures                                5 to 8 years
         Machinery and equipment                               5 to 8 years
         Leasehold improvements                              15 to 39 years

     INTANGIBLES

     Intangibles of $700,000, relating to excess of cost over net assets acquired in conjunction with the acquisition of a dealership, are being amortized over a 15 year period using the straight-line method. Accumulated amortization on intangibles as of December 31, 1996 was $50,556.

                                   Continued

NOTES TO COMBINED FINANCIAL STATEMENTS

DOBBS AUTOMOTIVE GROUP
DECEMBER 31, 1996

--------------------------------------------------------------------------------

     VEHICLE, PARTS, AND SERVICES REVENUE

     Revenues from vehicle and parts sales and from service operations are recognized at the time the vehicle is delivered to the customer or service is completed.

     UNEARNED INCOME

     Unearned income relates to unearned extended vehicle service contracts issued by the Company and unearned credit life and disability insurance assumed by the Company. Revenue from the sale of extended vehicle service contracts is recognized in income over the contract periods using the straight-line basis. Premiums on insurance assumed by the Company are reported as income over the contract period in proportion to the amount of insurance protection provided.

     FINANCE FEES AND COMMISSIONS FROM SALE OF EXTENDED VEHICLE SERVICE CONTRACTS AND INSURANCE

     Finance fees represent revenue earned by the Company on finance contracts placed with financial institutions in connection with customer vehicle financing. Finance fees are recognized in income upon acceptance of the credit by the financial institution, net of estimates for future chargebacks. Commissions on extended vehicle service contracts and on credit life and disability insurance relate to contracts sold on behalf of third-party companies. Such commissions are reported in income upon customer acceptance of the terms as evidenced by execution of the contract, net of estimates for future chargebacks.

     OTHER REVENUE

     Other revenue consists primarily of license and title fees, commissions and income on extended service contracts, and premiums earned on credit life and disability insurance assumed.

     EMPLOYEE BENEFIT PLAN

     The Company has a 401(k) defined contribution retirement savings plan for eligible employees. Employer matching contributions are determined at the discretion of the Company. Participants may elect to contribute to the plan. Total expense recognized by the Company in 1996 was $193,422.


                                   Continued

NOTES TO COMBINED FINANCIAL STATEMENTS

DOBBS AUTOMOTIVE GROUP
DECEMBER 31, 1996

--------------------------------------------------------------------------------

     INCOME TAXES

     Of the entities presented as Dobbs Automotive Group, all have elected S Corporation status under the provisions of the Internal Revenue code except for Tennco Life Insurance Company. The S Corporation election provides for the earnings to be included in the stockholders' income tax returns and taxed depending on their tax situations. Tennco Life Insurance Company is subject to federal income tax. The entities are subject to state income taxes in the states that do not recognize S Corporation status.

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of current and deferred income taxes. Deferred taxes are recognized for differences between the bases of assets and liabilities for financial statements and income tax purposes. Deferred income tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

     ADVERTISING AND PROMOTIONAL COSTS

     Advertising and promotional costs are expensed as incurred and are included in selling, general and administrative expenses in the combined statement of income. Total advertising and promotional expenses were approximately $6,759,000 in 1996.

     MANAGEMENT FEES

     The Company incurred management fees of $2,970,000 in 1996 that related to services provided by a company that was related because of common ownership.

     CASH FLOWS

     The Company considers cash on hand, deposits in banks and in cash management accounts with financing sources, and highly liquid investments with maturities of three months or less when purchased as cash and cash equivalents for purposes of the combined statement of cash flows.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values due primarily to the short-term nature of their maturities.


                                   Continued

NOTES TO COMBINED FINANCIAL STATEMENTS

DOBBS AUTOMOTIVE GROUP
DECEMBER 31, 1996

--------------------------------------------------------------------------------

2.   INVESTMENTS - AVAILABLE-FOR-SALE

     Information on the estimated fair value and contractual maturities of available-for-sale investments at December 31, 1996 follows:

                                                              Estimated
                                                              Fair Value
                                                              ----------
          Due in one year
           or less                                            $6,147,325
          Due in one to
           five years                                          2,205,350
                                                              ----------
                                                              $8,352,675
                                                              ==========

     At December 31, 1996, investments - available-for-sale consisted primarily of U. S. Treasury securities.

     Unrealized gains and losses on investments - available-for-sale as of December 31, 1996 are insignificant. No investments were sold in 1996.


3.   RECEIVABLES

     Receivables at December 31, 1996 consist of the following:

          Contracts in transit and finance fees              $ 8,727,481
          Trade receivables                                    7,364,714
          Due from manufacturers                               3,867,506
                                                             -----------
                                                              19,959,701
          Less allowance for doubtful accounts                   133,511
                                                             -----------
                                                             $19,826,190
                                                             ===========



                                   Continued

NOTES TO COMBINED FINANCIAL STATEMENTS

DOBBS AUTOMOTIVE GROUP
DECEMBER 31, 1996

--------------------------------------------------------------------------------




     Contracts in transit and finance fees relate to amounts due from financial institutions which provide funding for customer vehicle financing. These receivables are normally collected in less than 5 days of the sale of the vehicle. Trade receivables primarily relate to the sale of parts to commercial customers. Due from manufacturers represents receivables for parts and service work performed on vehicles pursuant to the automakers' warranty coverages and amounts due in connection with the purchase of vehicles (holdbacks) pursuant to dealership agreements.

     Outstanding customer installment contracts previously sold to financial institutions were without recourse.

4.   INVENTORIES

     The components of inventories as of December 31, 1996 are as follows:

          New vehicles                             $57,831,201
          Used vehicles                             11,514,794
          Parts, accessories, and other              6,011,541
                                                   -----------
                                                   $75,357,536
                                                   ===========

     If the first-in, first-out method had been used to value the inventories that were valued using the last-in, first-out method, inventories would have been approximately $20,500,000 higher at December 31, 1996 and net income would have been approximately $680,000 higher for 1996.

5.   PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment as of December 31, 1996 consisted of the following:

          Land and land improvements               $ 1,201,659
          Buildings and improvements                 1,155,440
          Furniture and fixtures                     5,611,452
          Machinery and equipment                    5,802,981
          Leasehold improvements                     4,665,862
                                                   -----------
                                                    18,437,394
          Less accumulated depreciation
            and amortization                        12,567,122
                                                   -----------
                                                   $ 5,870,272
                                                   ===========

                                   Continued

NOTES TO COMBINED FINANCIAL STATEMENTS

DOBBS AUTOMOTIVE GROUP
DECEMBER 31, 1996

--------------------------------------------------------------------------------


6.   NOTES PAYABLE - FLOOR PLAN

     Notes payable - floor plan consist of borrowings to finance new and certain used vehicle inventories. The notes bear interest at variable rates and are collateralized by the related new and used vehicle inventories. Interest on the notes is payable monthly, and individual notes are paid upon sale of the respective units. At December 31, 1996, borrowings of $72,639,826 were outstanding under various financing agreements. The Company has the ability to borrow up to $100,000,000 under such financing agreements. The weighted average interest rate on notes payable - floor plan borrowings outstanding as of December 31, 1996 was approximately 9.2%.

7.   NOTES PAYABLE - RELATED PARTIES

     Notes payable to related parties are due on demand with interest at a variable rate (7.3% to 8.3% ) at December 31, 1996. The weighted average interest rate on notes payable - related party borrowings outstanding as of December 31, 1996 was approximately 8.1%. Interest expense on notes payable
     - related parties for 1996 was approximately $2,170,000.

8.   LONG-TERM DEBT

     Information on long-term debt as of December 31, 1996 follows:

          Ford Motor Credit Corporation
              Note payable in monthly installments of $17,239, including interest at the prime rate plus 1%, through May 1998, with a final
                principal and interest payment in June 1998; secured by land
                and building                                                               $  883,643

          Related Parties
               Mortgage notes payable in monthly installments of $7,064,
                including interest at the prime rate plus .5%, through April
                1999; secured by land and building                                            174,051
                                                                                           ----------
                                                                                            1,057,694
          Less current installments of long-term debt                                         196,346
                                                                                           ----------
               Long-term debt, less current installments                                   $  861,348
                                                                                           ==========



                                   Continued

NOTES TO COMBINED FINANCIAL STATEMENTS

DOBBS AUTOMOTIVE GROUP
DECEMBER 31, 1996

--------------------------------------------------------------------------------



     The aggregate amount of long-term debt installments for each of the years following December 31, 1996 is: 1997 - $196,346; 1998 - $831,260; and 1999
     - $30,088.

     Interest expense on long-term debt to related parties was $19,018 in 1996.

     Total cash outlays in 1996 for all types of interest expense were $5,668,465.


9.   STOCKHOLDERS' EQUITY

     Information on common stock as of December 31, 1996 follows:

                                                                                Number of Shares
                                                              ------------------------------------------------------
                                              Par Value                                                 Treasury
                    Company                   Per Share         Authorized           Issued               Stock
       ----------------------------------    ------------     ----------------    --------------      --------------

     American Way Motors, Inc.                    No par             2,000.00           1,000.00                  --
     Consumer Car Care Corporation                No par             2,000.00             538.39                  --
     Covington Pike Motors, Inc.             $    100.00             5,000.00             217.78                  --
     DBL, Inc.                                      1.00             2,000.00           1,000.00                  --
     Dobbs Brothers Buick-Pontiac, Inc.           No par             2,000.00           2,000.00                  --
     Dobbs Ford, Inc.                              10.00             3,000.00           2,268.85                  --
     Dobbs Mobile Bay, Inc.                         1.00           100,000.00          11,111.00                  --
     Dobbs Motors of Arizona, Inc.                No par             2,000.00           1,059.00                  --
     Government Boulevard Motors, Inc.            No par            20,000.00          10,000.00                  --
     Hoover Toyota, Inc.                          100.00               500.00             375.00               37.50
     Northside Nissan, Inc.                       No par             1,000.00             949.50               95.00
     Orange Park Toyota, Inc.                     100.00             1,000.00             888.88                  --
     Springhill Toyota, Inc.                      100.00               500.00             375.00                  --
     Superior Nissan, Inc.                        No par             2,000.00             412.50                  --
     Tennco Life Insurance Company                  1.00         5,000,000.00         100,000.00                  --
     West Ashley Toyota, Inc.                     No par             1,000.00           1,000.00                  --
     West Side Motors, Inc.                       No par             1,000.00             571.57                  --



                                   Continued

NOTES TO COMBINED FINANCIAL STATEMENTS

DOBBS AUTOMOTIVE GROUP
DECEMBER 31, 1996

--------------------------------------------------------------------------------

10.  INCOME TAXES

     Components of income taxes for 1996 follows:

         Federal - current                                      $  109,328

         State
              Current                                              659,592
              Deferred                                             (26,091)
                                                                ----------
                                                                $  742,829
                                                                ==========

     At December 31, 1996, there were no deferred income tax liabilities. The deferred income tax assets principally relate to extended vehicle service contracts, inventories, and revenue and cost recognition on insurance operations.

     Deferred income tax assets are presented as other assets in the accompanying balance sheet as follows:

         Current deferred income tax asset                      $  173,393
         Noncurrent deferred income tax asset                      400,177
                                                                ----------
              Deferred income tax asset                         $  573,570
                                                                ==========

     Cash outlays for income taxes were $1,037,304 in 1996.

11.  CONCENTRATIONS OF CREDIT RISK

     Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents, receivables, and investments. The Company invests a substantial portion of its excess cash in cash management accounts with financing sources and, to a lesser extent, with financial institutions with strong credit ratings and in investment securities. Cash investments with financing sources can be withdrawn at any time. At December 31, 1996, cash on deposit with financial institutions and financing sources exceeds insurance limits of U.S. government agencies by approximately $29,300,000.


                                   Continued

NOTES TO COMBINED FINANCIAL STATEMENTS

DOBBS AUTOMOTIVE GROUP
DECEMBER 31, 1996

--------------------------------------------------------------------------------

12.  MAJOR  DEALER AGREEMENTS AND SUPPLIERS

     The Company owns and operates the following types and number of franchised dealerships as of December 31, 1996 under dealer agreements with the following vehicle manufacturers that supply new vehicles and parts to its dealerships: Buick (1), Ford (2), GMC (1), Honda (5), Kia (2), Lexus (2), Mazda (1), Mitsubishi (1), Nissan (2), Pontiac (1), Suzuki (1), and Toyota
     (4).

     The Company's overall sales could be impacted by the manufacturers' ability or unwillingness to supply the dealership with an adequate supply of popular models. The Company's existing dealer agreements with Ford and Nissan have no stated expiration dates and the other dealer agreements, except for Kia and Suzuki dealer agreements which were terminated in early 1997, expire at various times through February 2003. Management currently believes that all remaining dealer agreements, upon expiration, will be renewed.

     The dealer agreements generally limit locations of dealerships and retain manufacturer approval rights over changes in dealership management. Each manufacturer also is entitled to terminate the dealer agreement if the dealership is in material breach of the terms.

     The Company's ability to expand operations depends, in part, on obtaining the consent of the manufacturers to the acquisition or establishment of additional dealerships.

13.  LEASES

     The Company leases land, buildings, and certain equipment from related parties and from other parties. The aggregate minimum rental commitments for noncancelable operating leases as of December 31, 1996 are as follows:


                                                          Leases With
                                         Leases With        Related
                                           Others           Parties            Total
                                         -----------      -----------      -----------

          1997                           $   696,111      $ 3,040,842      $ 3,736,953
          1998                               691,778        2,605,392        3,297,170
          1999                               657,037        1,948,676        2,605,713
          2000                               666,154        1,843,180        2,509,334
          2001                               649,657          927,468        1,577,125
          Thereafter                       2,291,209        1,730,312        4,021,521
                                         -----------      -----------      -----------
                                         $ 5,651,946      $12,095,870      $17,747,816
                                         ===========      ===========      ===========




                                    Continued

NOTES TO COMBINED FINANCIAL STATEMENTS

DOBBS AUTOMOTIVE GROUP
DECEMBER 31, 1996

--------------------------------------------------------------------------------



     Rent expense for 1996 was approximately $4,170,000, including approximately $3,325,000 of related party rent expense.


14.  COMMITMENTS AND CONTINGENCIES

     The Company is a party to various legal actions arising in the ordinary course of its business. The liability, if any, associated with these matters was not determinable at December 31, 1996. While it is not feasible to determine the outcome of these actions, the Company's information, including discussions with legal counsel, at this time does not indicate that these matters will have a material adverse effect upon the Company's financial condition, results of operations, or cash flows.

     The Company is also subject to federal and state environmental regulations, including rules relating to air and water pollution and the storage and disposal of gasoline, oil, other chemicals, and waste. Local, state, and federal regulations also affect automobile dealerships' advertising, sales, service and financing activities. The Company believes that it complies with all applicable laws relating to its business.

     In general, the Company is required to pay for all vehicles purchased from the manufacturers upon shipment of the vehicle at which time a credit line draw is made. The Company has credit lines available from various financing sources to fund vehicle purchases.

     Certain related parties advance funds to the Company primarily for the purpose of investing excess cash. The Company places a significant portion of such funds in cash management accounts with the financing sources. Aggregate amounts outstanding at December 31, 1996 of $24,225,051 are presented as notes payable to related parties in the accompanying combined balance sheet.

15.  INSURANCE OPERATIONS

     Under reinsurance agreements with an unrelated insurance company (the ceding enterprise), the Company assumes certain life and disability insurance policies. The significant portion of the insurance that is assumed by the Company relates to policies sold by the Company's dealerships. The life insurance policies are assumed by the Company when written and, as of December 31, 1996, the accompanying combined balance sheet includes unearned life insurance premiums of approximately $1,980,000. The unearned premiums less future policy claims and deferred acquisition costs will be reported in the Company's combined statements of income during future periods. The disability insurance policies are assumed by the Company when the premiums are earned. As of December 31, 1996, there were approximately $2,880,000 of unearned disability insurance premiums that will be assumed by the Company when earned. These unearned disability insurance premiums less future policy claims and acquisition costs will be reported in the Company's combined statements of income when assumed by the Company during future periods.

                                   Continued

NOTES TO COMBINED FINANCIAL STATEMENTS

DOBBS AUTOMOTIVE GROUP
DECEMBER 31, 1996

--------------------------------------------------------------------------------


     Generally accepted accounting principles differ in respects from accounting practices permitted by insurance regulatory authorities. The differences between these bases of accounting as they relate to Tennco Life Insurance Company are not significant to the Company's combined financial position or combined results of operations. The maximum amount of dividends that can be paid by Tennco Life Insurance Company without prior approval of the regulatory authority of the domiciliary state is subject to restrictions relating to statutory capital and surplus. Statutory capital and surplus at December 31, 1996 was $4,490,597 and the maximum dividend that could be made without the prior approval of the regulatory authority was $449,060.

16.  SUBSEQUENT EVENT

     In July 1997, an unrelated third party agreed to purchase the entities presented in these financial statements as Dobbs Automotive Group. As of September 30, 1997, the vehicle manufacturers and the insurance regulatory authority have not approved this purchase, and there can be no assurance as to whether approval can be obtained. The impact of not receiving the approval cannot be determined.

17.  UNAUDITED INTERIM COMBINED FINANCIAL INFORMATION

     The interim combined financial information as of September 30, 1997 and 1996 and for the nine months then ended is unaudited. The information reflects all adjustments consisting only of normal recurring adjustments that, in the opinion of management, are necessary to present fairly the combined financial position and results of combined operations of Dobbs Automotive Group for the periods indicated. Results of combined operations for the interim periods are not necessarily indicative of the results of combined operations for the full year.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Owners of
    Abraham Automotive Group:

We have audited the accompanying combined balance sheet of Abraham Automotive Group (the "Companies", as identified in Note 1) as of December 31, 1996, and the related combined statements of operations and changes in owners' equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Abraham Automotive Group as of December 31, 1996, and the combined results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



Arthur Andersen LLP

Fort Lauderdale, Florida,
     December 26, 1997.

                            ABRAHAM AUTOMOTIVE GROUP


                             COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)




                                     ASSETS

                                                            DECEMBER 31,   SEPTEMBER 30,
                                                               1996             1997
                                                            ------------   -------------
                                                                            (Unaudited)
CURRENT ASSETS:
   Cash and cash equivalents                                   $ 6,885        $ 5,761
   Accounts receivable, net                                      6,570          8,810
   Inventories                                                  25,580         26,169
   Prepaids and other current assets                               109            261
                                                               -------        -------
               Total current assets                             39,144         41,001

PROPERTY AND EQUIPMENT, NET                                     12,777         12,332

INVESTMENTS                                                        612            615

OTHER ASSETS                                                       872            831
                                                               -------        -------
               Total assets                                    $53,405        $54,779
                                                               =======        =======

                         LIABILITIES AND OWNERS' EQUITY


CURRENT LIABILITIES:
   Floor plan notes payable                                    $16,737        $14,421
   Accounts payable and accrued liabilities                      5,845          7,727
   Amounts due to related parties                                2,243          2,755
   Unearned warranty premiums                                    2,524          2,541
   Deferred income tax liability                                 2,843          3,276
                                                               -------        -------
               Total current liabilities                        30,192         30,720

COMMITMENTS AND CONTINGENCIES

OWNERS' EQUITY                                                  23,213         24,059
                                                               -------        -------
               Total liabilities and owners' equity            $53,405        $54,779
                                                               =======        =======



              The accompanying notes are an integral part of these
                         combined financial statements.

                            ABRAHAM AUTOMOTIVE GROUP


                      COMBINED STATEMENTS OF OPERATIONS AND
                            CHANGES IN OWNERS' EQUITY
                                 (IN THOUSANDS)



                                                              YEAR ENDED            NINE MONTHS ENDED
                                                              DECEMBER 31,             SEPTEMBER 30,
                                                              ------------      --------------------------
                                                                  1996             1996             1997
                                                              ------------      ---------        ---------

                                                                                      (Unaudited)
REVENUES:
     Sales                                                      $226,915         $176,172         $166,330
     Other operating revenues                                      3,173            2,487            2,976
                                                               ---------        ---------        ---------
                  Total revenues                                 230,088          178,659          169,306

COST OF SALES                                                    196,596          152,330          144,854
                                                               ---------        ---------        ---------
                  Gross profit                                    33,492           26,329           24,452

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                      27,024           19,857           18,521
                                                               ---------        ---------        ---------
                  Income from operations                           6,468            6,472            5,931

OTHER INCOME (EXPENSE):
     Interest expense to related parties                            (143)            (102)            (141)
     Interest income                                                 452              342              521
                                                               ---------        ---------        ---------
                  Income before income taxes                       6,777            6,712            6,311
PROVISION FOR INCOME TAXES                                          (782)            (593)            (433)
                                                               ---------        ---------        ---------


NET INCOME                                                         5,995            6,119            5,878

DISTRIBUTIONS TO OWNERS                                           (5,166)          (4,685)          (5,032)

OWNERS' EQUITY, beginning of period                               22,384           22,384           23,213
                                                               ---------        ---------        ---------
OWNERS' EQUITY, end of period                                  $  23,213        $  23,818        $  24,059
                                                               =========        =========        =========




              The accompanying notes are an integral part of these
                         combined financial statements.

                            ABRAHAM AUTOMOTIVE GROUP


                        COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)



                                                                 YEAR ENDED
                                                                DECEMBER 31,  NINE MONTHS ENDED SEPTEMBER 30,
                                                                ------------  -------------------------------
                                                                    1996            1996            1997
                                                                  -------         -------         -------
                                                                                        (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                   $ 5,995         $ 6,119         $ 5,878
     Adjustments to reconcile net income to net cash
       provided by operating activities-
         Depreciation and amortization                              1,006             755             669
         Recognition of unearned warranty premiums                 (1,780)         (1,315)         (1,281)
         Changes in operating assets and liabilities:
              Accounts receivable, net                                434          (3,651)         (2,240)
              Inventories                                           6,814           9,634            (589)
              Prepaids and other current assets                       (31)            (81)           (152)
              Other assets                                             (6)              6               5
              Floor plan notes payable                             (6,335)         (9,788)         (2,316)
              Accounts payable and accrued liabilities               (833)          2,848           1,882
              Unearned warranty premiums                            1,894           1,407           1,298
         Deferred income taxes                                        782             593             433
                                                                  -------         -------         -------
                  Net cash provided by operating
                    activities                                      7,940           6,527           3,587
                                                                  -------         -------         -------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                              (612)           (542)           (222)
     Increase in investments                                           (7)            (10)             (3)
     Collections on notes receivable                                   47              35              36
                                                                  -------         -------         -------
                  Net cash used in investing activities              (572)           (517)           (189)
                                                                  -------         -------         -------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Increase (decrease) in amounts due to related parties           (200)            (54)            510
     Distributions to owners                                       (5,166)         (4,685)         (5,032)
                                                                  -------         -------         -------
                  Net cash used in financing activities            (5,366)         (4,739)         (4,522)
                                                                  -------         -------         -------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                2,002           1,271          (1,124)

CASH AND CASH EQUIVALENTS, beginning of period                      4,883           4,883           6,885
                                                                  -------         -------         -------
CASH AND CASH EQUIVALENTS, end of period                          $ 6,885         $ 6,154         $ 5,761
                                                                  =======         =======         =======

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest                                       $ 2,796         $ 2,097         $ 1,864
                                                                  =======         =======         =======
     Cash paid for income taxes                                   $    --         $    --         $    --
                                                                  =======         =======         =======


              The accompanying notes are an integral part of these
                         combined financial statements.

                            ABRAHAM AUTOMOTIVE GROUP


                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 AS OF DECEMBER 31, 1996 AND SEPTEMBER 30, 1997
                (UNAUDITED WITH RESPECT TO THE NINE-MONTH PERIODS
                       ENDED SEPTEMBER 30, 1996 AND 1997)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)



1.   BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION:

The Abraham Automotive Group (the "Companies") is engaged in the retail and commercial sale of new and used motor vehicles, finance, insurance and extended warranty products, vehicle service and parts, after-market products and in selling third-party financing contracts on new and used vehicle sales originated by dealerships within the group. The Companies operate in Tampa and Miami, Florida.

The accompanying combined financial statements include the accounts of the following entities:

     Anthony Abraham Chevrolet Company, Ltd., a Florida limited partnership ("Miami")
     Abraham Chevrolet Company, Ltd., a Florida limited partnership ("Tampa") A & R Insurance Enterprises, Inc., a Florida corporation ("A&R"), and subsidiary

The accompanying combined financial statements have been presented on a combined basis due to the related operations, common ownership and common management control of the Companies. All significant intercompany balances and transactions have been eliminated in combination.

The Companies purchase substantially all of their new vehicles from the Chevrolet Motor Division of General Motors Corporation (the "Manufacturer" or "General Motors") at the prevailing prices charged by the Manufacturer to all franchised dealers. The Companies' sales volume could be adversely impacted by the Manufacturer's inability to provide an adequate supply of popular models or as result of an unfavorable allocation of vehicles by the Manufacturer.

The Companies operate under franchise agreements with the Manufacturer. In accordance with the franchise agreements, the Companies are subject to certain rights and restrictions typical of the industry, including limitations on changes in dealership management, ownership and minimum net worth requirements. The ability of the Manufacturer to influence the Companies' operations or the loss of a franchise agreement could have a negative impact on the operating results and financial position of the Companies.

In the opinion of management, the accompanying unaudited combined financial statements contain all material adjustments, consisting of only normal recurring adjustments, necessary to present fairly the combined financial position of the Companies as of September 30, 1997, and the combined results of operations and cash flows for the nine months ended September 30, 1997 and 1996. Operating results for these interim periods are not necessarily indicative of the results that can be expected for a full year.

2.   SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include all highly liquid investments that have an original maturity of three months or less at the date of purchase.

INVENTORIES

New and used vehicle inventories and parts inventories are stated at the lower of cost or market, determined using the last-in, first-out (LIFO) method (see
Note 4). The Companies capitalize the direct cost of acquiring new and used vehicles and parts as inventory.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated over their estimated useful lives, using the straight-line method. Useful lives for purposes of computing depreciation are:

         Buildings and improvements             5 to 28 years
         Furniture and fixtures                 5 to 10 years
         Machinery and equipment                5 to 10 years
         Service vehicles                       3 years

The cost of assets sold or retired and the related accumulated depreciation are removed from the accounts at the time of disposition, and any resulting gain or loss is included in the combined statement of operations. Maintenance, repairs and minor replacements are charged to operations as incurred; major replacements and improvements are capitalized and amortized over the remaining useful lives of the assets.

INVESTMENTS

Investments are carried at cost, which approximates market value, and consist of bank certificates of deposit, other deposits and municipal bonds, which earn interest at fixed rates ranging between 4.35% and 5.52%.

ACCRUED ENVIRONMENTAL COSTS

The Companies' vehicle sales and service operations involve the storage, dispensing and disposal of petroleum products, primarily gasoline and waste oil. The Companies record as expense, on a current basis, costs associated with remediation of environmental pollution. The Companies also accrue for their proportionate share of costs associated with the remediation of environmental pollution when it becomes probable that a liability has been incurred and the amount can be reasonably estimated. Estimated costs include anticipated site testing, consulting, remediation, disposal, post-remediation monitoring and legal fees, as appropriate. The liability does not reflect possible recoveries from insurance companies or reimbursement of remediation costs.

The Companies periodically reassess their method and assumptions used to estimate such accruals for environmental costs and adjust such accruals accordingly. Factors considered are changing regulatory requirements, the effects of inflation, changes in operating climates in the regions in which the Companies' facilities are located and the expectations regarding costs of securing environmental services.

REVENUE RECOGNITION, SALES

Sales include revenues from new and used vehicles and from parts and services sales. Revenues from the sale of new and used vehicles are generally recognized at the time the vehicle is delivered to the customer and the payment or deposit has been received. Revenues from the sale of parts and services are recognized at the time the parts are delivered to the customer or when service is completed.

REVENUE RECOGNITION, OTHER OPERATING REVENUES

Other operating revenues includes finance, insurance, extended warranty, service contract income, and processing fees. Finance income represents amounts earned by the Companies for arranging vehicle financing with financial institutions on behalf of customers. Finance income, net of estimates for future chargebacks, is recognized by the Companies upon acceptance of the note by a financial institution. Insurance income represents commissions earned on credit life and accident and disability insurance sold by the Companies as agents for insurance carriers. Insurance commissions, net of estimates for future chargebacks, are recognized as income upon customer acceptance of the insurance terms as evidenced by contract execution. A&R, through its wholly-owned subsidiary World Wide Warranty Co., sells and underwrites extended warranty contracts. Premiums received for extended warranty contracts sold by A&R are accounted for as unearned warranty premiums and recognized as income ratably over the lives of the contracts, which range from one to four years. Costs of servicing warranty claims are expensed as incurred. Service contract income represents commissions earned on extended warranty service contracts sold by the Companies as agents for extended warranty service companies. Commissions earned, net of estimates of future chargebacks, are recognized upon customer acceptance of the service contract terms as evidenced by contract execution.

The agreements between the Companies and the financial institutions, insurance companies and extended warranty service companies provide that the Companies will receive a chargeback equal to a pro rata portion of the finance income, insurance commission or extended warranty service contract commission paid to the Companies in the event the customer prepays or defaults on the financing prior to its scheduled maturity, or cancels an insurance or extended warranty service contract. Generally, the terms of the agreements between the Companies and the financial institutions, insurance companies and extended warranty service companies are gross arrangements, whereby the Companies are liable for chargebacks for the life of the related loan or contract.

The Companies record an estimated allowance for these chargebacks which is based upon historical experience for prepayments, defaults and cancellations. Finance income and commissions on insurance and extended warranty service contracts, net of estimates for future chargebacks, are classified as other operating revenues in the combined financial statements.

ADVERTISING AND PROMOTIONAL COSTS

Advertising and promotional costs are expensed as incurred and are included in selling, general and administrative expenses in the combined financial statements. Total advertising and promotional costs were approximately $2,582 for the year ended December 31, 1996. The Companies did not capitalize any advertising and promotional costs for the year ended December 31, 1996.

INCOME TAXES

Miami and Tampa are limited partnerships, which pass income and losses through directly to their partners for income tax purposes. No provision for income taxes has been recorded in the accompanying combined financial statements relating to Miami and Tampa. A&R has elected to be taxed as a corporation under the U.S. Internal Revenue Code.

The Companies follow Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires, among other things, recognition of future tax benefits and liabilities measured at enacted rates attributable to deductible temporary differences between financial statement and income tax bases of assets and liabilities. Net operating loss carryforwards are recognized to the extent that realization of said benefits is "more likely than not." A&R is in a net operating loss position for tax reporting purposes but has positive retained earnings for financial reporting purposes due to certain temporary differences between the financial statement and income tax bases of its assets and liabilities. The income taxes that will become payable when the above temporary differences are reversed in future periods have been recorded as a deferred tax liability in the combined financial statements. The change in this liability, measured at enacted tax rates, is shown as a deferred income tax provision in the combined statement of operations.

CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Companies to concentrations of credit risk consist principally of cash and cash equivalents, contracts in transit and accounts receivable. The Companies invest a substantial portion of their excess cash with financial institutions, which is periodically in excess of FDIC-guaranteed limits, and also invest in a Cash Management Account ("CMA") with General Motors Acceptance Corporation ("GMAC") (see Note 7), which is not insured. The Companies have not incurred losses related to these financial instruments in the past.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Companies' financial instruments primarily consist of cash and cash equivalents, floor plan notes payable, long-term debt, and amounts due to related parties. The carrying amount of these financial instruments approximates fair value due either to their length of maturity or existence of variable interest rates that approximate prevailing market rates.

OWNERS' EQUITY

The affiliates in the Companies consist of two limited partnerships and one corporation. For purposes of these combined financial statements, the owners' equity activity of the individual affiliates has been aggregated to present combined totals of activity and balances of the Companies (see Note 10).

INTEREST EXPENSE AND INTEREST INCOME

Interest expense on floor plan notes payable, net of manufacturer interest assistance and interest earned on the Companies' investments in the CMA with GMAC, is reflected as a component of cost of sales in the combined financial statements (see Note 7).

STATEMENT OF CASH FLOWS

For purposes of the statement of cash flows, the net change in floor plan financing of inventory, which is a customary financing technique in the industry, is reflected as an operating activity in the combined statement of cash flows.

ACCOUNTING DEVELOPMENTS

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," in March 1995. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Companies adopted SFAS No. 121 on January 1, 1996, and such implementation did not have a material effect on the Companies' combined results of operations, financial position or cash flows.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   ACCOUNTS RECEIVABLE:

Accounts receivable are comprised of the following:

                                                                  DECEMBER 31,
                                                                     1996
                                                                  -----------

          Contracts in transit                                      $2,005
          Manufacturer                                                 173
          Other                                                      4,665
                                                                    ------
                                                                     6,843
          Less- Allowance for doubtful accounts                       (273)
                                                                    ------
                                                                    $6,570
                                                                    ======

Contracts in transit represent receivables from financial institutions that provide funding for customer vehicle financing. These receivables are generally collected within 30 days from the date of vehicle sale. Amounts due from manufacturers represent receivables for parts and service work performed pursuant to manufacturer warranty coverage and manufacturer holdbacks and incentives; such amounts are remitted to the Companies on a regular basis. Other receivables include receivables for the sale of parts and services and finance fees receivable from financial institutions.

4.   INVENTORIES:

Inventories are comprised of the following:

                                                                    DECEMBER 31,
                                                                       1996
                                                                    -----------
          New vehicles                                               $15,442
          Used vehicles                                                4,923
          Parts and other                                              5,215
                                                                     -------
                                                                     $25,580
                                                                     =======

For the year ended December 31, 1996, the effect of using the LIFO method as compared to the first-in, first-out method was a decrease in net income by $454. If the first-in, first-out (FIFO) method of inventory accounting had been used by the Companies, inventories, net working capital and owners' equity would have been higher than reported by $7,629 as of December 31, 1996.

5.   PROPERTY AND EQUIPMENT:

Property and equipment are comprised of the following:

                                                                DECEMBER 31,
                                                                    1996
                                                                ------------
         Land                                                     $ 8,155
         Buildings and improvements                                 5,221
         Furniture and fixtures                                     1,087
         Machinery and equipment                                    3,414
         Service vehicles                                             962
                                                                  -------
                                                                   18,839
         Less- Accumulated depreciation and amortization           (6,062)
                                                                  -------
                                                                  $12,777
                                                                  =======

6.   ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

Accounts payable and accrued liabilities are comprised of the following:

                                                              DECEMBER 31,
                                                                 1996
                                                              ------------
          Accounts payable                                     $ 3,488
          Accrual for finance, insurance and
            service contract chargebacks
                                                                 1,868
          Payroll and related accruals                             450
          Sales taxes                                               39
                                                                ------
                                                                $5,845
                                                                ======

7.   FLOOR PLAN NOTES PAYABLE:

Floor plan notes payable reflect amounts for the purchase of specific new and certain used vehicle inventory, are payable to GMAC and bear interest at the prime rate (8.5 percent as of December 31, 1996) plus 1 percent, before GMAC assistance. The aggregate approved credit lines covered up to 1,500 new vehicles and 200 used vehicles as of December 31, 1996. Payments on the floor plan notes payable are due when the related vehicles are sold. The floor plan notes payable are secured by the vehicle inventories of the Companies and are cross collateralized with and contain cross default provisions to all current and future loans of all dealerships.

The Companies have invested funds in a CMA with GMAC. All funds invested in the CMA are redeemable by the Companies upon demand and accrue interest at a rate equivalent to its floor plan rate. Funds invested in the CMA serve as collateral for the Companies' floor plan notes payable with GMAC who has a legal right of offset between the floor plan notes payable and the CMA balance. The floor plan notes payable amount of $16,737 in the combined balance sheet is shown net of CMA balances totaling $1,850 as of December 31, 1996. Periodically, the Companies' invest funds on behalf of their partners/ shareholders, which is evidenced by the issuance of a note payable of a like amount (see Note 11).

Interest under the floor plan notes payable is payable on a monthly basis. Interest incurred on floor plan notes payable totaled approximately $1,795 for the year ended December 31, 1996 before manufacturer interest assistance. Manufacturer interest assistance totaled approximately $1,302 for the year ended December 31, 1996. All interest income and expense amounts relating to the Companies' floor plan notes payable and CMA balances, along with manufacturer's assistance and other interest incentives, have been recorded as a component of cost of sales in the combined financial statements.

8. INCOME TAXES:

Miami and Tampa file separate federal partnership income tax returns. A&R files separate federal and state corporate income tax returns. For purposes of these combined financial statements, pro forma federal and state income taxes have not been reflected as if Miami and Tampa had filed corporate income tax returns (and thus been subject to income taxes at the corporate level) for any of the periods.

The components of the provision for income taxes included in the accompanying combined statements of operations and changes in owners' equity for the year ended December 31, 1996 consist entirely of deferred federal and state income taxes with respect to A&R. The effective income tax rate for the year ended December 31, 1996 closely approximates the statutory federal income tax rate applied to A&R's standalone earnings. Components of the net deferred income tax liability included in the accompanying combined balance sheet as of December 31, 1996 consist of the following:

                                                        Liability
                                                         (Asset)
                                                        ---------
          Unearned warranty premiums                      $3,091
          Net operating losses                              (248)
                                                          ------
                                                          $2,843
                                                          ======

At December 31, 1996, A&R had available federal and state net operating loss carryforwards of approximately $659 which begin to expire in the year 2009. A valuation allowance has not been provided with respect to the resultant deferred income tax asset.

9. COMMITMENTS AND CONTINGENCIES:

OPERATING LEASES

The Companies lease certain equipment and other property under noncancellable operating leases. Rent expense was approximately $114 for the year ended December 31, 1996, which included $47 paid to a related party. The future minimum commitments under operating lease obligations are as follows:

   YEAR ENDING
   DECEMBER 31,
   ------------
     1997 (includes $66 payable to a related party)                $  102
     1998                                                              40
     1999                                                              40
     2000                                                              40
     2001 and thereafter                                            2,736
                                                                   ------
                                                                   $2,958
                                                                   ======

PLEDGED INVESTMENTS

Included in investments in the accompanying combined balance sheet as of December 31, 1996 are certificates of deposit and other cash deposits carried at $322 which are pledged to various state agencies to secure the Companies' obligations under extended service warranty contracts and for the self-insured portion of workers compensation claims.

SELF-INSURED WORKERS COMPENSATION

The Companies are self-insured for employee benefits under the Companies' workers compensation plan. The Companies maintain stop loss coverage for individual claims in excess of $250 and for annual group claims which exceed approximately $1,000 in the aggregate. While the ultimate amount of claims incurred are dependent on future developments, in management's opinion, recorded reserves of approximately $410 (which are included in accounts payable and accrued liabilities in the accompanying combined balance sheet as of December 31, 1996) are adequate to cover the future payment of claims. However, it is reasonably possible that recorded reserves may not be adequate to cover the future payment of claims. Adjustments, if any, to estimates recorded resulting from ultimate claim payments will be reflected in operations in the periods in which such adjustments are known.

10.  OWNERS' EQUITY:

Owners' equity is comprised of the following as of December 31, 1996:

                                COMMON STOCK       PARTNERS'
                                    AND             CAPITAL/
                                  PAID-IN           RETAINED       TOTAL OWNERS'
                                  CAPITAL           EARNINGS           EQUITY
                                ------------      ----------       -------------
Miami                              $   -             $12,359          $12,359
Tampa                                  -              10,007           10,007
A & R                                336               1,520            1,856
Eliminations                           -              (1,009)          (1,009)
                                   -----             -------          -------
                                   $ 336             $22,877          $23,213
                                   =====             =======          =======

The common stock of A&R has a $1 per share par value. There are 7,500 shares authorized, issued and outstanding as of December 31, 1996.

11.     RELATED-PARTY TRANSACTIONS:

The Companies periodically invest funds in the CMA with GMAC on behalf of the owners and parties related to the owners. Approximately $9,488 was invested in the CMA on behalf of the related parties as of December 31, 1996. Notes payable of a like amount were issued and outstanding as of December 31, 1996. These amounts due to related parties generally bear interest at the Companies' floor plan rate (which is equivalent to the rate paid by GMAC on funds invested in the CMA) and are due on demand. The funds invested in the CMA on behalf of these related parties have been offset against the notes payable thereto in the accompanying combined balance sheet as of December 31, 1996. Interest earned by the Companies on funds invested in the CMA on behalf of these related parties of approximately $858 for the year ended December 31, 1996, has been offset against the same amount of interest expense on the notes payable to related parties.

Included in other assets in the accompanying combined balance sheet as of December 31, 1996 are notes receivable from related parties with an aggregate principal balance of $718, maturing between 2005 and 2025. The notes bear interest at approximately 7% and are repayable in monthly principal installments of approximately $4. Included in interest income in the accompanying combined statements of operations and changes in owners' equity for the year ended December 31, 1996 is interest earned of $54 on these notes.

Amounts due to related parties as of December 31, 1996 bear interest at 8% and are due upon demand. Interest expense on these amounts is reflected as interest expense to related parties in the accompanying combined statements of operations and changes in owners' equity for the year ended December 31, 1996.

12. LITIGATION:

Certain claims and suits have been filed or are pending against the Companies. In management's opinion, resolution of these matters will not have a material impact on the Companies' combined financial position, results of operations or cash flows and adequate provision for any potential losses has been made in the accompanying combined financial statements.

13.  SUBSEQUENT EVENTS:

On October 31, 1997, the owners of the Companies entered into a definitive agreement to sell substantially all of Miami and Tampa's net assets, and all outstanding shares of A&R to Republic Industries, Inc. Consummation of the transaction is subject to obtaining manufacturer approval and other customary closing conditions.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of
Champion Automotive Group:

We have audited the accompanying combined balance sheet of Champion Automotive Group as of October 31, 1997, and the related combined statements of operations, changes in owners' equity and cash flows for the ten months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Champion Automotive Group as of October 31, 1997, and the results of its operations and its cash flows for the ten months then ended in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Houston, Texas
January 9, 1998

                            CHAMPION AUTOMOTIVE GROUP
                            -------------------------

                    COMBINED BALANCE SHEET--OCTOBER 31, 1997
                    ----------------------------------------

                                 (In Thousands)


                                     ASSETS
                                     ------

AUTO DEALERSHIPS:
   Cash and cash equivalents                                           $   7,599
   Accounts receivable, net                                               12,055
   Inventories                                                            52,125
   Prepaids and other current assets                                          87
   Deferred income taxes                                                     907
                                                                       ---------

                               Total current assets                       72,773

   Property and equipment, net                                             8,979
   Other assets, net                                                       1,181
                                                                       ---------
                               Total auto dealerships assets              82,933
                                                                       ---------
AUTO FINANCE:

   Cash and cash equivalents                                                  35
   Vehicle notes receivable, net                                           7,414
   Amounts due from related parties                                          350
   Other assets                                                               47
                                                                       ---------
                               Total auto finance assets                   7,846
                                                                       ---------
                               Total assets                            $  90,779
                                                                       =========

                         LIABILITIES AND OWNERS' EQUITY
                         ------------------------------

AUTO DEALERSHIPS:
   Floor plan notes payable                                            $  55,881
   Notes payable                                                           4,737
   Amounts due to related parties                                          2,153
   Accounts payable and accrued liabilities                                9,773
                                                                       ---------
                               Total current liabilities                  72,544
   Deferred income taxes                                                   2,598
                                                                       ---------
                               Total auto dealerships liabilities         75,142
                                                                       ---------

AUTO FINANCE:
   Notes payable                                                           4,700
   Amounts due to related parties                                          1,226
   Accounts payable and accrued liabilities                                  491
                                                                       ---------

                               Total auto finance liabilities              6,417
                                                                       ---------

COMMITMENTS AND CONTINGENCIES

OWNERS' EQUITY                                                             9,220
                                                                       ---------

                               Total liabilities and owners' equity    $  90,779
                                                                       =========


          The accompanying notes are an integral part of this combined financial statement.

                            CHAMPION AUTOMOTIVE GROUP
                            -------------------------

                        COMBINED STATEMENT OF OPERATIONS
                        --------------------------------

                    FOR THE TEN MONTHS ENDED OCTOBER 31, 1997
                    -----------------------------------------

                                 (In Thousands)

AUTO DEALERSHIPS:
   Sales                                                            $  283,672
   Other operating revenue                                              15,058
                                                                    ----------

               Total auto dealerships revenue                          298,730

   Cost of sales                                                       273,181
                                                                    ----------

               Gross profit                                             25,549

   Selling, general and administrative expenses                         17,739
                                                                    ----------

               Income from operations, auto dealerships                  7,810

   Other (income) expense-
     Interest expense, net                                                 168
     Other income, net                                                    (226)
                                                                    ----------

               Income before income taxes, auto dealerships              7,868
                                                                    ----------

AUTO FINANCE:
   Interest income                                                       1,025
   Interest expense                                                       (287)
   General and administrative expenses                                    (325)
   Provision for credit losses                                            (681)
                                                                    ----------

               Loss before income taxes, auto finance                     (268)
                                                                    ----------

INCOME BEFORE INCOME TAXES, Champion Automotive Group                    7,600

PROVISION FOR INCOME TAXES                                               3,074
                                                                    ----------

NET INCOME                                                          $    4,526
                                                                    ==========



          The accompanying notes are an integral part of this combined financial statement.

                             CHAMPION PLANNING, INC.
                             -----------------------

                 COMBINED STATEMENT OF CHANGES IN OWNERS' EQUITY
                 -----------------------------------------------

                    FOR THE TEN MONTHS ENDED OCTOBER 31, 1997
                    -----------------------------------------

                        (In Thousands, Except Share Data)

                                             Common Stock          Additional                 Net Liabilities
                                           ------------------        Paid-in      Retained      Assumed From
                                           Shares      Amount        Capital      Earnings      Partnership        Total
                                           ------      ------        -------      --------      -----------        -----
BALANCE, December 31, 1996 (unaudited):
     Champion Planning, Inc.                5,000        $ 5         $ 1,642      $  3,605        $     -        $   5,252
     Gracely Family Partnership                 -          -               -             -          2,669            2,669
     Net income (loss)                          -          -               -         5,040           (514)           4,526
     Distributions                              -          -               -             -         (3,227)          (3,227)
                                           ------    -------         -------      --------        -------        ---------

BALANCE, October 31, 1997                   5,000        $ 5         $ 1,642      $  8,645        $(1,072)       $   9,220
                                           ======    =======         =======      ========        =======        =========



          The accompanying notes are an integral part of this combined financial statement.

                            CHAMPION AUTOMOTIVE GROUP
                            -------------------------

                        COMBINED STATEMENT OF CASH FLOWS
                        --------------------------------

                    FOR THE TEN MONTHS ENDED OCTOBER 31, 1997
                    -----------------------------------------

                                 (In Thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                                 $  4,526
   Adjustments to reconcile net income to net cash provided by operating activities-
       Depreciation and amortization                                                             1,169
       Provision for doubtful accounts and credit losses                                           241
       Provision for deferred income taxes                                                         137
       Change in assets and liabilities-
         Accounts and vehicle notes receivable                                                  (6,474)
         Inventories                                                                            (7,366)
         Prepaids and other current assets                                                         (74)
         Other assets                                                                              147
         Floor plan notes payable                                                                7,966
         Accounts payable and accrued liabilities                                                3,703
                                                                                              --------

                                   Net cash provided by operating activities                     3,975
                                                                                              --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                                          (1,011)
                                                                                              --------

                                   Net cash used in investing activities                        (1,011)
                                                                                              --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Principal payments of notes payable                                                          (2,448)
   Borrowings on notes payable                                                                   4,700
   Net payments of amounts due to related parties                                               (2,351)
   Distributions to owners                                                                      (3,227)
                                                                                              --------

                                   Net cash used in financing activities                        (3,326)
                                                                                              --------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                         (362)

CASH AND CASH EQUIVALENTS, beginning of period                                                   7,996
                                                                                              --------

CASH AND CASH EQUIVALENTS, end of period                                                      $  7,634
                                                                                              ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for interest                                                                     $  3,869
                                                                                              ========

   Cash paid for income taxes                                                                 $    496
                                                                                              ========



          The accompanying notes are an integral part of this combined financial statement.

                            CHAMPION AUTOMOTIVE GROUP
                            -------------------------

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     --------------------------------------

1.  BUSINESS, ORGANIZATION
    AND BASIS OF PRESENTATION:

Champion Automotive Group (collectively, the Company) is engaged in the retail and commercial sale of new and used motor vehicles, vehicle rental, finance and insurance products, vehicle service and parts, after-market products and in the sale of third-party financing contracts on used vehicle sales originated by its subsidiary dealerships. The Company operates primarily in the Houston, Texas, area.

The accompanying combined financial statements include the accounts of (a) Champion Planning, Inc., and its wholly owned subsidiaries consisting of Texan Ford, Inc. (a Texas corporation), Texan Lincoln-Mercury, Inc. (a Delaware corporation), Champion Ford, Inc. (a Texas corporation), Financial Services, Inc. (a Texas corporation), and (b) certain assets and related liabilities owned by the Gracely Family Partnership, Ltd. (the Partnership), utilized in the operation of the auto dealership businesses. The financial statements have been presented on a combined basis due to their related operations, common ownership and common management control. All significant intercompany balances and transactions have been eliminated in combination.

Assets and liabilities of the auto dealerships are classified as current and noncurrent, and those relating to auto finance are unclassified.

The Company purchases substantially all of its new vehicles from Ford Motor Company and American Isuzu Motor, Inc., at the prevailing prices charged by the manufacturer to all franchised dealers. The Company's sales volume could be adversely impacted by the manufacturers' inability to supply the dealership with an adequate supply of popular models or as result of an unfavorable allocation of vehicles by the manufacturer.

The Company operates dealerships which hold franchise agreements with Ford Motor Company and American Isuzu Motor, Inc. In accordance with the individual franchise agreements, the Company is subject to certain rights and restrictions typical of the industry, including limitations on changes in dealership management and ownership and minimum net worth requirements. The ability of the manufacturers to influence the operations of the Company or the loss of a franchise agreement could have a negative impact on the operating results and financial position of the Company.

2.  SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include all highly liquid investments that have an original maturity of three months or less at the date of purchase. The Company has invested funds in a cash management account (CMA) with the Company's floor plan lender, Ford Motor Credit Corporation (FMCC). All funds invested in the CMA are redeemable by the Company upon demand and accrue interest at a rate equivalent to the Company's floor plan rate. The amount of such funds totaled approximately $3,700,000 as of October 31, 1997, of which $1,766,000 was payable to the principal owner of the Company.

VEHICLE NOTES RECEIVABLE, NET AUTO FINANCE

The Company originates installment sales contracts from used vehicles from individuals who purchase used vehicles from dealerships in the Champion Automotive Group. Vehicle notes receivable consist of contractually scheduled payments from installment sales contracts, accrued interest receivable and an allowance for credit losses. An allowance for credit losses (allowance) is established by charging the operations for anticipated credit losses. The evaluation of the allowance considers such factors as the Company's historical credit losses, the overall portfolio quality and delinquency rates, a review of specific problem loans, the underlying collateral and current economic conditions that may affect the borrower's ability to pay.

INVENTORIES

New and used vehicle inventories are stated at the lower of cost, determined using the last-in, first-out (LIFO) method, or market on a specific-unit identification basis. Rental vehicles include vehicles purchased from Ford Motor Company under a floor plan agreement. Rental vehicles are placed in rental service for periods not to exceed one year, at which time they are purchased and placed into used vehicle inventory and held for sale. Rental vehicles are depreciated utilizing a five-year life during the period they are used for rental purposes. Parts inventories are determined on a first-in, first-out
(FIFO) basis and are stated at the lower of cost or market.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated over their estimated useful lives, ranging from five to 31 years, using the straight-line method. Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the lease or their estimated useful lives. Useful lives for purposes of computing depreciation are as follows:

Buildings and leasehold
  improvements                              15-31 years
Furniture and fixtures                        5-7 years
Machinery and equipment                         5 years

The cost of assets sold or retired and the related accumulated depreciation are removed from the accounts at the time of sale or disposition, and any resulting gain or loss is included in the combined statement of operations. Maintenance, repairs and minor replacements are charged to operations as incurred; major replacements and improvements which extend the useful life of an asset are capitalized and depreciated over the remaining useful life of the asset.

REVENUE RECOGNITION, AUTO DEALERSHIPS

Sales include revenues from new and used vehicles, vehicle rentals, and parts and services sales. Revenues from the sale of new and used vehicles are recognized at the time the vehicle is delivered to the customer and the earlier of the acceptance of the note by a financial institution, or payment or deposit having been received. Revenues from the sale of parts and services are recognized at the time the parts are delivered to the customer or service is completed.

REVENUE RECOGNITION, OTHER OPERATING REVENUE

Other operating revenue includes finance, service contract and insurance income. Finance income represents amounts earned for financing arranged by the Company with financial institutions on behalf of customers in connection with vehicle sales. Finance income, net of estimates for future charge-backs, is recognized by the

Company upon acceptance of the note by a financial institution. Service contract income represents commissions earned on extended warranty service contracts sold by the Company as agents for extended service warranty companies. Commissions earned, net of estimates of future charge-backs, are recognized upon customer acceptance of the service contract terms as evidenced by contract execution. Insurance income represents commissions earned on credit life and accident and disability insurance sold by the Company as agents for insurance carriers. Insurance commissions, net of estimates for future charge-backs, are recognized as income upon customer acceptance of the insurance terms as evidenced by contract execution.

The agreements between the Company and the financial institutions, extended service warranty companies and insurance companies provide that the Company will receive a charge-back equal to a pro rata portion of the finance, service contract or insurance income earned by the Company in the event the customer prepays or defaults on the financing prior to its scheduled maturity or upon early termination of the service contract or insurance policy by the customer. Generally, the Company is contingently liable for charge-backs equal to a pro rata portion of the premium collected pursuant to service and insurance contracts during the period of time the service contract or the insurance policy is in effect. The Company records an estimated allowance for these charge-backs which is based upon the Company's historical experience for prepayments, defaults and early terminations.

REVENUE RECOGNITION, AUTO FINANCE

Interest income from finance receivables is recognized over the term of the contract using the effective interest method. The accrual of interest is suspended if collection becomes doubtful and is resumed when the loan becomes current.

ADVERTISING AND PROMOTIONAL COSTS

Advertising and promotional costs are expensed as incurred and included in selling, general and administrative expenses in the accompanying combined statement of operations. Total advertising and promotional expenses, net of approximately $603,000 in rebates, were approximately $1,410,000 for the 10 months ended October 31, 1997.

INCOME TAXES

The Company follows the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets are received or liabilities are settled.

CONCENTRATIONS OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents, contracts in transit and accounts and vehicle notes receivable. The Company invests a substantial portion of their excess cash with financial institutions in excess of FDIC-guaranteed limits. The Company has not incurred significant losses related to these financial instruments in the past.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments primarily consist of cash and cash equivalents, accounts receivable, vehicle notes receivable, floor plan notes payable, long-term debt, and amounts due to related parties. The carrying amount of these financial instruments approximates fair value due either to length of maturity or existence of interest rates that approximate prevailing market rates.

STATEMENT OF CASH FLOWS

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents. Additionally, the net change in floor plan financing of inventory, which is a customary financing technique in the industry, is reflected as an operating activity in the accompanying combined statement of cash flows and as a component of cost of sales in the accompanying combined statement of operations.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

ACCOUNTING DEVELOPMENTS

SFAS No. 130 requires the presentation of comprehensive income in an entity's financial statements. Comprehensive income represents all changes in equity of an entity during the reporting period, including net income and charges directly to equity which are excluded from net income. This statement is not anticipated to have any impact on the Company as the Company currently does not enter into any transactions which result in charges (or credits) directly to equity (such as additional minimum pension liability changes, currency translation adjustments, unrealized gains and losses on available-for-sale securities, etc.)

3.  ACCOUNTS RECEIVABLE:

Accounts receivable at October 31, 1997, are comprised of the following (in thousands):

Contracts in transit                                   $  8,842
Manufacturers                                               521
Other                                                     2,827
                                                      ---------
                                                         12,190
Less- Allowance for doubtful accounts                      (135)
                                                      ---------
                                                       $ 12,055
                                                      =========

Contracts in transit represent receivables from financial institutions which provide funding for customer vehicle financing. These receivables are generally collected within 30 days from the vehicle sale. Amounts due from manufacturers represent receivables for parts and service work performed on vehicles pursuant to the automotive manufacturer warranty coverage and manufacturer holdbacks and incentives pursuant to the dealership agreements. Other receivables include receivables for the sale of parts to commercial customers and commissions receivable from financial institutions earned from arranging financing for the Company's customers.

4.  VEHICLE NOTES RECEIVABLE:

Vehicle notes receivable at October 31, 1997, are comprised of the following (in thousands):

Vehicle notes receivable                               $ 8,001
   Less- Allowance for credit losses                      (587)
                                                       -------

                                                       $ 7,414
                                                       =======

Vehicle notes receivable consist of contractually scheduled payments from installment sales contracts, including accrued interest, from individuals who purchase used vehicles from dealerships in the Champion Automotive Group and finance their purchases through Financial Services, Inc. Terms typically include down payments of approximately 15 percent, interest ranging from 18 percent to
26.75 percent and maturity terms ranging from 12 to 36 months.

5.  INVENTORIES:

Inventories at October 31, 1997, are comprised of the following (in thousands):

New vehicles                                           $ 45,116
Used vehicles                                             7,723
Rental vehicles, net                                      4,471
Parts and other                                           1,114
Cumulative LIFO reserve                                  (6,299)
                                                      ---------

                                                       $ 52,125
                                                      =========

Depreciation expense and accumulated depreciation in the accompanying combined financial statements includes $865,000 of depreciation expense and $1,467,000 of accumulated depreciation related to rental vehicles at October 31, 1997.

For the 10 months ended October 31, 1997, the effect of using the LIFO method as compared to the FIFO method was a decrease in net income by approximately $537,000. If the FIFO method of inventory accounting had been used by the Company, inventories, net working capital and owners' equity would have been higher than reported by $3,686,000, net of tax, as of October 31, 1997.

6.  OTHER ASSETS:

Other assets consist of the following at October 31, 1997 (in thousands):

          Goodwill                                         $ 1,200
          Other                                                121
                                                          --------
                                                             1,321

          Less- Accumulated amortization                      (140)
                                                          --------

                                                           $ 1,181
                                                          ========

Goodwill represents the excess of the consideration paid over the fair market value of assets acquired and is being amortized on the straight-line method over 40 years. Management continually evaluates whether events and circumstances have occurred that indicate the remaining estimated useful life of other assets may warrant revision or that remaining balances may not be recoverable.

7.  PROPERTY AND EQUIPMENT:

Property and equipment at October 31, 1997, are comprised of the following (in thousands):

Land                                                                   $  3,185
Building and leasehold improvements                                       6,352
Furniture and fixtures                                                    1,061
Machinery and equipment                                                   1,520
                                                                       --------
                                                                         12,118
Less- Accumulated depreciation and amortization                          (3,139)
                                                                       --------

                                                                       $  8,979
                                                                       ========
8.  FLOOR PLAN NOTES PAYABLE:

Floor plan notes payable reflect payables for the purchase of specific vehicle inventory and are comprised of the following at October 31, 1997 (in thousands):

New vehicles                                                           $ 51,514
Rental and lease vehicles                                                 4,367
                                                                      ---------
                                                                       $ 55,881
                                                                      =========

Floor plan notes payable for new vehicles reflect amounts due to FMCC for the purchase of specific new vehicle inventory, and bear interest at prime (8.5 percent at October 31, 1997) plus 1 percent. Payments on the notes are due when the related vehicles are sold and are collateralized by all new vehicles. The approved lines of credit totaled $30,000,000 for new vehicles as of October 31, 1997. As of October 31, 1997, the Company's floor plan notes payable balance exceeded its approved lines of credit; accordingly, FMCC could contractually accelerate, and declare immediately due and payable, all or any part of the unpaid balance of the floor plan notes payable. The Company believes any acceleration of the floor plan notes payable could be repaid through the sale of inventory in the ordinary course of business.

Floor plan notes payable for rental and lease vehicles bear interest at prime (8.5 percent as of October 31, 1997) plus .75 percent and are payable in installments of approximately 2 percent per month of the capitalized cost, with the remaining balance due when the vehicle is transferred from the rental vehicle fleet to used car inventory, which generally occurs within one year of being placed in the rental fleet.

Interest under the floor plan notes is payable on a monthly basis. Interest expense on new vehicle floor plan notes payable, which has been recorded as a component of cost of sales in the accompanying combined statement of operations, totaled approximately $3,641,000 for the year ended October 31, 1997, before manufacturer assistance. Interest expense on new rental and lease floor plan notes payable, which has also been recorded as a component of cost of sales in the accompanying combined statement of operations, totaled approximately $348,000 for the 10 months ended October 31, 1997. Manufacturer interest assistance, which has been recorded as a reduction of cost of sales in the accompanying combined statement of operations, totaled approximately $3,783,000 for the 10 months ended October 31, 1997.

9.  ACCOUNTS PAYABLE
    AND ACCRUED LIABILITIES:

Accounts payable and accrued liabilities at October 31, 1997, are comprised of the following (in thousands):

Accounts payable                                               $ 1,084
Accrual for finance, insurance and service contract
  charge-backs                                                   1,470
Income taxes payable                                             2,441
Payroll-related accruals                                           694
Other                                                            4,084
                                                               -------

                    Total auto dealerships                     $ 9,773
                                                               =======

Accounts payable                                                   440
Payroll-related accruals                                            51
                                                               -------
                    Total auto finance                         $   491
                                                               =======

10.  NOTES PAYABLE:

Notes payable at October 31, 1997, are comprised of the following (in thousands):

Auto dealerships-
   Note payable to FMCC dated December 1996, payable in monthly installments including principal and interest due in December 2006. Interest at 9.5%, collateralized by certain land and buildings and guaranteed by the
     Company's principal owner                                                                              $ 4,243

   Note payable to FMCC dated September 1992, payable in monthly installments including principal and interest due in December 2002. Interest at 9.75%, collateralized by certain land and buildings and guaranteed by the
     Company's principal owner                                                                                  316

   Other                                                                                                        178
                                                                                                           --------

                                      Total auto dealerships                                                  4,737

Less - current maturities                                                                                    (4,737)
                                                                                                            -------

                                                                                                            $  -
                                                                                                            =======

Auto finance-
   Note payable to a bank dated October 1997, payable on July 31, 1998, plus all accrued but unpaid interest. Interest is payable monthly. Interest at LIBOR rounded upward to the nearest sixteenth plus 1.75% (7.75% as of October 31,
     1997), collateralized by certain assets of the Company and guaranteed by
     the Company's principal owner                                                                          $ 4,700
                                                                                                            -------

                                      Total auto finance                                                    $ 4,700
                                                                                                            =======

The auto dealerships notes payable to FMCC collateralized by certain land and buildings above provide for acceleration of the entire amount due upon the sale of such land and buildings to third parties. In connection with the merger and acquisition transaction discussed in Note 17, these notes payable have been classified as current liabilities in the accompanying combined balance sheet.

11.  AMOUNTS DUE TO RELATED PARTIES:

Amounts due to related parties at October 31, 1997, are as follows (in thousands):

Amounts payable to the Company's principal owner representing the sole
   shareholder's invested funds pursuant to the CMA                                                         $ 1,766
Notes payable to the Company's principal owner resulting from short-term working
   capital advances to the Company; noninterest-bearing                                                         387
                                                                                                            -------

                                      Total auto dealerships                                                $ 2,153
                                                                                                            =======

Notes payable to the Company's principal owner, the owner's family and the employees; due in November 1997. The notes provide for interest at 9.5% and
   are payable monthly                                                                                      $ 1,226
                                                                                                            -------
                                      Total auto finance                                                    $ 1,226
                                                                                                            =======

12.  LEASE COMMITMENTS:

OPERATING LEASES

The Company leases various facilities and equipment under operating lease agreements. These leases are noncancelable and expire on various dates through 2007. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

Future minimum lease payments for operating leases are as follows (in thousands):

     1998                            $   629
     1999                                620
     2000                                616
     2001                                616
     2002                                616
     Thereafter                        2,005
                                     -------

                 Total               $ 5,102
                                     =======

Total rent expense under all operating leases amounted to $524,000 for the 10 months ended October 31, 1997.

13.  INCOME TAXES:

The Company is subject to both a federal income tax and a Texas franchise tax, which is primarily an income-based tax. The components of the federal and state income tax provisions for the 10 months ended as of October 31, 1997, are as follows (in thousands):

     Federal-
        Current                                         $ 2,619
        Deferred                                            123
     State-
        Current                                             318
        Deferred                                             14
                                                        -------
                                                        $ 3,074
                                                        =======

Actual income tax expense for the 10 months ended October 31, 1997, differs from income tax expense computed by applying the U.S. federal statutory tax rate of 34 percent to income before income taxes as follows (in thousands):

Provision at the statutory rate                                        $ 2,584
State income taxes, net of benefit for federal deduction
                                                                           219
Income attributed to partnership                                        (1,463)
Nondeductible expenses and other                                         1,734
                                                                       -------

                                                                       $ 3,074
                                                                       =======

Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities consist of the following at October 31, 1997 (in thousands):

Reserves and accruals not deductible until paid                      $   907
Depreciation and other                                                (2,598)
                                                                     -------

                 Net deferred income tax liability                   $(1,691)
                                                                     =======

14.  COMMITMENTS AND CONTINGENCIES:

LITIGATION

The Company is a defendant in various lawsuits arising from normal business activities. Management has reviewed pending litigation with legal counsel and believes that the ultimate liability, if any, resulting from such action will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

15.  RELATED-PARTY TRANSACTIONS:

The Company has a noninterest-bearing note receivable from the Company's principal owner in the amount of $350,000 which is included in amounts due to related parties, auto finance in the accompanying combined balance sheet at October 31, 1997.

The Company periodically invests funds in the CMA on behalf of the Company's principal owner. At October 31, 1997, $1,766,000 was invested in the CMA on behalf of the Company's principal owner. Notes payable of an equal amount were issued and outstanding at October 31, 1997. These amounts due to the Company's principal owner bear interest at the Company's floor plan rate and are due on demand.

The Company has issued various notes payable to the Company's principal owner, parties related to the Company's principal owner and employees in an aggregate amount of $1,226,000 due November 1997, which provide for interest at 9.5 percent and are payable monthly. The Company also has a noninterest-bearing note payable in the amount of $387,000 due to the Company's principal owner resulting from short-term working capital advances to the Company which is payable on demand.

16.  EMPLOYEE BENEFIT PLANS:

The Company offers all employees the opportunity to participate in a 401(k) plan (the Plan). The Company's matching policy is discretionary. Currently, the Company provides for a 25 percent match on employee contributions up to a maximum employee contribution of 8 percent of each participating employee's annual compensation. Total contributions by the Company under the Plan for matching contributions and Plan expenses were $492,000 for the 10 months ended October 31, 1997. No amount was due to the Plan at October 31, 1997.

17.  SUBSEQUENT EVENTS:

In November 1997, the owners of Champion Automotive Group entered into a merger and acquisition agreement with Republic Industries, Inc. (Republic), whereby Republic would acquire Champion Planning, Inc., and its wholly owned subsidiaries and certain related assets and liabilities owned by the Gracely Family Partnership, Ltd., which are utilized in the operation of the auto dealership businesses for approximately $67 million in cash.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders of
    Southern California Automotive Group:

We have audited the accompanying combined balance sheet of SOUTHERN CALIFORNIA AUTOMOTIVE GROUP (the combined entities listed in Note 1) as of October 31, 1997, and the related combined statements of operations, stockholders' equity and cash flows for the ten-month period then ended. These combined financial statements are the responsibility of Southern California Automotive Group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Southern California Automotive Group as of October 31, 1997, and the results of its operations and its cash flows for the ten-month period then ended in conformity with generally accepted accounting principles.





Arthur Andersen LLP

Denver, Colorado,
    December 19, 1997.

                      SOUTHERN CALIFORNIA AUTOMOTIVE GROUP

                                  (See Note 1)

                             COMBINED BALANCE SHEET

                             AS OF OCTOBER 31, 1997
                             (Dollars in Thousands)

                                     ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                      $  6,500
    Restricted cash                                                   4,471
    Accounts receivable, net                                         19,333
    Inventories                                                      71,333
    Deferred income taxes                                               251
    Prepaid expenses and other current assets                         1,651
                                                                   --------
              Total current assets                                  103,539
                                                                   --------

PROPERTY AND EQUIPMENT:
    Land                                                              2,780
    Buildings                                                         7,837
    Machinery and equipment                                           4,624
    Leasehold improvements                                            1,581
    Company vehicles                                                  1,382
                                                                   --------
                                                                     18,204
    Less:  Accumulated depreciation and amortization                 (6,974)
                                                                   --------
              Property and equipment, net                            11,230
                                                                   --------

DEFERRED INCOME TAXES AND OTHER ASSETS                                  772
                                                                   --------
              Total assets                                         $115,541
                                                                   ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Floor plan notes payable                                       $ 68,216
    Current maturities of long-term debt                                967
    Accounts payable                                                  3,847
    Amounts due stockholders                                          6,500
    Accrued liabilities                                               6,409
    Related party notes payable                                       2,964
    Other current liabilities                                           951
    Income taxes payable                                                891
                                                                   --------
              Total current liabilities                              90,745

LONG-TERM DEBT, net of current portion                               10,817
                                                                   --------
              Total liabilities                                     101,562
                                                                   --------
COMMITMENTS AND CONTINGENCIES (Note 9)

REFUNDABLE MANUFACTURER CONTRIBUTIONS (Note 9)                          450
                                                                   --------
STOCKHOLDERS' EQUITY (Note 7):
    Common stock                                                      5,110
    Additional paid-in capital                                          257
    Retained earnings                                                 8,162
                                                                   --------
              Total stockholders' equity                             13,529
                                                                   --------
              Total liabilities and stockholders' equity           $115,541
                                                                   ========


  The accompanying notes are an integral part of this combined balance sheet.

                      SOUTHERN CALIFORNIA AUTOMOTIVE GROUP
                                  (See Note 1)


                        COMBINED STATEMENT OF OPERATIONS

                 FOR THE TEN-MONTH PERIOD ENDED OCTOBER 31, 1997
                             (Dollars in Thousands)




OPERATING REVENUES:
    Sales                                                              $452,317
    Finance and insurance                                                 3,217
                                                                       --------
              Total operating revenues                                  455,534

COST OF SALES, including net flooring interest expense of $2,524        400,275
                                                                       --------
              Gross profit                                               55,259

OPERATING EXPENSES                                                       46,363

COMPENSATION AND BONUSES TO STOCKHOLDERS                                  2,661
                                                                       --------
              Operating income                                            6,235

OTHER INCOME (EXPENSE):
    Interest expense, net                                                  (983)
    Other, net                                                              287
                                                                       --------
              Income before income taxes                                  5,539

PROVISION FOR INCOME TAXES                                                 (591)
                                                                       --------
NET INCOME                                                             $  4,948
                                                                       ========


    The accompanying notes are an integral part of this combined statement.

                      SOUTHERN CALIFORNIA AUTOMOTIVE GROUP
                                  (See Note 1)


                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

                 FOR THE TEN-MONTH PERIOD ENDED OCTOBER 31, 1997
                             (Dollars in Thousands)




                                                         Common Stock          Additional
                                                    ---------------------        Paid-in        Retained
                                                    Shares         Amount        Capital        Earnings        Total
                                                    ------         ------        -------        --------       -------
BALANCES, December 31, 1996                         166,106        $4,460          $257          $ 4,617       $ 9,334

    Issuance of common stock for cash                10,000           650             -                -           650
    Distributions                                         -             -             -           (1,403)       (1,403)
    Net income                                            -             -             -            4,948         4,948
                                                    -------        ------          ----          -------       -------
BALANCES, October 31, 1997                          176,106        $5,110          $257          $ 8,162       $13,529
                                                    =======        ======          ====          =======       =======


    The accompanying notes are an integral part of this combined statement.

                      SOUTHERN CALIFORNIA AUTOMOTIVE GROUP
                                  (See Note 1)

                        COMBINED STATEMENT OF CASH FLOWS

                 FOR THE TEN-MONTH PERIOD ENDED OCTOBER 31, 1997
                             (Dollars in Thousands)


CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                             $  4,948
    Adjustments to reconcile net income to net cash
       provided by operating activities-
          Depreciation and amortization                                         749
          Provision for bad debts                                               138
          Provision for finance, insurance and extended
           warranty contracts                                                   115
          Inventory valuation reserve                                           825
          Deferred tax benefit                                                 (300)
          Changes in operating assets and liabilities-
              Increase in accounts receivable                                (4,488)
              Increase in inventories                                       (12,991)
              Increase in prepaid expenses and other current assets            (823)
              Increase in other assets                                         (194)
              Borrowings on floor plan notes payable, net                    18,898
              Decrease in accounts payable                                   (1,231)
              Increase in accrued liabilities and other                       4,438
                                                                           --------
                 Net cash provided by operating activities                   10,084
                                                                           --------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment                                      (2,240)
                                                                           --------
                 Net cash used in investing activities                       (2,240)
                                                                           --------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from long-term debt                                              2,719
    Payments on long-term debt                                               (3,594)
    Principal payments on related party notes payable                        (2,181)
    Principal payments on obligations under capital leases                      (14)
    Issuance of common stock                                                    650
    Refundable manufacturer contributions                                       450
    Distributions                                                            (1,403)
                                                                           --------
                 Net cash used in financing activities                       (3,373)
                                                                           --------
INCREASE IN CASH AND CASH EQUIVALENTS                                         4,471

CASH AND CASH EQUIVALENTS, beginning of period                                    -
                                                                           --------
CASH AND CASH EQUIVALENTS, end of period                                   $  4,471
                                                                           ========

SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid during the period for-
       Income taxes                                                        $    732
                                                                           ========
       Interest                                                            $  3,821
                                                                           ========


    The accompanying notes are an integral part of this combined statement.

                      SOUTHERN CALIFORNIA AUTOMOTIVE GROUP


                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                OCTOBER 31, 1997
                 (Dollars in Thousands Except Share Information)



(1)    BUSINESS AND OPERATIONS

Southern California Automotive Group (the "Group") is comprised of fourteen car dealerships, a finance and insurance company ("Prime Auto Resources, Inc.") and various real estate parcels and buildings (the "Real Estate Acquisitions"), which are under common ownership and management. The Group sells, exclusively in California, new automobiles (obtained through exclusive dealer agreements with manufacturers) and used automobiles, provides vehicle servicing and sells vehicle replacement parts.

The accompanying combined financial statements include the following individual entities and the Real Estate Acquisitions. The following entities are combined due to the fact that they have common ownership and management and are subject to a Merger and Acquisition Agreement dated October 7, 1997, with Republic Industries, Inc. ("Republic"), as discussed below.

              Entity                                      Location                               Legal Form
              ------                                      --------                               ----------

Carwell Corporation                              Torrance, California                   California C Corporation
Manhattan Motors, Inc.                           Manhattan Beach, California            California S Corporation
Costa Mesa Cars, Inc.                            Costa Mesa, California                 California S Corporation
Newport Beach Cars, Inc.                         Newport Beach, California              California S Corporation
Torrance Nissan                                  Torrance, California                   California C Corporation
Manhattan Beach Motors, Inc.                     Manhattan Beach, California            California S Corporation
Orange County Automotive
    Imports, Inc.                                Anaheim, California                    California S Corporation
SMI Motors, Inc.                                 Santa Monica, California               California S Corporation
G.B. Imports Sales and Service, Inc.             Torrance, California                   California C Corporation
West Colton Cars, Inc.                           Redlands, California                   California S Corporation
BH Cars, Inc.                                    Beverly Hills, California              California S Corporation
Prime Auto Resources, Inc.                       Torrance, California                   California S Corporation


Certain stockholders of the Group also have ownership interests in SBL Auto, Inc., a dealership not being purchased by Republic, and certain real estate owned or leased by stockholders and leased or subleased to various dealerships included in these combined financial statements.

BH Cars, Inc. was incorporated in June 1997 and includes the operations of its two car dealerships, for the portion in the ten-month period ended October 31, 1997, for which it owned the dealerships. The cost of the two car dealerships was approximately $320 and the acquisitions were accounted for under the purchase method of accounting. The operating revenues and net income in the accompanying combined statement of operations would not have been materially different had the operating results of BH Cars, Inc. been included since the beginning of the period.

On October 7, 1997, the Group entered into a Merger and Acquisition Agreement with Republic, wherein Republic will acquire all of the issued and outstanding shares of the Group and certain land and buildings upon closing in exchange for shares of Republic common stock, subject to certain adjustments.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Cash and Cash Equivalents

The Group considers all investments purchased with an original maturity of three months or less to be cash equivalents.

The Group was required to invest funds, provided by a stockholder, with Ford Motor Credit Corporation in conjunction with flooring arrangements. The investments earn interest at rates equivalent to those charged by the flooring arrangements. Amounts on deposit at October 31, 1997 were $6,500 and are included in restricted cash and as amounts due stockholders in the accompanying combined balance sheet.

The fair value of cash and cash equivalents approximates the carrying value.

       Principles of Combination

The combined financial statements include the accounts of the above entities. All significant intercompany accounts and transactions have been eliminated in the combination.

       Concentration of Credit Risk

The Group is engaged in the sales and servicing of automobiles and parts and accessories in the state of California. The Group grants credit to customers, substantially all of whom are local residents and businesses. See Note 5 for accounts receivable concentrations as of October 31, 1997.

       Revenue Recognition

Revenues from vehicle and parts sales and from service operations are recognized at the time the vehicle or part is delivered to the customer or when the service is completed.

       Recognition of Finance Fees, Insurance and
             Extended Warranty Commissions

The Group arranges with independent parties to provide financing, credit life insurance and extended warranty contracts for its customers' vehicle purchases. The Group receives a fee from the financial institution for arranging the financing and receives a commission for the sale of the credit life insurance policy. The Group is charged back for a portion of these fees should the customer terminate the contract before its scheduled term or before dates specified under arrangements with such institutions. The amount of the reserves for charge backs is estimated and accrued based upon historical rates (Note 9).

       Advertising

The Group expenses production and other costs of advertising as incurred. Advertising expense was approximately $5,100 for the ten-month period ended October 31, 1997.

       Inventories

New vehicles and demonstrators are stated at cost less manufacturers' rebates and allowances on either a specific unit or last-in, first-out ("LIFO") basis. The carrying values of new vehicles and demonstrators are not in excess of market. The valuation of the LIFO inventory was based on the producer price index as permitted for tax purposes.

Used vehicles are stated at the lower of cost or market, on a specific unit basis.

Parts and accessories are stated at the lower of the current catalog cost, which approximates first-in, first-out, or market.

       Dealer Incentives

The Group predominantly purchases its new vehicles from manufacturers. The manufacturers will offer incentives under various programs, which, if earned, reduce the cost of the vehicles. These incentives are recognized when they are earned. The incentives recognized for the ten-month period ended October 31, 1997, were approximately $2,560 and are included as a reduction of cost of sales in the combined statement of operations.

       Income Taxes

The Group accounts for income taxes according to the liability method for each C Corporation. Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and income tax purposes in different periods. Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse.

The income tax results and activities of the S Corporations flow directly to the stockholders and, therefore, the accompanying combined financial statements do not reflect a provision for federal or state income taxes for the S Corporations.

       Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the following estimated useful lives:

               Buildings                              15-40 years
               Machinery and equipment                  5-7 years
               Company vehicles                           5 years


Leasehold improvements are amortized over the applicable lease period or their estimated useful lives, whichever is shorter.

Expenditures for maintenance and repairs are expensed as incurred, while significant betterments are capitalized. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation or amortization are removed from the accounts, and any gain or loss is credited or charged to income.

       Asset Impairment

The Group continually evaluates whether events and circumstances have occurred which may indicate that their long-lived assets may be impaired. The Group evaluates impairment based upon estimated undiscounted cash flows over the remaining life of the long-lived assets. Management believes the carrying value of all long-lived assets at October 31, 1997, are recoverable through normal operations or sale of the related dealerships.

       Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)     INVENTORIES

Inventories consist of the following components:

                                          Specific
                                             Unit          LIFO
                                          Dealerships  Dealerships    Total
                                          -----------  -----------    -----

       New vehicles                       $32,658        $10,905      $43,563
       Used vehicles                       20,645          4,938       25,583
       Parts and accessories                3,841          1,705        5,546
                                          -------        -------      -------
                                           57,144         17,548       74,692
       Cumulative LIFO reserve                  -         (2,534)      (2,534)
       Inventory valuation reserve           (825)             -         (825)
                                          -------        -------      -------
                                          $56,319        $15,014      $71,333
                                          =======        =======      =======

Due to the Group's inventory balance at October 31, 1997 being lower than the inventory balance at December 31, 1996, the Group had a LIFO decrement which resulted in approximately $601 of additional net income for the ten-month period ended October 31, 1997. This decrement occurred due to the Group not receiving its new car models as of October 31, 1997 and is expected to reverse by December 31, 1997.

(4)     NOTES PAYABLE

        Floor Plan Notes Payable

Floor plan notes payable reflect amounts for the purchase of specific new and certain used vehicle inventory, are payable to various lenders, and bear interest at variable rates that ranged from 7.6% to 9.5% for the period ended October 31, 1997. The aggregate approved credit lines are $91,478 at October 31, 1997. Payments on the floor plan notes payable are due when the related vehicles are sold. The floor plan notes payable are secured by the vehicle inventories of the Group.

Interest under the floor plan notes is payable on a monthly basis. Interest expense on floor plan notes payable totaled approximately $3,403 for the period ended October 31, 1997, before manufacturer interest assistance. Manufacturer interest assistance totaled approximately $879 for the ten-month period ended October 31, 1997. Interest expense under the floor plan notes payable, net of manufacturer interest assistance, has been recorded as a component of cost of sales in the accompanying combined statement of operations.

       Long-Term Debt



Long-term debt is comprised of the following:
        Mortgage note payable to Ford Motor Credit Corporation; payable in monthly principal and interest installments of $10; balloon payment for the remaining principal plus interest due June 2003; bearing interest at the prime rate (8.5% at October 31, 1997); secured
             by certain real estate of the Group.                                     $  808

        Mortgage note payable to Ford Motor Credit Corporation; payable in monthly principal and interest installments of $10; balloon payment for the remaining principal plus interest due October 2004; bearing interest at the commercial paper rate plus 3.5% (9% at October 31,
             1997); secured by certain real estate of the Group.                         882

        Mortgage note payable to Comerica; payable in monthly principal and interest installments of $34; balloon payment for the remaining principal plus interest due October 1999; bearing interest at the prime rate (8.5% at October 31, 1997); secured by certain real
             estate of the Group.                                                      3,857

        Mortgage note payable to Bank of America; payable in monthly principal and interest installments of $14; balloon payment for the remaining principal plus interest due November 2007; bearing interest at the average 6-month certificate of deposit rate plus 2.09% (7.84% at
             October 31, 1997); secured by certain
             real estate of the Group.                                                $ 1,884

        Mortgage note payable to Comerica; payable in monthly principal and interest payments of $13; balloon payment for the remaining principal plus interest due October 2005; bearing interest at a fixed rate of 8.45%; secured by certain real estate
             of the Group.                                                              1,556

        Note payable to Comerica; payable in monthly principal payments of $17 plus interest through April 2000; bearing interest at the prime rate (8.5% at October 31, 1997); secured
             by all assets of Newport Beach Cars, Inc.                                    467

        Note payable to Bank of America; payable in monthly principal payments of $6 plus interest through December 2001; balloon payment for the remaining principal plus interest due December 2001; bearing interest at the bank's reference rate; secured by all assets of
             Orange County Automotive
             Imports, Inc.                                                                917

        Note payable to Ford Motor Credit Company; payable in monthly principal payments of $11 plus interest through July 2001; balloon payment for the remaining principal plus interest due July 2001; bearing
             interest at the prime rate (8.5% at October 31, 1997).                       488

        Note payable to Comerica; payable in monthly principal payments of $8 plus interest through September 2000; bearing interest at the prime rate (8.5% at October 31, 1997); secured
             by accounts receivable and inventory of SMI Motors, Inc.                     583

        Various third-party notes payable; payable in monthly principal and interest payments from $1 to $8 through October 1999; bearing interest at rates varying from 7% to 9%; secured by
             various assets of the Group.                                                 342
                                                                                      -------
                                                                                       11,784
             Less- Current maturities                                                    (967)
                                                                                      -------
                                                                                      $10,817
                                                                                      =======

       Notes Payable - Related Party

The Group is obligated under various notes payable to stockholders which total $2,964. The notes require monthly interest payments calculated at various rates ranging from prime (8.5% at October 31, 1997) to prime plus 1% (9.5% at October 31, 1997). Principal amounts are due on demand. Interest expense on these notes for the year ended October 31, 1997, was approximately $222 and is included in interest expense in the accompanying combined statement of operations.

Pursuant to the Merger and Acquisition Agreement, the notes payable to related parties are to be contributed to capital upon closing.

Subsequent to yearend, $450 of principal payments, related to the related party notes payable, were remitted to the owners.

       Debt Maturity

Maturities of long-term debt and notes payable to related parties are as follows:

                  Year ending October 31-
                     1998                                $ 3,931
                     1999                                  4,467
                     2000                                    533
                     2001                                    448
                     2002                                    366
                     Thereafter                            5,003
                                                         -------
                                                         $14,748
                                                         =======


         Fair Value of Borrowings

The fair value of the Group's borrowings approximate their carrying amounts due primarily to their variable interest rates and current maturities.

(5)    ACCOUNTS RECEIVABLE

Accounts receivable consists of the following at October 31, 1997:

                  Contracts in transit                          $11,052
                  Dealers and others                              4,209
                  Parts and service                               1,349
                  Manufacturer and others                         1,584
                  Finance company                                   560
                  Other                                             801
                  Allowance for doubtful accounts                  (222)
                                                                -------
                           Total accounts receivable, net       $19,333
                                                                =======

       Fair Value of Receivables

The fair value of accounts receivable approximates the carrying value, net of related reserves.

(6)    DEFERRED INCOME TAXES

The income tax benefit (provision) for the ten-month period ended October 31, 1997, is as follows:

                  Current:
                     Federal                                    $(681)
                     State                                       (210)
                                                                -----
                                                                 (891)
                                                                -----
                  Deferred:
                     Federal                                      254
                     State                                         46
                                                                -----
                                                                  300
                                                                -----
                                                                $(591)
                                                                =====


Deferred tax assets consist of the following as of October 31, 1997:

                  Current deferred taxes:
                     Assets:
                         Prepaid extended warranty contracts     $157
                         Vacation accruals                          1
                         Inventory capitalization                  32
                         Accrued bonuses                          144
                                                                 ----
                             Total current deferred tax assets    334

                     Liability:
                         LIFO to FIFO conversion                  (83)
                                                                 ----
                             Net current deferred tax assets      251

                     Noncurrent deferred tax assets:
                         Leasehold improvements                    68
                                                                 ----
                             Total deferred tax assets           $319
                                                                 ====


A valuation allowance for deferred tax assets is required if it is more likely than not that a tax benefit will not be realized. No valuation allowance has been recorded by the Group, however, future changes in operations may affect management's evaluation of the realizability of deferred tax assets.

The differences in income taxes provided and the amounts determined by applying the federal statutory rate to income before income taxes result from the following:

        Income tax provision using federal statutory rate        $ 1,883
        Amounts taxed directly to stockholders                    (1,391)
                                                                 -------
        Income tax provision for C Corporations                      492
        State income taxes, net of federal benefit                    92
        Meals and entertainment                                       20
        Other                                                        (13)
                                                                 -------
        Provision for income taxes                               $   591
                                                                 =======


As of October 31, 1997, the Group has no net operating loss carryforwards for income tax purposes.

(7)    STOCKHOLDERS' EQUITY

The capital structure of the corporations included in the combined balance sheet as of October 31, 1997, net of eliminations, is as follows:

                                 Common        Other          Par                        Shares
                              Stockholder  Stockholders'   Value per      Shares       Issued and               Retained
           Entity              Percentage   Percentage       Share      Authorized    Outstanding    Capital    Earnings
           ------             -----------  -------------   ---------    ----------    -----------    -------    --------
Carwell Corporation                55%           45%         $1,000             10            10       $   10     $ 5,409
Manhattan Motors, Inc.            100%            -          $   30         10,000        10,000          300         501
Costa Mesa Cars, Inc.              75%           25%         No Par        100,000        60,000        1,287         563
Newport Beach Cars, Inc.           80%           20%         No Par        100,000        60,000          600         707
Torrance Nissan                  39.5%         60.5%         $  100            750           396           40       1,542
Manhattan Beach Motors, Inc.      100%            -          No Par         10,000         2,000          470        (391)
Orange County Automotive
    Imports, Inc.                  85%           15%         No Par      1,000,000        10,000          400        (767)
SMI Motors, Inc.                   80%           20%         No Par         10,000         1,000          400         452
G.B. Imports Sales and
    Service, Inc.                  50%           50%         No Par          1,000           700         -          1,870
West Colton Cars, Inc.             60%           40%         No Par        100,000        12,000        1,200        (434)
BH Cars, Inc.                      60%           40%         No Par        100,000        10,000          650          29
Prime Auto Resources, Inc.         70%           30%         No Par      1,000,000        10,000           10          90
Real Estate Acquisitions            -             -               -              -             -            -      (1,409)
                                                                         ---------       -------       ------     -------
         Total                                                           2,431,760       176,106       $5,367     $ 8,162
                                                                         =========       =======       ======     =======

(8)    COMPENSATION PROGRAMS

The Group currently pays a salary and/or bonus to its owners. The bonus is determined based upon the operating performance of the individual dealerships. The amount of salary and bonuses paid during the ten-month period ended October 31, 1997 was $258 and $2,403, respectively.

(9)    COMMITMENTS, CONTINGENCIES, RISKS AND UNCERTAINTIES

       Major Supplier and Dealer Agreement

The Group purchases substantially all of its new vehicle, spare parts and accessories inventories from manufacturers at the prevailing prices charged by the manufacturers to all franchised dealers. The Group's overall sales could be impacted by the manufacturers' inability or unwillingness to supply the dealership with an adequate supply of popular models.

The Group enters into agreements ("Dealer Agreements") with the various manufacturers. The Dealer Agreements generally limit the location of the dealership and requires automaker approval for changes in dealership management and ownership. The automakers are also entitled to terminate the respective agreement if the dealership violates the terms of the Dealer Agreements.

The Group's ability to expand operations and consummation of the Merger and Acquisition Agreement depends, in part, on obtaining consents of the manufacturers.

       Customer Financing Arrangements

The Group is contingently liable to various financial institutions and insurance companies to refund fees received for arranging the financing of its vehicle sales and for sales of extended warranty contracts. The contingent liability, which represents the Group's maximum obligation if its customers would fail to honor their obligations under these financing, insurance and warranty arrangements, was approximately $415 at October 31, 1997.

       Operating Leases

The Group leases certain dealership facilities and various equipment. Certain facilities leased are owned by stockholders. Under the terms of the lease agreements, the Group is required to make monthly lease payments ranging from $1 to $50 through the year 2011.

Future minimum lease payments at October 31, 1997, are as follows:


                                        Related       Third
                                        Parties      Parties        Total
                                        -------      -------        -----

         Year ending October 31-
            1998                         $  805      $ 3,146      $ 3,951
            1999                            821        2,935        3,756
            2000                            838        2,858        3,696
            2001                            854        2,657        3,511
            2002                            872        2,160        3,032
            Thereafter                    3,822        7,485       11,307
                                         ------      -------      -------
                                         $8,012      $21,241      $29,253
                                         ======      =======      =======

Rental expense for the ten-month period ended October 31, 1997, was approximately $3,261, of which approximately $667 was paid to related parties.

       Government Regulations

Substantially all of the Group's facilities are subject to federal, state and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does the Group expect such compliance to have, a material effect upon the capital expenditures, operating results, financial position or competitive position of the Group. Management believes that its current practices and procedures for the control and disposition of wastes comply with applicable federal, state and local requirements.

       Litigation

The Group is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Group's financial position, results of operations or liquidity.

       Manufacturer Contribution

In connection with the June 1997 acquisition of Infiniti of Beverly Hills, by BH Cars, Inc., Nissan Motor Corporation USA contributed $450 which was contingent on the continued employment of a stockholder. Pursuant to the Merger and Acquisition Agreement (Note 1), this stockholder has agreed to repay the entire amount in the event of voluntary termination or termination with cause.

(10)   BENEFIT PLAN

The Group sponsors a 401(k) savings plan that is available to all full-time employees at least 21 years of age. Employees may contribute not less than 1% and no more than 20% of compensation in each year, subject to the limitations prescribed by law. Each dealership in the group determines what amount, if any, will be contributed to the plan each year. The Group made no contributions for the ten-month period ended October 31, 1997.

        UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

     REPUBLIC INDUSTRIES, INC., AUTONATION INCORPORATED, ED MULLINAX, INC., GRUBB AUTOMOTIVE, KENDALL AUTOMOTIVE GROUP, AAA DISPOSAL SERVICE, INC.,
              YORK WASTE DISPOSAL, INC., SHAD MANAGEMENT COMPANY,
                 BANKSTON AUTOMOTIVE GROUP, JOHN LANCE COMPANY,
     VALUE RENT-A-CAR, INC., COURTESY AUTO GROUP, SNAPPY CAR RENTAL, INC., DESERT AUTOMOTIVE GROUP, EURODOLLAR (HOLDINGS) PLC, QUINLAN AUTOMOTIVE GROUP, EMICH OLDSMOBILE, INC. AND AFFILIATES, ANDERSON DEALERSHIP GROUP AND AFFILIATES,
               DOBBS AUTOMOTIVE GROUP, ABRAHAM AUTOMOTIVE GROUP,
       CHAMPION AUTOMOTIVE GROUP AND SOUTHERN CALIFORNIA AUTOMOTIVE GROUP

     The following Unaudited Condensed Consolidated Pro Forma Financial Statements include the consolidated financial statements of Republic Industries, Inc. and subsidiaries (the "Company") which include the results of operations of Silver State Disposal Service, Inc. ("Silver State") which the Company acquired in August 1997; De La Cruz Auto Group ("De La Cruz") which the Company acquired in July 1997; The Pierce Corporation ("Pierce") which the Company acquired in June 1997; Flemington Car and Truck Country and certain related dealerships ("Flemington"), Spirit Rent-A-Car, Inc. ("Spirit"), Chesrown Automotive Group ("Chesrown") and Bledsoe Dodge, Inc. ("Bledsoe") which the Company acquired in May 1997; National Car Rental System, Inc. ("National"), Maroone Automotive Group ("Maroone"), Wallace Automotive Group ("Wallace") and Taormina Industries, Inc. ("Taormina") which the Company acquired in February 1997 and Carlisle Motors, Inc. ("Carlisle") which the Company acquired in January 1997. These transactions have been accounted for under the pooling of interests method of accounting and, accordingly, the Company's historical consolidated financial statements have previously been restated as if the Company, Silver State, De La Cruz, Pierce, Flemington, Spirit, Chesrown, Blesdoe, National, Maroone, Wallace, Taormina and Carlisle had operated as one entity since inception. In October 1997, the Company sold its electronic security services division resulting in an after tax gain of approximately $230.0 million recorded in the fourth quarter of 1997. Accordingly, the Company's consolidated financial statements have been restated to report separately the operating results of the electronic security services division as discontinued operations.

     The following Unaudited Condensed Consolidated Pro Forma Balance Sheet presents the pro forma financial position of the Company as of September 30, 1997 as if the acquisitions of EuroDollar (Holdings) PLC ("EuroDollar"), Quinlan Automotive Group ("Quinlan") and Emich Oldsmobile, Inc. and Affiliates ("Emich"), which the Company acquired in October 1997; Anderson Dealership Group and Affiliates ("Anderson"), Dobbs Automotive Group ("Dobbs"), Abraham Automotive Group ("Abraham") and Champion Automotive Group ("Champion"), which the Company acquired in January 1998; and the pending acquisition of Southern California Automotive Group, ("Southern"), had been consummated as of September 30, 1997.

     The following Unaudited Condensed Consolidated Pro Forma Statements of Operations for the nine months ended September 30, 1997 and for the year ended December 31, 1996 present the pro forma results of operations of the Company as if the acquisitions of EuroDollar, Quinlan, Emich, Anderson, Dobbs, Abraham, Southern and Champion as well as the acquisitions of AutoNation Incorporated ("AutoNation"), Ed Mullinax, Inc. and subsidiaries ("Mullinax") and Grubb Automotive ("Grubb"), which were acquired in January 1997; Kendall Automotive Group ("Kendall"), AAA Disposal Service, Inc. ("AAA"), York Waste Disposal, Inc. ("York"), which were acquired in February 1997; Shad Management Company ("Shad") and Bankston Automotive Group ("Bankston") which were acquired in May 1997; the John Lance Company ("Lance") which was acquired in June 1997; Value Rent-A-Car, Inc. ("Value") and Courtesy Auto Group ("Courtesy") which the Company acquired in July 1997; Snappy Car Rental, Inc. ("Snappy") which the Company acquired in August 1997; and Desert Automotive Group ("Desert"), which the Company acquired in September 1997 had been consummated as of January 1, 1996. The pro forma statement of operations for the year ended December 31, 1996 also contains pro forma adjustments related to certain equity transactions in 1996 and 1997 which resulted in net proceeds to the Company of approximately $1.1 billion (the "Equity Transactions").

     The unaudited pro forma earnings per common and common equivalent share is based on the combined weighted average number of common shares and common share equivalents outstanding which include, where appropriate, the assumed exercise or conversion of warrants and options. In computing the unaudited pro forma earnings per common and common equivalent share, the Company utilizes the treasury stock method.

     These Unaudited Condensed Consolidated Pro Forma Financial Statements should be read in conjunction with the respective historical consolidated or combined financial statements and notes thereto of the Company, AutoNation, Mullinax, Grubb, Kendall, AAA, York, Shad, Bankston, Lance, Value, Courtesy, Snappy, Desert, EuroDollar, Quinlan, Emich, Anderson, Dobbs, Abraham, Champion and Southern. These Unaudited Condensed Consolidated Pro Forma Financial Statements were prepared utilizing the accounting policies of the respective entities as outlined in their historical financial statements except as described in the accompanying notes. The acquisitions of AutoNation, Mullinax, Grubb, Kendall, York, Shad, Bankston, Lance, Value, Courtesy, Snappy, EuroDollar, Quinlan, Emich, Anderson, Dobbs, Abraham and Champion and the pending acquisition of Southern have been or will be accounted for under the purchase method of accounting. Accordingly, the Unaudited Condensed Consolidated Pro Forma Financial Statements reflect the Company's preliminary allocations of the purchase prices of such acquisitions which will be subject to further adjustments as the Company finalizes the allocations of the purchase prices in accordance with generally accepted accounting principles. The acquisitions of AAA and Desert have been accounted for under the pooling of interests method of accounting and, accordingly, have been included in the Company's historical results of operations for the nine months ended September 30, 1997. Such acquisitions were not material and consequently prior period financial statements have not been restated and pro forma statements of operations for 1995 and 1994 have not been included herein. The unaudited condensed consolidated pro forma results of operations do not necessarily reflect actual results which would have occurred if the acquisitions or the Equity Transactions had taken place on the assumed dates, nor are they necessarily indicative of the results of future combined operations.

                           REPUBLIC INDUSTRIES, INC.
  EURODOLLAR (HOLDINGS) PLC, QUINLAN AUTOMOTIVE GROUP, EMICH OLDSMOBILE, INC.
   AND AFFILIATES, ANDERSON DEALERSHIP GROUP AND AFFILIATES, DOBBS AUTOMOTIVE
         GROUP, ABRAHAM AUTOMOTIVE GROUP, CHAMPION AUTOMOTIVE GROUP AND
                      SOUTHERN CALIFORNIA AUTOMOTIVE GROUP

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                 (In millions)

                                             REPUBLIC    EURODOLLAR     QUINLAN     EMICH      ANDERSON     DOBBS      ABRAHAM
                                             --------    ----------    --------     -----      --------     -----      -------
            ASSETS
Current assets:
  Cash and cash equivalents                     $206.2       $4.4          $ --      $12.2       $1.8         $29.4      $5.7
  Accounts receivable, net                       819.2       48.4           8.1       11.8        7.3          20.4       8.8
  Prepaid expenses and other current
    assets                                       245.6       18.2            .6         .4         .4          11.8        .3
  Inventory                                      931.2        1.8          21.7       32.1       30.4          48.2      26.2
  Revenue earning vehicles, net                4,317.6      249.1            --         --         --            --        --
                                            ----------   --------       -------    -------    -------      --------   -------
        Total current assets                   6,519.8      321.9          30.4       56.5       39.9         109.8      41.0

Property and equipment, net                    1,934.0       23.1           4.7        2.2        3.4           6.3      12.3
Intangible assets, net of
  accumulated amortization                     1,211.4         --           1.8         .2         .6            .6        --
Other assets                                      72.4         .2            .3         .5        1.7            .4       1.4
                                            ----------   --------       -------    -------    -------      --------   -------
        Total assets                        $  9,737.6   $  345.2       $  37.2    $  59.4    $  45.6      $  117.1   $  54.7
                                            ==========   ========       =======    =======    =======      ========   =======


      LIABILITIES AND
    SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued
    expenses                                     831.9       35.9           5.7        9.8        6.7          17.1       7.7
  Current portion of long-term
    debt and notes payable                     3,772.2      232.7          20.0       30.6       30.4          71.1      14.2

  Deferred revenue and other
    current liabilities                          413.2        2.9           1.9         --         --           2.6       8.7
                                            ----------   --------       -------    -------    -------      --------   -------

        Total current liabilities              5,017.3      271.5          27.6       40.4       37.1          90.8      30.6

Long-term debt, net of current
  maturities                                   1,270.6         --           1.8         --        2.3            --        --
Deferred income taxes and
  other liabilities                              387.1       16.2            .4         .5        1.1           6.4        --
                                            ----------   --------       -------    -------    -------      --------   -------
        Total liabilities                      6,675.0      287.7          29.8       40.9       40.5          97.2      30.6
                                            ----------   --------       -------    -------    -------      --------   -------

Shareholders' equity:
  Common stock                                     4.2        4.0            .1         .8         --           2.5        --

  Additional paid-in capital                   2,827.3       54.4           1.4         .2         --           7.7        --

  Retained earnings                              231.1        (.9)          5.9       17.5        5.1           9.7      24.1
                                            ----------   --------       -------    -------    -------      --------   -------
        Total shareholders' equity             3,062.6       57.5           7.4       18.5        5.1          19.9      24.1
                                            ----------   --------       -------    -------    -------      --------   -------

        Total liabilities and
          shareholders' equity                $9,737.6     $345.2         $37.2      $59.4      $45.6        $117.1     $54.7
                                            ==========   ========       =======    =======    =======      ========   =======

                                                                                                 PRO FORMA
                                                                                                 ADJUSTMENTS
                                                                                            ----------------------
                                               CHAMPION(1)   SOUTHERN(1)    COMBINED          DR.          CR.         PRO FORMA
                                               -----------   -----------  ------------      -------     ----------     ---------
            ASSETS
Current assets:
  Cash and cash equivalents                     $  7.6          $11.0     $      278.3       $124.4(f)    $402.7(e)    $      --
  Accounts receivable, net                        19.5           19.3            962.8                                     962.8
  Prepaid expenses and other current
    assets                                         1.4            1.9            280.6                                     280.6
  Inventory                                       52.1           71.3          1,215.0         45.2(a)                   1,260.2
  Revenue earning vehicles, net                     --             --          4,566.7                                   4,566.7
                                            ----------        -------     ------------       ------       ------       ---------
        Total current assets                      80.6          103.5          7,303.4        169.6        402.7         7,070.3

Property and equipment, net                        9.0           11.2          2,006.2                                   2,006.2
Intangible assets, net of
  accumulated amortization                          --             --          1,214.6        427.2(b)                   1,641.8
Other assets                                       1.2             .8             78.9                                      78.9
                                            ----------        -------     ------------       ------       ------       ---------
        Total assets                        $     90.8        $ 115.5     $   10,603.1       $596.8       $402.7       $10,797.2
                                            ==========        =======     ============       ======       ======       =========


      LIABILITIES AND
    SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued
    expenses                                      10.3           10.2            935.3                                     935.3
  Current portion of long-term
    debt and notes payable                        65.3           72.2          4,308.7                                   4,308.7
  Deferred revenue and other
    current liabilities                            3.4            8.4            441.1                                     441.1
                                            ----------        -------     ------------       ------       ------       ---------
        Total current liabilities                 79.0           90.8          5,685.1                                   5,685.1

Long-term debt, net of current
  maturities                                        --           10.8          1,285.5                     124.4(f)
                                                                                                            31.7(e)      1,441.6
Deferred income taxes and
  other liabilities                                2.6             .4            414.7                                     414.7
                                            ----------        -------     ------------       ------       ------       ---------
        Total liabilities                         81.6          102.0          7,385.3                     156.1         7,541.4
                                            ----------        -------     ------------       ------       ------       ---------









Shareholders' equity:
  Common stock                                      --            5.1             16.7         12.5(c)        .1(d)          4.3

  Additional paid-in capital                        --             .2          2,891.2         63.9(c)     193.1(d)      3,020.4

  Retained earnings                                9.2            8.2            309.9         78.8(c)                     231.1
                                            ----------        -------     ------------       ------       ------       ---------
        Total shareholders' equity                 9.2           13.5          3,217.8        155.2        193.2         3,255.8
                                            ----------        -------     ------------       ------       ------       ---------

        Total liabilities and
          shareholders' equity                  $ 90.8         $115.5        $10,603.1       $155.2       $349.3       $10,797.2
                                            ==========        =======     ============       ======       ======       =========

-------------------------

(1) Balances as of October 31, 1997.

        The accompanying notes are an integral part of these statements.

                           REPUBLIC INDUSTRIES, INC.,
                   AUTONATION INCORPORATED, GRUBB AUTOMOTIVE,
              KENDALL AUTOMOTIVE GROUP, YORK WASTE DISPOSAL, INC.,
              SHAD MANAGEMENT COMPANY, BANKSTON AUTOMOTIVE GROUP,
        JOHN LANCE COMPANY, VALUE RENT-A-CAR, INC., COURTESY AUTO GROUP,
 SNAPPY CAR RENTAL, INC., EURODOLLAR (HOLDINGS) PLC, QUINLAN AUTOMOTIVE GROUP, EMICH OLDSMOBILE, INC. AND AFFILIATES, ANDERSON DEALERSHIP GROUP AND AFFILIATES,
  DOBBS AUTOMOTIVE GROUP, ABRAHAM AUTOMOTIVE GROUP, CHAMPION AUTOMOTIVE GROUP
                    AND SOUTHERN CALIFORNIA AUTOMOTIVE GROUP



      UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      (In millions, except per share data)




                                REPUBLIC   AUTONATION(1) GRUBB(1)  KENDALL(2) YORK(2) SHAD(3)  BANKSTON(3)   LANCE(4)    VALUE(5)
                               ---------   ------------- --------  ---------  ------  ------   -----------   --------   --------
Revenue                         $7,377.4      $ 14.2      $42.0      $69.6     $ 6.9   $45.6        $87.0       $31.0     $ 97.0
Expenses:
  Cost of operations             6,139.2        15.1       37.8       63.1       5.2    40.3         75.7        26.6       80.8
  Selling, general and
    administrative                 891.8         8.9        3.8        5.4        .9     4.9         10.4         3.0       24.8
  Restructuring and
    merger expenses                 94.1          --         --         --        --      --           --          --         --
Other (income) expense:
  Interest and other income       (121.5)         --        (.2)       (.2)      (.1)    (.1)         (.5)        (.1)       (.1)
  Interest expense                  13.7         1.1         --         .3        .1      --           .2          --        3.7
                                --------      ------      -----      -----     -----   -----        -----       -----     ------
                                 7,017.3        25.1       41.4       68.6       6.1    45.1         85.8        29.5      109.2
                                --------      ------      -----      -----     -----   -----        -----       -----     ------

Income (loss) before
  income taxes                     360.1       (10.9)        .6        1.0        .8      .5          1.2         1.5      (12.2)
Provision for income taxes         131.1          --         --         --        --      --           --          --         --
                                --------      ------      -----      -----     -----   -----        -----       -----     ------
Income (loss) from
  continuing operations         $  229.0      $(10.9)     $  .6      $ 1.0     $  .8   $  .5        $ 1.2       $ 1.5     $(12.2)
                                ========      ======      =====      =====     =====   =====        =====       =====     ======
Earnings from
  continuing operations per
  share                         $    .54
                                ========
  Weighted average shares
    outstanding                    426.8        17.5        4.0        1.2       1.1      .5          1.4          .8        3.4
                                ========      ======      =====      =====     =====   =====        =====       =====     ======


                                    COURTESY(5)       SNAPPY(6)   EURODOLLAR(7)      QUINLAN(7)
                                    ----------     ------------- -------------      ------------
Revenue                               $86.2           $49.6         $  142.9          $  163.1
Expenses:
  Cost of operations                   74.4            41.8             62.6             143.3
  Selling, general and
    administrative                     11.4             7.7             57.2              15.7
  Restructuring and
    merger expenses                      --              --               --                --
Other (income) expense:
  Interest and other income              --             (.8)             (.2)               --
  Interest expense                       --              .9             12.5                --
                                      -----           -----         --------          --------
                                       85.8            49.6            132.1             159.0
                                      -----           -----         --------          --------

Income (loss) before
  income taxes                           .4              --             10.8               4.1
Provision for income taxes               --              --               --                --
                                      -----           -----         --------          --------
Income (loss) from
  continuing operations               $  .4           $  --         $   10.8          $    4.1
                                      =====           =====         ========          ========

Earnings per share
   from continuing operations

  Weighted average shares
    outstanding                         1.4             1.0               --                --
                                      =====           =====         ========          ========




                                   EMICH(7)     ANDERSON(7)     DOBBS(7)        ABRAHAM(7)     CHAMPION(7)    SOUTHERN(7)
                                -----------    ----------     ----------      ------------    -------------  ------------
Revenue                           $  239.4      $222.0        $694.8           $  169.3       $   271.1        $402.4
Expenses:
  Cost of operations                 208.6       194.8         615.9              144.9           248.6         356.0
  Selling, general and
    administrative                    23.3        23.0          61.3               18.5            16.2          40.6
  Restructuring and
    merger expenses                     --          --            --                 --              --            --
Other (income) expense:
  Interest and other income             --         (.6)         (2.2)               (.5)           (1.1)           --
  Interest expense                      --         2.6           2.8                 .1              .5           1.0
                                  --------      ------        ------           --------       ---------        ------
                                     231.9       219.8         677.8              163.0           264.2         397.6
                                  --------      ------        ------           --------       ---------        ------

Income (loss) before
  income taxes                         7.5         2.2          17.0                6.3             6.9           4.8
Provision for income taxes              --          --            .9                 .4             3.1            .5
                                  --------      ------        ------           --------       ---------        ------
Income (loss) from
  continuing operations           $    7.5      $  2.2        $ 16.1           $    5.9       $     3.8        $  4.3
                                  ========      ======        ======           ========       =========        ======
Earnings per share
  from continuing operations

  Weighted average shares
    outstanding                        1.7         1.7           1.6                 .5              --           4.8
                                  ========      ======        ======           ========       =========         =====

                                                        PRO FORMA
                                                        ADJUSTMENTS
                                                ----------------------------       PRO FORMA
                                  COMBINED         DR.              CR.            COMBINED
                                 ----------     ----------      ------------       ---------
Revenue                           $10,211.5                                       $10,211.5
Expenses:
  Cost of operations                8,574.7        12.1(h)                          8,586.8
  Selling, general and
    administrative                  1,228.8                                         1,228.8
  Restructuring and
    merger expenses                    94.1                                            94.1
Other (income) expense:
  Interest and other income          (128.2)                                         (128.2)
  Interest expense                     39.5                                            39.5
                                   --------      ------           ------           --------
                                    9,808.9        12.1                             9,821.0
                                   --------      ------           ------           --------

Income (loss) before
  income taxes                        402.6        12.1                               390.5
Provision for income taxes            136.0         6.4(j)                            142.4
                                   --------      ------           ------           --------
Income (loss) from
  continuing operations            $  266.6      $ 18.5                            $  248.1
                                   ========      ======           ======           ========
Earnings per share
  from continuing operations                                                       $    .56
                                                                                   ========
 Weighted average shares
    outstanding                       469.4       (26.0)(k)                           443.4
                                   ========      ======                            ========



---------------------

(1) Represents the pre-acquisition results of operations for the month of January 1997.

(2) Represents the pre-acquisition results of operations for the months of January and
    February 1997.

(3) Represents the pre-acquisition results of operations for the months
    January through April 1997.

(4) Represents the pre-acquisition results of operations for the months
    January through May 1997.

(5) Represents the pre-acquisition results of operations for the months of January through June 1997.

(6) Represents the pre-acquisition results of operations for the months of January through July 1997.

(7) Represents the pre-acquisition results of operations for the months of January through September 1997.





        The accompanying notes are an integral part of these statements.

                          REPUBLIC INDUSTRIES, INC.,
                  AUTONATION INCORPORATED, ED MULLINAX, INC.,
                 GRUBB AUTOMOTIVE, KENDALL AUTOMOTIVE GROUP,
             AAA DISPOSAL SERVICE, INC., YORK WASTE DISPOSAL, INC.,
             SHAD MANAGEMENT COMPANY, BANKSTON AUTOMOTIVE GROUP,
        JOHN LANCE COMPANY, VALUE RENT-A-CAR, INC., COURTESY AUTO GROUP, SNAPPY CAR RENTAL, INC., DESERT AUTOMOTIVE GROUP, EURODOLLAR (HOLDINGS) PLC,
         QUINLAN AUTOMOTIVE GROUP, EMICH OLDSMOBILE, INC. AND AFFILIATES,
                   ANDERSON DEALERSHIP GROUP AND AFFILIATES,
  DOBBS AUTOMOTIVE GROUP, ABRAHAM AUTOMOTIVE GROUP, CHAMPION AUTOMOTIVE GROUP
                    AND SOUTHERN CALIFORNIA AUTOMOTIVE GROUP

      UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                      (In millions, except per share data)

                              REPUBLIC   AUTONATION   MULLINAX   GRUBB   KENDALL   AAA    YORK   SHAD  BANKSTON(1) LANCE    VALUE
                             ---------   ----------   --------   ------  -------  -----  -----   ----- --------    -----   -------
Revenue                      $6,094.6      $ 31.5      $659.0    $440.0  $405.8   $32.4  $39.3   $92.4  $ 285.7    $65.7   $  173.8
Expenses:
  Cost of operations          5,066.0        42.8       589.8     384.8   367.1    23.7   31.8    82.8    247.2     56.0      142.4
  Selling, general and
    administrative              915.8        38.5        54.5      46.9    34.3     5.1    4.6     9.4     32.7      7.8       44.2
  Restructuring and merger
    expenses                     38.3         --          --        --      --      --     --       --       --       --         --
Other (income) expense:
  Interest and other income     (35.3)        --          --       (2.0)    (.7)    (.2)   (.3)    (.2)      --      (.1)       1.8
  Interest expense               45.4         5.6          .9       4.3     1.3      .5     .7      --      2.5       --        6.6
                             --------      ------      ------    ------  ------   -----  -----   -----  -------    -----    -------
                              6,030.2        86.9       645.2     434.0   402.0    29.1   36.8    92.0    282.4     63.7      195.0
                             --------      ------      ------    ------  ------   -----  -----   -----  -------    -----    -------
Income (loss) before
  income taxes and
  extraordinary charge           64.4       (55.4)       13.8       6.0     3.8     3.3    2.5      .4      3.3      2.0      (21.2)
Provision (benefit) for
  income taxes                   57.0          --          --        --      --      --     --      .4       .1       --         --
                             --------      ------      ------    ------  ------   -----  -----   -----  -------    -----    -------
Income (loss) from
  continuing operations
  before extraordinary
  charge                     $    7.4      $(55.4)     $ 13.8    $  6.0  $  3.8   $ 3.3  $ 2.5   $  --  $   3.2    $ 2.0    $ (21.2)
                             ========      ======      ======    ======  ======   =====  =====   =====  =======    =====    =======
Earnings from
   continuing operations
   per share before
   extraordinary charge         $ .02
                             ========
  Weighted average shares
    outstanding                 344.1        17.5         3.6       4.0     1.2     2.9    1.1      .5      1.4       .8        3.4
                             ========      ======      ======    ======  ======   =====  =====   =====   ======    =====    =======


                                     COURTESY        SNAPPY           DESERT      EURODOLLAR(1)   QUINLAN         EMICH
                                    ----------     ----------      -----------    ------------- -----------    -------------
Revenue                             $  186.2       $   91.4          $  105.5      $ 176.1        $ 175.3        $  309.9
Expenses:
  Cost of operations                   165.3           80.5              87.6         75.6          151.8           269.7
  Selling, general and
    administrative                      20.3           15.8              12.7         72.6           20.0            36.7
  Restructuring and merger
    expenses                              --             --                --           --             --              --
Other (income) expense:
  Interest and other income             (2.1)          (1.4)             (1.2)         (.3)            --              --
  Interest expense                        .4            1.3                .4         14.7             --              --
                                    --------       --------          --------      -------        -------        --------
                                       183.9           96.2              99.5        162.6          171.8           306.4
                                    --------       --------          --------      -------        -------        --------
Income (loss) before
  income taxes and
  extraordinary charge                   2.3           (4.8)              6.0         13.5            3.5             3.5
Provision (benefit) for
  income taxes                            --           (2.4)               --          3.3             --              --
                                    --------       --------          --------      -------        -------        --------
Income (loss) from
  continuing operations
  before extraordinary
  charge                            $    2.3       $   (2.4)         $    6.0      $  10.2        $   3.5        $    3.5
                                    ========       ========          ========      =======        =======        ========

Earnings from
   continuing operations per
   share before extraordinary
   charge

  Weighted average shares
    outstanding                          1.4            1.0               1.4          --              --             1.7
                                    ========       ========          ========      =======        =======        ========




                                     ANDERSON         DOBBS          ABRAHAM         CHAMPION       SOUTHERN
                                    ----------     ----------      -----------     ------------    ----------
Revenue                             $  210.0       $  861.2          $  230.1          $258.0        $ 443.8
Expenses:
  Cost of operations                   184.2          759.5             196.6           235.8          393.4
  Selling, general and
    administrative                      22.1           79.7              27.0            21.9           46.6
  Restructuring and merger
    expenses
Other (income) expense:
  Interest and other income              (.2)          (3.2)              (.5)           (1.9)          (1.5)
  Interest expense                       2.7            5.6                .2              --             .3
                                    --------       --------          --------         -------        -------
                                       208.8          841.6             223.3           255.8          438.8
                                    --------       --------          --------         -------        -------

Income (loss) before
  income taxes and
  extraordinary charge                   1.2           19.6               6.8             2.2            5.0
Provision (benefit) for
  income taxes                            --             .7                .8              --             .6
                                    --------       --------          --------         -------        -------
Income (loss) from
  continuing operations
  before extraordinary
  charge                            $    1.2       $   18.9          $    6.0         $   2.2        $   4.4
                                    ========       ========          ========         =======        =======


Earnings from
   continuing operations
   per share before
   extraordinary charge

  Weighted average shares
    outstanding                          1.7            1.6                .5              --            4.8
                                    ========       ========          ========         =======        =======


                                                              PRO FORMA
                                                             ADJUSTMENTS
                                                      -------------------------
                                                                                     PRO FORMA
                                      COMBINED            DR.           CR.          COMBINED
                                    -----------       ----------    -----------    -------------
Revenue                            $11,367.7                                        $11,367.7
Expenses:
  Cost of operations                 9,634.4           30.5(h)           42.6(i)      9,617.9
  Selling, general and                                                    4.4(a)
    administrative                   1,569.2                                          1,569.2
  Restructuring and merger
    expenses                            38.3                                             38.3
Other (income) expense:
  Interest and other income            (49.3)           5.6(g)                          (43.7)
  Interest expense                      93.4                             87.8(i)           --
                                                                          5.6(g)
                                   ---------       --------          --------       ---------
                                    11,286.0           36.1             140.4        11,181.7
                                   ---------       --------          --------       ---------



Income (loss) before
  income taxes and
  extraordinary charge                  81.7           36.1             140.4           186.0
Provision (benefit) for
  income taxes                          60.5           41.5(j)                          102.0
                                   ---------       --------          --------       ---------
Income (loss) from
  continuing operations
  before extraordinary
  charge                           $    21.2       $   77.6          $  140.4         $  84.0
                                   =========       ========          ========         =======

Earnings from
   continuing operations
   per share before
   extraordinary charge                                                             $     .20
                                                                                    =========
  Weighted average shares
    outstanding                        394.6           29.8(k)                          424.4
                                    ========       ========                         =========



------------------
(1) Represents the fiscal year ended March 31, 1997.


        The accompanying notes are an integral part of these statements.

               REPUBLIC INDUSTRIES, INC., AUTONATION INCORPORATED,
         ED MULLINAX, INC., GRUBB AUTOMOTIVE, KENDALL AUTOMOTIVE GROUP,
AAA DISPOSAL SERVICE, INC., YORK WASTE DISPOSAL, INC., SHAD MANAGEMENT COMPANY,
                 BANKSTON AUTOMOTIVE GROUP, JOHN LANCE COMPANY,
     VALUE RENT-A-CAR, INC., COURTESY AUTO GROUP, SNAPPY CAR RENTAL, INC.,
              DESERT AUTOMOTIVE GROUP, EURODOLLAR (HOLDINGS) PLC,
         QUINLAN AUTOMOTIVE GROUP, EMICH OLDSMOBILE, INC. AND AFFILIATES,
                   ANDERSON DEALERSHIP GROUP AND AFFILIATES,
  DOBBS AUTOMOTIVE GROUP, ABRAHAM AUTOMOTIVE GROUP, CHAMPION AUTOMOTIVE GROUP
                    AND SOUTHERN CALIFORNIA AUTOMOTIVE GROUP


                   NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                         PRO FORMA FINANCIAL STATEMENTS

(a) Represents an entry to conform the inventory accounting policies of acquired companies from LIFO to the specific identification method.
(b) Represents an entry to record intangible assets resulting from the preliminary allocations of the purchase prices for the acquisitions of EuroDollar, Quinlan, Emich, Anderson, Dobbs, Abraham and Champion and the pending acquisition of Southern as follows (in millions):

        Shares of Republic Common Stock to be issued................       10.3
        Value of Republic Common Stock, cash consideration
          and notes issued..........................................     $627.6
        Historical net assets.......................................     (155.2)
        Write-up of inventory to fair value.........................      (45.2)
                                                                         ------
        Allocation to intangible assets.............................     $427.2
                                                                         ======

(c) Represents an entry to eliminate the historical equity balances of EuroDollar, Quinlan, Emich, Anderson, Dobbs, Abraham,
     Champion and Southern.
(d) Represents the recording of equity resulting from the Company's issuance of Common Stock to effect the acquisitions of Emich, Anderson, Dobbs, Abraham and Southern.
(e) Represents an entry to record the cash paid and notes issued for the acquisitions of EuroDollar, Quinlan, Anderson, Dobbs, Abraham and Champion.
(f) Represents an entry to record borrowings to fund cash paid for acquisitions.
(g) Represents an entry to eliminate interest on advances from the Company to AutoNation.
(h) Represents an adjustment to record amortization, on a straight-line basis, of the intangible assets resulting from the preliminary purchase price allocations of AutoNation, Mullinax (1996 only), Grubb, Kendall, York, Shad, Bankston, Lance, Value, Courtesy, Snappy, EuroDollar, Quinlan, Emich, Anderson, Dobbs, Abraham, Champion and Southern. Intangible assets resulting from these purchases are being amortized over a 40 year life which approximates the estimated useful life.
(i) Represents the assumed interest savings on the payoff of a portion of the existing indebtedness outstanding as of January 1, 1996 of the combined entity with the proceeds from the 1996 and 1997 Equity Transactions which are also assumed to have occurred as of January 1, 1996.
(j) Represents the incremental change in the combined entity's provision for income taxes as a result of the pre-tax income (loss) of AutoNation, Mullinax, Grubb, Kendall, York, AAA, Shad, Bankston, Lance, Value, Courtesy, Snappy, Desert, EuroDollar, Quinlan, Emich, Anderson, Dobbs, Abraham, Champion and Southern and all pro forma adjustments as described above.
(k) Includes the weighted average effect of shares issued in the acquisitions and/or the 1996 and 1997 Equity Transactions.



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